    AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON DECEMBER 7, 1999



                                                      REGISTRATION NO. 333-86199

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                           -------------------------


                                AMENDMENT NO. 1


                                       TO

                              NOTE EXCHANGE OFFER
                                       ON

                                    FORM S-4
                             REGISTRATION STATEMENT
                                     UNDER
                           THE SECURITIES ACT OF 1933
                           -------------------------

                             AMKOR TECHNOLOGY, INC.
             (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

            DELAWARE                           3674                          23-1722724
(STATE OR OTHER JURISDICTION OF    (PRIMARY STANDARD INDUSTRIAL           (I.R.S. EMPLOYER
 INCORPORATION OR ORGANIZATION)    CLASSIFICATION CODE NUMBER)         IDENTIFICATION NUMBER)

                             1345 ENTERPRISE DRIVE

                             WEST CHESTER, PA 19380
                                 (610) 431-9600
  (ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE NUMBER, INCLUDING AREA CODE, OF
                   REGISTRANT'S PRINCIPAL EXECUTIVE OFFICES)

                                KENNETH T. JOYCE

                            CHIEF FINANCIAL OFFICER
                             AMKOR TECHNOLOGY, INC.
                             1345 ENTERPRISE DRIVE
                             WEST CHESTER, PA 19380
                                 (610) 431-9600
 (NAME, ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE NUMBER, INCLUDING AREA CODE,
                             OF AGENT FOR SERVICE)

                                   COPIES TO:
                            DONNA M. PETKANICS, ESQ.
                            BRUCE M. MCNAMARA, ESQ.
                             THOMAS I. SAVAGE, ESQ.

                              LINDA Y. SUNG, ESQ.

                        WILSON SONSINI GOODRICH & ROSATI
                            PROFESSIONAL CORPORATION
                               650 PAGE MILL ROAD
                              PALO ALTO, CA 94304
                                 (650) 493-9300

        APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC:
As soon as practicable after the effective date of this Registration Statement.

     If any of the securities being registered on this Form are to be offered in connection with the formation of a holding company and there is compliance with General Instruction G, check the following box. [ ]

     If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

     If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

                           -------------------------


     THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(a) OF THE SECURITIES ACT OF 1933 OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(a), MAY DETERMINE.
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

     THE INFORMATION IN THIS PROSPECTUS IS NOT COMPLETE AND MAY BE CHANGED. WE MAY NOT SELL SECURITIES UNTIL THE REGISTRATION STATEMENT FILED WITH THE SECURITIES AND EXCHANGE COMMISSION IS EFFECTIVE. THIS PROSPECTUS IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT SOLICITING AN OFFER TO BUY THESE SECURITIES IN ANY STATE WHERE THE OFFER OR SALE IS NOT PERMITTED.


                  SUBJECT TO COMPLETION DATED DECEMBER 7, 1999

PROSPECTUS

                             AMKOR TECHNOLOGY, INC.
                               OFFER TO EXCHANGE
              ALL OUTSTANDING 9 1/4% SENIOR NOTES DUE MAY 1, 2006
                    FOR 9 1/4% SENIOR NOTES DUE MAY 1, 2006,
        WHICH HAVE BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AND
       ALL OUTSTANDING 10 1/2% SENIOR SUBORDINATED NOTES DUE MAY 1, 2009,
             FOR 10 1/2% SENIOR SUBORDINATED NOTES DUE MAY 1, 2009,
          WHICH HAVE BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933


        The exchange offers will expire at 5:00 P.M., New York City time, on
                January   , 1999, unless we extend the deadline.


                           TERMS OF NEW SENIOR NOTES

- MATURITY: The new Senior Notes will mature on May 1, 2006.
- INTEREST PAYMENTS: Interest will be payable in cash in arrears semi-annually on May 1 and November 1 of each year, commencing on November 1, 1999.
- RANKING: The new Senior Notes will be our unsecured senior debt and rank equally with all of our existing and future unsecured senior debt and rank senior to all of our existing and future debt that expressly provides that it is subordinated to the new Senior Notes, including the Senior Subordinated Notes and our 5 3/4% Convertible Subordinated Notes due 2003. The new Senior Notes will be effectively subordinated to all of our existing and future secured debt, if any, to the extent of such security and to all existing and future debt and other liabilities of our subsidiaries.
- REDEMPTION: At any time, we may redeem some or all of the new Senior Notes at redemption prices and on terms specified herein.
- MANDATORY OFFER TO REPURCHASE: If we sell certain assets or experience specific kinds of changes of control, we must offer to repurchase the new Senior Notes at the prices and on the terms specified herein.

                     INVESTING IN THE NOTES INVOLVES RISKS.
                         SEE "RISK FACTORS" ON PAGE 12.
                     TERMS OF NEW SENIOR SUBORDINATED NOTES

-MATURITY: The new Senior Subordinated Notes will mature on May 1, 2009.
- INTEREST PAYMENTS: Interest will be payable in cash in arrears semi-annually on May 1 and November 1 of each year, commencing on November 1, 1999.
- RANKING: The new Senior Subordinated Notes will be our unsecured senior subordinated debt and rank junior in right of payment to all of our existing and future debt (other than our trade payables and our 5 3/4% Convertible Subordinated Notes due 2003), including the Senior Notes, unless the terms of that debt expressly provide that it ranks equal with, or is subordinated in right of payment to the new Senior Subordinated Notes. The new Senior Subordinated Notes will rank senior in right of payment to our 5 3/4% Convertible Subordinated Notes due 2003.
- REDEMPTION: At any time prior to May 1, 2002, we may redeem up to 35% of the new Senior Subordinated Notes with the cash proceeds of offerings of our common stock at redemption prices and on terms specified herein. On or after May 1, 2004, we may redeem some or all of the new Senior Subordinated Notes at redemption prices and on terms specified herein.
- MANDATORY OFFER TO REPURCHASE: If we sell certain assets or experience specific kinds of changes of control, we must offer to repurchase the new Senior Subordinated Notes at the prices and on the terms specified herein.

                          TERMS OF THE EXCHANGE OFFERS

- We will exchange all old Notes that are validly tendered and not withdrawn prior to the expiration of the exchange offers.
- We will not receive any proceeds from the exchange offers.
- We will issue the new Notes promptly after the expiration of the exchange offers.
- You may withdraw tenders of original Notes at any time prior to the expiration of the exchange offers.
- We believe that the exchange of old Notes will not be a taxable event for federal income tax purposes, but you should see "Federal Income Tax Considerations" on page 81 for more information.


  WE ARE MAILING THIS PROSPECTUS AND THE LETTER OF TRANSMITTAL ON DECEMBER   ,
                                     1999.


    Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of the new Notes or determined that this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.


                The date of this prospectus is December   , 1999

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                               TABLE OF CONTENTS


                                                   PAGE
                                                   ----
Available Information............................    ii
Documents Incorporated by Reference..............    ii
Disclosure Regarding Forward-Looking
  Statements.....................................   iii
Use of Certain Terms.............................   iii
Prospectus Summary...............................     1
Risk Factors.....................................    12
Use of Proceeds..................................    16
Our Indebtedness and Financing Agreements........    16



                                                   PAGE
                                                   ----
The Exchange Offers..............................    17
Description of the Notes.........................    25
Additional Terms of the New Notes................    82
Federal Income Tax Consideration.................    82
Plan of Distribution.............................    83
Legal Matters....................................    83
Experts..........................................    84


--------------------------------------------------------------------------------

    THIS PROSPECTUS INCORPORATES IMPORTANT BUSINESS AND FINANCIAL INFORMATION ABOUT US THAT IS NOT INCLUDED IN OR DELIVERED WITH THIS DOCUMENT. THIS INFORMATION IS AVAILABLE WITHOUT CHARGE UPON WRITTEN OR ORAL REQUEST FROM:

                            AMKOR TECHNOLOGY, INC.
                            1345 ENTERPRISE DRIVE
                            WEST CHESTER, PA 19380
                            ATTN: KEVIN HERON, ESQ.
                            PHONE: (610) 431-9600

    In order to ensure timely delivery of documents, any request for documents should be made no later than five (5) business days prior to the expiration date of the exchange offer.

                             AVAILABLE INFORMATION

    We have filed with the Securities and Exchange Commission a registration statement on Form S-4 covering the new Notes to be issued in the exchange offers. This prospectus does not contain all of the information included in the registration statement. Statements contained in this prospectus concerning the provisions of any document are not necessarily complete. You should refer to the copy of these documents filed as an exhibit to the registration statement or otherwise filed by us with the SEC for a more complete understanding of the matter involved. Each statement concerning these documents is qualified in its entirety by reference to the copy of the document filed by us with the SEC.

    We are subject to the informational requirements of the Securities Exchange Act of 1934, as amended, and in accordance with the requirements of the Exchange Act, we file reports and other information with the SEC. You may read and, for a fee, copy any document that we file with the SEC: (1) at the public reference facilities maintained by the SEC at Room 1024, Judiciary Plaza, 450 Fifth Street, N.W., Washington, D.C. 20549, (2) at the regional office of the SEC located at Seven World Trade Center, 13th Floor, New York, New York 10048 or (3) at the regional office of the SEC located at Northwestern Atrium Center, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661. Copies of these documents may also be obtained at prescribed rates from the Public Reference Section of the SEC at Room 1024, Judiciary Plaza, 450 Fifth Street, N.W., Washington, D.C. 20549. You may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330. You may also obtain the documents that we file electronically from the SEC's web site at http://www.sec.gov. Information concerning us is also available for inspection at the offices of the Nasdaq National Market, Reports Section, 1735 K Street, N.W., Washington, D.C. 20006.

                      DOCUMENTS INCORPORATED BY REFERENCE

    The following documents filed with the SEC by us pursuant to the Exchange Act are incorporated by reference in this prospectus:

        1. Our Annual Report on Form 10-K for the fiscal year ended December 31, 1998, filed with the SEC on March 31, 1999, the amendment thereto filed with the SEC on April 30, 1999 and the amendment thereto filed with the SEC on May 20, 1999; (Note with respect to dissolution of Chong Un & Company: The Company had an investment in Anam Semiconductor, Inc. ("ASI") as of December 31, 1997 and for the years ended December 31, 1996 and 1997. The Company sold its investment in ASI on February 16, 1998. ASI had a consolidated subsidiary, Anam Engineering and Construction Co., Ltd., that was audited by Chong Un & Company ("Chong Un"). A copy of the Chong Un 1997 audit report is included in the Registrant's Annual Report on Form 10-K for the fiscal year ended December 31, 1998. The Company has been advised that Chong Un has been dissolved and has ceased to perform accounting and auditing services. Chong Un has not been and will not be available to perform any subsequent review procedures with respect to its report. Further, as a result of its status, Chong Un has not consented to the incorporation by reference of its report into this registration statement. The Company has been advised that the terms of Chong Un's dissolution require the preservation of its reserves in escrow for claims of damages for the next three years and there is no provision to distribute the firm's liquidation assets among its members. The Company understands that judgments, if any, awarded in the US or Korea to ATI investors rendered against Chong Un may be considered as a claim of damages provided that the claim is appropriate under Korean law. The discussion regarding certain effects of the Chong Un dissolution as set forth in this registration statement is not meant and should not be construed in any way as legal advice to any party and any potential purchaser of the Company's securities should consult with his or her own counsel with respect to the effect of the Chong Un dissolution on a potential purchase of the Company's securities or otherwise.)

        2. Our Quarterly Reports on Form 10-Q for the quarter ended March 31, 1999, filed with the SEC on May 17, 1999, the quarter ended June 30, 1999, filed with the SEC on August 16, 1999 and for the quarter ended September 30, 1999, filed with the SEC on November 15, 1999; and



        3. Our Current Report on Form 8-K, filed with the SEC on April 26, 1999, and the amendments thereto filed on Form 8-K/A on June 1, 1999 and August 2, 1999, our Current Report on Form 8-K filed on June 11, 1999, our current Report on Form 8-K filed on August 6, 1999, our Current Report on Form 8-K, filed on November 12, 1999, and the amendment thereto filed on Form 8-K/A on December 7, 1999, and our Current Report on Form 8-K, filed on November 30, 1999.


    All documents filed by us with the SEC pursuant to Sections 13(a) and (c), 14, or 15(d) of the Exchange Act after the date of this prospectus and prior to the termination of the offering of the new Notes offered pursuant to this prospectus shall be deemed to be incorporated by reference in this prospectus and to be a part of this prospectus from the date when we file such documents. Any statement contained in a document incorporated or deemed to be incorporated by reference in this prospectus shall be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained in this prospectus or in any other subsequently filed document which also is or is deemed to be incorporated by reference in this prospectus modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this prospectus.

    As used herein, the term "prospectus" mean this prospectus, including the documents or portions incorporated or deemed to be incorporated in this prospectus by reference, as the same may be amended, supplemented or otherwise modified from time to time. Statements contained in this prospectus as to the contents of any contract or other document referred to herein do not purport to be complete, and where reference is made to the particular provisions of a contract or other document, such provisions are qualified in all respects by reference to all of the provisions of the contract or other document.

                DISCLOSURE REGARDING FORWARD-LOOKING STATEMENTS

    This prospectus contains forward-looking statements that involve risks and uncertainties. You may find these statements under the sections entitled "Summary" or "Risk Factors," or by the use of forward-looking terminology such as "believe," "expect," "anticipate," "estimate," "plan," "project," "may," "will" or other similar words. We have based these forward-looking statements on our own information and on information from other sources that we believe are reliable. Our actual results may differ materially from those expressed or implied by these forward-looking statements as a result of risk factors and other factors noted throughout this prospectus. Given this level of uncertainty, you should not place undue reliance on such forward-looking statements.

                              USE OF CERTAIN TERMS


    All references in this prospectus to "Amkor," "we," "us," "our" or the "company" are to Amkor Technology, Inc. and its subsidiaries. We refer to the acquisition of the Kwangju Packaging Business ("K4"), a semiconductor packaging and test factory, from Anam Semiconductor, Inc. ("ASI") as the "Acquisition." We refer collectively to the Acquisition and the offering of the old Notes as the "Transaction." We refer to the first $41.6 million installment of our equity investment in ASI as the "Investment." We refer to the Republic of Korea, which is also commonly known as South Korea, as "Korea." References to "won" or W are to the currency of Korea. We collectively refer to the old and new Senior Notes as the "Senior Notes" and collectively refer to the old and new Senior Subordinated Notes as the "Senior Subordinated Notes." We collectively refer to the new Senior Notes and the new Senior Subordinated Notes as the "new Notes" and to the old Senior Notes and old Senior Subordinated Notes as the "old Notes." We collectively refer to the Senior Notes Indenture and the Senior Subordinated Notes Indenture as the "Indentures." We define "EBITDA" in footnote
(d) on page 10.

                               PROSPECTUS SUMMARY

    The following summary highlights selected information from this prospectus and may not contain all of the information that is important to you. You should read this prospectus in its entirety for specific terms of the new Notes that we are offering in exchange for the old Notes.

AMKOR TECHNOLOGY, INC.

    Amkor is the world's largest independent provider of semiconductor packaging and test services. We believe that we are also one of the leading developers of advanced semiconductor packaging and test technology. We offer a broad and integrated set of packaging and test services, which are the final procedures to prepare semiconductor devices for further use. Our customers supply us with semiconductor wafers, and through a series of complex steps we incorporate individual semiconductor chips into protective packages that facilitate the integration of the semiconductor devices into electronic products. We also provide final testing and related services that validate the operating specifications of the finished semiconductor device. In January 1998, we began marketing wafer fabrication services provided by ASI's new semiconductor wafer foundry. We have more than 150 customers, including many of the world's largest semiconductor companies, who purchased more than 3 billion packaged semiconductor devices from us in 1998. Our customers include, among others, Advanced Micro Devices, Inc., Intel Corporation, International Business Machines Corp., Lucent Technologies, Inc., Motorola, Inc., National Semiconductor Corp., Philips Electronics N.V., SGS-THOMSON Microelectronics N.V., Siemens AG and Texas Instruments, Inc.

    We provide packaging and test services through our three factories in the Philippines. We source additional packaging and test services from three factories located in Korea and owned by ASI, pursuant to a supply agreement with ASI. We used the proceeds of the offering of the old Notes to acquire substantially all of the assets of K4. K4 provides packaging and test services for advanced leadframe and laminate packages that are used in high-performance electronic products such as cellular telephones, laptop computers, digital cameras and microprocessors. Opened in October 1996, K4 has been ramping up production throughout 1997 and 1998 and provides us with significant opportunities for capacity expansion as demand for advanced packages grows. For the year ended December 31, 1998, we had $1,568.0 million in net revenues and $241.3 million in EBITDA. Assuming the Acquisition had occurred on January 1, 1998, our EBITDA would have been $289.1 million. However, our net revenues for 1998 would have been substantially the same because during 1998 we sold substantially all of K4's services under a supply agreement with ASI.


    We have a long-standing relationship with ASI. For the year ended December 31, 1998, we derived 69% of our net revenues and 49% of our gross profit from sales of services performed for us by ASI. Assuming the Acquisition had occurred on January 1, 1998, these figures would have declined to 56% of our net revenues and 40% of our gross profit. In addition, ASI derives nearly all of its revenues from services sold to us. Mr. James Kim, our Chairman and Chief Executive Officer, serves as Chairman and as a Director of ASI, and he and other members of his family beneficially owned approximately 36.4% of ASI's outstanding common stock as of July 31, 1999. We expect ASI to continue to be important to our business. ASI has experienced financial difficulties and recently ASI and its creditors have agreed on a workout arrangement. In April, 1999 we committed to make an equity investment in ASI in installments of $41 million in each of 1999, 2000 and 2001 and $27 million in 2002, and in October 1999 we consummated the first installment of this commitment. Our commitment to invest in ASI is subject to: (1) execution of a definitive stock purchase agreement, (2) concurrent conversion of debt by the creditor financial institutions, (3) the workout remaining in effect and (4) the supply agreements between our company and ASI remaining in effect.


    Our principal executive offices are located at 1345 Enterprise Drive, West Chester, PA 19380, and our telephone number at that address is (610) 431-9600.

THE EXCHANGE OFFERS

Old Notes.....................   On May 13, 1999, we completed the offering of
                                 $425,000,000 aggregate principal amount of our 9 1/4% Senior Notes due 2006 and $200,000,000 aggregate principal amount of our 10 1/2%
                                 Senior Subordinated Notes due 2009 to SG Cowen
                                 Securities Corporation, Salomon Smith Barney
                                 Inc., BT Alex. Brown Incorporated, NationsBanc
                                 Montgomery Securities LLC, BancBoston Robertson
                                 Stephens Inc. and Prudential Securities
                                 Incorporated, as initial purchasers. The initial purchasers sold the old Notes to "qualified institutional buyers" as defined in Rule 144A under the Securities Act of 1933. We have filed the registration statement of which this prospectus is a part to comply with a registration rights agreement between us and the initial purchasers.

Exchange Offers...............   We are offering to exchange the old Senior
                                 Notes for new Senior Notes in the aggregate principal amount of up to $425,000,000 provided that the old Senior Notes are properly tendered and accepted for exchange. We are also offering to exchange the old Senior Subordinated Notes for new Senior Subordinated Notes in the aggregate principal amount of up to $200,000,000 provided that the old Senior
                                 Subordinated Notes are properly tendered and accepted for exchange. We will issue the new
                                 Notes promptly after the expiration of the exchange offers. If you are not prohibited from participating in the exchange offers and you do not tender your old Notes prior to the completion of the exchange offers, you will have no further exchange rights under the registration rights agreements. Accordingly, any old Notes that are not tendered for exchange will continue to be subject to restrictions on transfer. See "Risk
                                 Factors -- Consequences of Not Tendering Old
                                 Notes."


Expiration Date...............   The exchange offers will expire at 5:00 p.m.,
                                 New York City time, on January   , 1999, or on
                                 a later extended date and time as we may decide.


Conditions to the Exchange
Offers........................   The exchange offers are subject to certain
                                 customary conditions. The conditions are limited and relate in general to proceedings or laws that might impair our ability to proceed with the exchange offers. As of the date of this prospectus, none of these events had occurred, and we believe their occurrence to be unlikely. If any such conditions do exist prior to the expiration date, we may take the following actions:

                                 - refuse to accept any old Notes and return all
                                   previously tendered old Notes;

                                 - extend the duration of the exchange offers;
                                   or

                                 - waive such conditions.

Procedures for Tendering Old
Notes.........................   If you wish to participate in the exchange
                                 offers, you must complete, sign and date the letter of transmittal and send it, together with your old Notes to be exchanged and any other required documentation to State Street Bank and Trust Company, as exchange agent, at the address set forth in the letter of transmittal.
                                 Brokers, dealers, commercial banks, trust companies and other nominees may tender old
                                 Notes which they hold as nominee by book-entry transfer. Questions regarding the tender of the old Notes or the exchange offer, generally, must be directed to the exchange agent.

Special Procedures
for Beneficial Owners.........   If you are the beneficial owner of old Notes
                                 which are registered in the name of a broker, dealer, commercial bank, trust company or other nominee and you wish to tender the old Notes in the exchange offers, you should contact such registered holder promptly and instruct such registered holder to tender the old Notes on your behalf. If you wish to tender on your own behalf, you must, prior to completing and executing the letter of transmittal and delivering the old Notes, either make appropriate arrangements to register ownership of the old Notes in your own name or obtain a properly completed bond power from the registered holder. The transfer of registered ownership may take considerable time and it may not be possible to complete prior to the expiration date.

Guaranteed Delivery
Procedures....................   If you wish to tender your old Notes and your
                                 old Notes are not immediately available or you cannot deliver your old Notes, the letter of transmittal or any other documents required by the letter of transmittal to the exchange agent, or you cannot complete the procedure for book-entry transfer, then prior to the expiration date you must tender your old Notes according to the guaranteed delivery procedures set forth in "The Exchange Offer -- Guaranteed
                                 Delivery Procedures."

Withdrawal Rights.............   Tenders of old Notes may be withdrawn at any
                                 time before 5:00 p.m., New York City time, on the expiration date by delivering a written notice of such withdrawal to the exchange agent in conformity with the procedures set forth under "The Exchange Offer -- Withdrawal of
                                 Tenders."

Acceptance of Old Notes and
Delivery of New Notes.........   Subject to the satisfaction or waiver of the
                                 conditions of the exchange offers, we will accept for exchange any and all old Notes that are properly tendered in the exchange offers before 5:00 p.m., New York City time, on the expiration date. We will deliver the new Notes promptly following the expiration date. If we do not accept any of your old Notes for exchange, we will return them to you as promptly as practicable after the expiration or termination of the exchange offer without any expense to you.

Certain Tax Considerations....   The exchange pursuant to the exchange offers
                                 should not result in the recognition of income, gain or loss to you or to us for federal income tax purposes. See "Federal Income Tax
                                 Consideration" for a discussion of the material federal income tax consequences of the exchange offers.

Exchange Agent................   State Street Bank and Trust Company, the
                                 trustee under the Indentures, is serving as exchange agent in connection with the exchange offers.

CONSEQUENCES OF NOT EXCHANGING OLD NOTES

    If you do not exchange your old Notes for new Notes, you will be unable to offer, sell or otherwise transfer your old Notes except:

    - in compliance with the registration requirements of the Securities Act and any other applicable securities laws; or

    - pursuant to an exemption therefrom; or

    - in a transaction not subject to such securities laws.

    Old Notes that you do not exchange for new Notes in the exchange offers will continue to bear a legend reflecting such restrictions on transfer. In addition, upon consummation of the exchange offers, you will not be entitled to any rights to have old Notes registered under the Securities Act. We do not intend to register under the Securities Act any old Notes that remain outstanding after completion of the exchange offers (subject to limited exceptions, if applicable).

    To the extent that old Notes are tendered and accepted in the exchange offers, any trading market for old Notes that remain outstanding after the exchange offers could be adversely affected. See "Risk Factors -- Consequences of Not Tendering Old Notes."

    The new Senior Notes and any old Senior Notes that remain outstanding after consummation of the exchange offers will vote together as a single class for purposes of determining whether holders of the requisite percentage in outstanding principal amount thereof have taken certain actions or exercised certain rights under the indenture. The new Senior Subordinated Notes and any old Senior Subordinated Notes that remain outstanding after consummation of the exchange offers will vote together as a single class for purposes of determining whether holders of the requisite percentage in outstanding principal amount thereof have taken certain actions or exercised certain rights under the indenture.

TERMS OF NEW SENIOR NOTES

    One offer applies to up to $425,000,000 aggregate principal amount of our old Senior Notes. The new Senior Notes will evidence the same debt as the old Senior Notes and will be entitled to the benefits of the same indenture as the old Senior Notes. The terms of the new Senior Notes are the same as the terms of the old Senior Notes in all material respects except that the new Senior Notes:

    - have been registered under the Securities Act,

    - do not include certain rights to registration under the Securities Act, and

    - do not contain transfer restrictions or terms with respect to additional interest payments applicable to the old Senior Notes.

New Senior Notes Offered......   $425,000,000 in aggregate principal amount of
                                 9 1/4% Senior Notes due 2006.

Maturity......................   May 1, 2006.

Interest......................   Interest on the new Senior Notes will accrue at
                                 the rate of 9 1/4% per annum and will be payable in cash in arrears semi-annually on

                                 May 1 and November 1 of each year, commencing on November 1, 1999.

Ranking.......................   The new Senior Notes will be our unsecured
                                 senior debt and will have the same ranking as the old Senior Notes:

                                 N The new Senior Notes will be effectively
                                   subordinated to all of our existing and
                                   future secured debt, if any, to the extent of such security and to all existing and future debt and other liabilities of our subsidiaries, including trade payables;

                                 N The new Senior Notes will rank equally with
                                   all of our existing and future unsecured senior debt (including the old Senior Notes); and

                                 N The new Senior Notes will rank senior to all
                                   of our existing and future debt that
                                   expressly provides that it is subordinated to the Senior Notes, including the Senior Subordinated Notes and our outstanding 5 3/4% Convertible Subordinated Notes due 2003 (the "Convertible Notes").


                                 At September 30, 1999, the old Senior Notes were:



                                 N effectively subordinated to $13.5 million of
                                   senior secured debt and $242.1 million of liabilities of our subsidiaries;



                                 N ranked equally with no amount of senior debt;
                                   and



                                 N senior to $406.9 million of subordinated
                                   debt, including the Senior Subordinated Notes and the Convertible Notes.


Optional Redemption...........   At any time prior to May 1, 2003, we may redeem
                                 some or all of the new Senior Notes at
                                 redemption prices equal to the greater of: (1)
                                 100% of their principal amount or (2) the sum of the present value of 100% of the principal amount plus all required interest payments due on such new Senior Notes (excluding accrued but unpaid interest) discounted to the maturity date using a discount rate equal to the treasury yield plus 50 basis points plus accrued and unpaid interest (including certain additional interest) to, but excluding, the date of redemption. See "Description of the Notes -- Description of the Senior Notes" under the heading "Optional Redemption."

                                 On or after May 1, 2003, we may redeem some or all of the new Senior Notes at any time at the redemption prices listed, and subject to certain limitations described, in the section entitled "Description of the
                                 Notes -- Description of the Senior Notes" under the heading "Optional Redemption."

Mandatory Offer to
Repurchase....................   If we sell certain assets or experience a
                                 Change of Control (as defined in the Senior
                                 Notes Indenture), we must offer to repurchase the new Senior Notes at the prices listed in the section entitled "Description of
                                 Notes -- Description of the Senior Notes" under the heading "Repurchase at the Option of Holders."

Basic Covenants of the old and
new Senior Notes Indenture....   We will issue the new Senior Notes under an
                                 indenture (the "Senior Notes Indenture") with
                                 State Street Bank and Trust Company, as Senior
                                 Notes Trustee. The Senior Notes Indenture will, among other things, restrict our ability and the ability of our subsidiaries to:

                                 N incur additional indebtedness;
                                 N pay dividends, repurchase stock, prepay
                                   subordinated debt and make investments and other restricted payments;
                                 N create restrictions on the ability of our
                                   subsidiaries to pay dividends or make other payments;
                                 N engage in sale and leaseback transactions;
                                 N create liens;
                                 N enter into transactions with affiliates; and N sell assets or merge with or into other companies.

                                 These covenants are subject to important exceptions which are described in the section entitled "Description of the
                                 Notes -- Description of the Senior Notes" under the heading "Certain Covenants."

TERMS OF NEW SENIOR SUBORDINATED NOTES

    The other exchange offer applies to up to $200,000,000 aggregate principal amount of our old Senior Subordinated Notes. The new Senior Subordinated Notes will evidence the same debt as the old Senior Subordinated Notes and will be entitled to the benefits of the same indenture as the old Senior Subordinated Notes. The terms of the new Senior Subordinated Notes are the same as the terms of the old Subordinated Senior Notes in all material respects except that the new Senior Subordinated Notes:

    - have been registered under the Securities Act,

    - do not include certain rights to registration under the Securities Act, and

    - do not contain transfer restrictions or terms with respect to additional interest payments applicable to the old Notes.

New Senior Subordinated Notes
Offered.......................   $200,000,000 in aggregate principal amount of
                                 10 1/2% Senior Subordinated Notes due 2009.

Maturity......................   May 1, 2009.

Interest......................   Interest on the new Senior Subordinated Notes
                                 will accrue at the rate of 10 1/2% per annum and will be payable in cash in arrears semi-annually on May 1 and November 1 of each year, commencing on November 1, 1999.

Ranking.......................   The new Senior Subordinated Notes will be our
                                 unsecured senior subordinated debt and will have the same ranking as the old Senior
                                 Subordinated Notes:

                                 N The new Senior Subordinated Notes will rank
                                   junior to all of our existing and future debt (other than our trade payables and $207 million of our Convertible Notes), including the Senior Notes, unless the terms of that debt expressly provide that it ranks equal with, or is subordinated in right of payment to, the new Senior Subordinated Notes; and
                                 N The new Senior Subordinated Notes will be
                                   effectively subordinated to all existing and future debt and other liabilities of our subsidiaries, including trade payables.

                                 At September 30, 1999, the old Senior
                                 Subordinated Notes were:


                                 N subordinated to $438.5 million of senior
                                   debt, including the Senior Notes;


                                 N effectively subordinated to $242.1 million of
                                   liabilities of our subsidiaries; and


                                 N senior to $206.9 million of subordinated
                                   debt, including the Convertible Notes.


Optional Redemption...........   At any time prior to May 1, 2002, we may redeem
                                 up to 35% of the new Senior Subordinated Notes with the cash proceeds of equity offerings of our common stock at a price equal to 110.50% of the principal amount of the new Senior
                                 Subordinated Notes so redeemed plus accrued and unpaid interest, if any, subject to certain conditions described in the section entitled
                                 "Description of the Notes -- Description of the Senior Subordinated Notes" under the heading
                                 "Optional Redemption."

                                 On or after May 1, 2004, we may redeem some or all of the new Senior Subordinated Notes at any time at the redemption prices listed, and subject to certain limitations described, in the section entitled "Description of the Notes -- Description of the Senior Subordinated Notes" under the heading "Optional Redemption."

Mandatory Offer to
Repurchase....................   If we sell certain assets or experience a
                                 Change of Control (as defined in the indenture governing the new Senior Subordinated Notes), we must offer to repurchase the new Senior
                                 Subordinated Notes at the prices listed in the section entitled "Description of the Notes --
                                 Description of the Senior Subordinated Notes" under the heading "Repurchase at the Option of Holders."

Basic Covenants of the old and
new Senior Subordinated Notes
  Indenture...................   We will issue the new Senior Subordinated Notes
                                 under an indenture (the "Senior Subordinated
                                 Notes Indenture") with State Street Bank and
                                 Trust Company, as Senior Subordinated Notes
                                 Trustee. The Senior Subordinated Notes
                                 Indenture will, among other things, restrict our ability and the ability of our subsidiaries to:

                                 N incur additional indebtedness;
                                 N pay dividends, repurchase stock, prepay
                                   subordinated debt and make investments and other restricted payments;
                                 N create restrictions on the ability of our
                                   subsidiaries to pay dividends or make other payments;
                                 N create liens;
                                 N enter into transactions with affiliates; and N sell assets or merge with or into other companies.

                                 These covenants are subject to important exceptions which are described in the section entitled "Description of the
                                 Notes -- Description of the Senior Subordinated Notes" under the heading "Certain Covenants."

TERMS COMMON TO NEW SENIOR NOTES AND NEW SENIOR SUBORDINATED NOTES.

Registration Rights...........   Holders of the new Notes (other than as set
                                 forth below) are not entitled to any
                                 registration rights with respect to the new
                                 Notes. Pursuant to the registration rights agreement among the initial purchasers of the old Notes and us, we agreed to file an exchange offer registration statement with respect to an offer to exchange the old Notes for the new
                                 Notes. The registration statement of which this prospectus is a part constitutes such exchange offer registration statement. Under certain circumstances, certain holders of old Notes
                                 (including holders of old Notes who may not participate in the exchange offer) may in certain circumstances require us to file, and cause to become effective, a shelf registration statement under the Securities Act which would cover resales of old Notes by such holders.

Use of Proceeds...............   We will not receive any proceeds from the
                                 exchange offer.

RISK FACTORS

    You should carefully consider all the information set forth in this prospectus and, in particular, you should evaluate the specific risk factors set forth under "Risk Factors," beginning on page 11, for a discussion of certain risks involved in making an investment in the new Senior Notes and the new Senior Subordinated Notes.

SUMMARY HISTORICAL CONSOLIDATED FINANCIAL DATA

    The following table sets forth summary historical income statement and other financial data determined in accordance with U.S. generally accepted accounting principles ("U.S. GAAP"). We have derived the summary historical financial data from our consolidated financial statements.

    You should read the following table in conjunction with our Annual Report on Form 10-K and the other documents incorporated by reference in this prospectus.


                                                     YEAR ENDED DECEMBER 31,
                                    ----------------------------------------------------------
                                      1994       1995        1996         1997         1998
                                    --------   --------   ----------   ----------   ----------
                                          (DOLLARS IN THOUSANDS, EXCEPT PER SHARE DATA)
INCOME STATEMENT DATA:
Net revenues......................  $572,918   $932,382   $1,171,001   $1,455,761   $1,567,983
Cost of revenues -- including
 purchases from ASI...............   514,648    783,335    1,022,078    1,242,669    1,307,150
                                    --------   --------   ----------   ----------   ----------
 Gross profit.....................    58,270    149,047      148,923      213,092      260,833
Selling, general and
 administrative...................    41,337     55,459       66,625      103,726      119,846
Research and development..........     3,090      8,733       10,930        8,525        8,251
                                    --------   --------   ----------   ----------   ----------
 Operating income.................    13,843     84,855       71,368      100,841      132,736
Interest expense, net.............     5,752      9,797       22,245       32,241       18,005
Foreign currency (gain) loss......    (4,865)     1,512        2,961         (835)       4,493
Other (income) expense, net.......      (877)     6,523        3,150        8,429        9,503
                                    --------   --------   ----------   ----------   ----------
 Income before income taxes,
   equity in income (loss) of ASI
   and minority interest..........    13,833     67,023       43,012       61,006      100,735
Provision for income taxes(a).....     2,977      6,384        7,876        7,078       24,716
Equity in income (loss) of
 ASI(b)...........................     1,762      2,808       (1,266)     (17,291)          --
Minority interest(c)..............     1,044      1,515          948       (6,644)         559
                                    --------   --------   ----------   ----------   ----------
 Net income (loss)(a).............  $ 11,574   $ 61,932   $   32,922   $   43,281   $   75,460
                                    ========   ========   ==========   ==========   ==========
Basic net income per common
 share(g).........................  $    .14   $    .75   $      .40   $      .52   $      .71
                                    ========   ========   ==========   ==========   ==========
Diluted net income per common
 share(g).........................  $    .14   $    .75   $      .40   $      .52   $      .70
                                    ========   ========   ==========   ==========   ==========
OTHER FINANCIAL DATA:
EBITDA(d).........................  $ 29,332   $104,946   $  126,043   $  174,276   $  241,256
Depreciation and amortization.....  $ 14,612   $ 26,614   $   57,825   $   81,864   $  119,239
Capital expenditures, excluding
 acquisition of K4 assets.........  $ 68,926   $123,645   $  185,112   $  178,990   $  107,889
Ratio of earnings to fixed
 charges(e).......................       2.0x       4.6x         2.4x         2.5x         4.4x

                                                                       PRO FORMA
                                                                      UNAUDITED(H)
                                       NINE MONTHS ENDED      ----------------------------
                                         SEPTEMBER 30,                        NINE MONTHS
                                          (UNAUDITED)          YEAR ENDED        ENDED
                                    -----------------------   DECEMBER 31,   SEPTEMBER 30,
                                       1998         1999          1998           1999
                                    ----------   ----------   ------------   -------------
                                        (DOLLARS IN THOUSANDS, EXCEPT PER SHARE DATA)
INCOME STATEMENT DATA:
Net revenues......................  $1,143,175   $1,371,698    $1,577,594     $1,374,927
Cost of revenues -- including
 purchases from ASI...............     948,920    1,144,871     1,318,222      1,142,202
                                    ----------   ----------    ----------     ----------
 Gross profit.....................     194,255      226,827       259,372        232,725
Selling, general and
 administrative...................      87,671      105,499       127,046        107,843
Research and development..........       6,104        8,084         9,417          8,620
                                    ----------   ----------    ----------     ----------
 Operating income.................     100,480      113,244       122,909        116,262
Interest expense, net.............      16,503       29,429        84,005         54,177
Foreign currency (gain) loss......       3,833          151         4,493            151
Other (income) expense, net.......       7,092        6,225         9,232          6,338
                                    ----------   ----------    ----------     ----------
 Income before income taxes,
   equity in income (loss) of ASI
   and minority interest..........      73,052       77,439        25,179         55,596
Provision for income taxes(a).....      16,688       20,906         8,316         14,339
Equity in income (loss) of
 ASI(b)...........................          --           --       (71,633)          (196)
Minority interest(c)..............         559           --           559             --
                                    ----------   ----------    ----------     ----------
 Net income (loss)(a).............  $   55,805   $   56,533    $  (55,329)    $   41,061
                                    ==========   ==========    ==========     ==========
Basic net income per common
 share(g).........................  $      .55   $      .48    $     (.52)    $      .35
                                    ==========   ==========    ==========     ==========
Diluted net income per common
 share(g).........................  $      .53   $      .47    $     (.52)    $      .35
                                    ==========   ==========    ==========     ==========
OTHER FINANCIAL DATA:
EBITDA(d).........................  $  179,628   $  232,059    $  286,537     $  256,400
Depreciation and amortization.....  $   86,998   $  126,211    $  176,670     $  148,621
Capital expenditures, excluding
 acquisition of K4 assets.........  $   80,494   $  175,806    $  134,885     $  178,489
Ratio of earnings to fixed
 charges(e).......................         4.0x         2.9x          1.3x           1.9x



                                                                                       SEPTEMBER 30,        SEPTEMBER 30,
                                                       DECEMBER 31,    DECEMBER 31,         1999                1999
                                                           1997            1998         (UNAUDITED)      PRO FORMA UNAUDITED
                                                       ------------    ------------    --------------    -------------------
                                                                                  (IN THOUSANDS)
BALANCE SHEET DATA:
Cash and cash equivalents..........................      $ 90,917       $  227,587       $   81,921          $   40,321
Short-term investments.............................         2,524            1,000          205,871             205,871
Working capital (deficit)..........................       (38,219)         191,383          214,951             173,351
Total assets.......................................       855,592        1,003,597        1,748,128           1,748,128
Total debt, including current maturities(f)........       514,027          260,503          868,364             868,364
Stockholders' equity...............................        90,875          490,361          548,317             548,317

---------------------------


(a) Prior to our reorganization in April 1998, our predecessor, Amkor Electronics, Inc. ("AEI"), elected to be taxed as an S Corporation under the Internal Revenue Code of 1986 (the "Code") and comparable state tax laws. As a result, AEI did not recognize any provision for federal income tax expense from January 1, 1994 through April 28, 1998. In accordance with applicable SEC regulations, we have provided in our consolidated financial statements the pro forma adjustments for income taxes (unaudited) to reflect the additional U.S. federal income taxes which we would have recorded if AEI had been a C Corporation during these periods. We do not reflect these adjustments in our Summary Historical Consolidated Financial Data. The pro forma provision for income taxes would have been $3,177, $16,784, $10,776, $10,691, $29,216 and $21,188 for the years ended December 31, 1994, 1995,
    1996, 1997, 1998 and the nine months ended September 30, 1998, respectively. Pro forma net income would have been $11,374, $51,532, $30,022, $39,668,
    $70,960 and $51,305 for the years ended December 31, 1994, 1995, 1996, 1997,
    1998 and the nine months ended September 30, 1998, respectively. Basic pro forma net income per common share would have been $.14, $.62, $.36, $.48, $.67 and $.50 for the years ended December 31, 1994, 1995, 1996, 1997, 1998 and the nine months ended September 30, 1998, respectively. Diluted pro forma net income per common share would have been $.14, $.62, $.36, $.48, $.66 and $.49 for the years ended December 31, 1994, 1995, 1996, 1997, 1998 and the nine months ended September 30, 1998, respectively. On a pro forma basis to give effect to the Transaction and the Investment as if they had occurred on January 1, 1998, net loss would have been $59,829 for the year ended December 31, 1998. Basic and diluted pro forma net loss per common share would have both been $(.56) for the year ended December 31, 1998 on a pro forma basis to give effect to the Transaction and the Investment as if they had occurred on January 1, 1998. Refer to Note (g) for share information used to compute per share data.



(b) We disposed of our interest in ASI in February 1998. In 1997, we recognized a loss of $17,291 resulting principally from the impairment of value of our investment in ASI, which we sold in February 1998. On a pro forma basis, we recognized a loss of $71,633 in 1998, principally due to ASI's impairment loss on loans to affiliates and guarantee obligation loss.


(c) Represents ASI's 40% interest in the earnings of Amkor/Anam Pilipinas, Inc. ("AAP"), one of our subsidiaries in the Philippines. We purchased ASI's interest in AAP with a portion of the proceeds from our initial public offering in May 1998.


(d) We have calculated EBITDA by adding: (1) income before income taxes, equity in income (loss) of ASI and minority interest, (2) foreign currency (gain) loss, (3) interest expense, net and (4) depreciation and amortization. For the nine months ended September 30, 1999, we have also added $1,340 of equity in the loss of our investment in TSTC for purposes of calculating EBITDA. We have included data concerning EBITDA because we understand that investors use it to provide information regarding our historical ability to service debt. EBITDA is not determined in accordance with U.S. GAAP. EBITDA is not indicative of cash flows from operating activities, and you should not consider EBITDA in isolation, or as an alternative to, or more meaningful than, measures of performance determined in accordance with U.S. GAAP. In addition, EBITDA, as defined here, may not be comparable to similarly titled measures used by other companies.


(e) We have calculated the ratio of earnings to fixed charges by dividing: (1) the sum of (a) income (loss) before income taxes, equity in income (loss) of ASI and minority interest less (b) undistributed earnings in subsidiaries of which we own less than 50% plus (c) fixed charges by (2) fixed charges. Fixed charges consist of interest expense plus one-third of rental expense. We believe that one-third of rental expense is representative of the interest factor of rental payments under our operating leases.


(f) Includes short-term borrowings and current portion of long-term debt. Balance as of December 31, 1997 includes amounts due to Anam USA, Inc. ("AUSA"), a wholly-owned financing subsidiary of ASI. Prior to our initial public offering, we met a portion of our cash requirements from financing obtained for our benefit by AUSA. At December 31, 1998 and September 30, 1999, we had no outstanding borrowings from AUSA.



(g) We used 82,610 shares of common stock and common stock and common stock equivalents to compute both basic and diluted net income per common share for the years ended December 31, 1994, 1995, 1996 and 1997. We used 106,221 shares of common stock and 116,596 shares of common stock and common stock equivalents to compute basic and diluted net income per common share, respectively, for the year ended December 31, 1998. We used 102,284 shares of common stock and 110,933 shares of common stock and common stock equivalents to compute basic and diluted net income per common share, respectively, for the nine months ended September 30, 1998. We used 118,090 shares of common stock and 134,079 shares of common stock and common stock equivalents to compute basic and diluted net income per common share, respectively, for the nine months ended September 30, 1999. We used 106,221 shares of common stock to compute basic and diluted net income per common share on a pro forma basis to give effect to the Transaction and the Investment for the year ended December 31, 1998. We used 118,090 shares of common stock and 118,748 shares of common stock and common stock equivalents to compute basic and diluted net income, respectively, on a pro forma basis to give effect to the Transaction and the Investment for the nine month period ended September 30, 1999.



(h) You should read other documents incorporated by reference in this prospectus for information regarding the unaudited pro forma consolidated financial information for the year ended December 31, 1998 and the nine months ended September 30, 1999.

                                  RISK FACTORS

    You should carefully consider the risks described below and the other information contained or incorporated by reference in this prospectus before tendering your old Notes for exchange. The risks and uncertainties described below are not the only ones facing our company. Additional risks and uncertainties that are presently unknown to us or that we currently deem immaterial may also impair our business operations. We cannot assure you that any of the events discussed in the risk factors below will not occur. If they do, our business, financial condition or results of operations could be materially adversely affected. In such case, the trading price of our securities could decline, and you might lose all or part of your investment. You should also carefully consider the risks described in "Risk Factors that May Affect Future Operating Performance" in the section entitled "Management's Discussion and Analysis of Financial Condition and Results of Operation" in our Annual Report on Form 10-K for the fiscal year ended December 31, 1998 and other documents incorporated by reference in this prospectus.

    This prospectus contains forward-looking statements made as of the date of this prospectus regarding our expected performance that involve risks and uncertainties. Our actual results could differ materially from those anticipated in these forward-looking statements as a result of certain factors, including the risks faced by us described below and elsewhere in this prospectus.

                  RISKS RELATED TO AN INVESTMENT IN THE NOTES

HIGH LEVERAGE AND RESTRICTIVE COVENANTS -- OUR SUBSTANTIAL INDEBTEDNESS COULD ADVERSELY AFFECT THE FINANCIAL HEALTH OF OUR COMPANY AND PREVENT US FROM FULFILLING OUR OBLIGATIONS UNDER THE NEW NOTES.

Substantial Leverage

    We have a significant amount of indebtedness. The following table shows certain important financial data and credit statistics:


                                                                  AT SEPTEMBER 30, 1999
                                                                  ---------------------
Total debt, including current maturities....................            $868,364
                                                                        --------
Stockholders' equity........................................             548,317
                                                                        --------
Ratio of total debt to stockholders' equity.................                1.6X
                                                                        --------



                                                                    NINE MONTHS ENDED
                                                                   SEPTEMBER 30, 1999
                                                              -----------------------------
Ratio of EBITDA to cash interest expense, net...............                8.6X
                                                                        --------


    Covenants in the Senior Notes Indenture, the Senior Subordinated Notes Indenture and our future credit facilities may materially restrict our operations, including our ability to incur debt, pay dividends, make certain investments and encumber or dispose of assets. In addition, financial covenants contained in agreements relating to our existing and future senior debt and senior secured debt could lead to a default in the event our results of operations do not meet our plans. In the event of any default under covenants contained in agreements relating to our senior debt, including the Senior Notes, we could be prohibited from making payments of interest or principal on the new Senior Subordinated Notes.

    Our substantial indebtedness could have important consequences to holders of the new Notes. For example, it could:

N make it more difficult for us to satisfy our obligations with respect to the new Senior Notes and the new Senior Subordinated Notes;

N increase our vulnerability to general adverse economic and industry conditions;

N limit our ability to fund future working capital, capital expenditures, research and development and other general corporate requirements;

N require us to dedicate a substantial portion of our cash flow from operations to service payments on our debt;

N limit our flexibility to react to changes in our business and the industry in which we operate;

N place us at a competitive disadvantage to any of our competitors that have less debt; and

N limit, along with the financial and other restrictive covenants in our indebtedness, among other things, our ability to borrow additional funds. Failing to comply with those covenants could result in an event of default, which, if not cured or waived, could have a material adverse effect on us.

Ability to Service Debt

    Our ability to make payments on and to refinance our debt, including the new Senior Notes and the new Senior Subordinated Notes, and to fund planned capital expenditures and research and development efforts will depend on our ability to generate cash in the future. Our ability to generate cash may be subject to general economic, financial, competitive, legislative and regulatory conditions and other factors that are beyond our control.

    We cannot assure you that our business will generate cash in an amount sufficient to enable us to service our debt, including the new Senior Notes and the new Senior Subordinated Notes, or to fund our other liquidity needs. We expect that substantial amounts of our debt will come due prior to the final maturity date of the new Senior Notes and the new Senior Subordinated Notes, which we will be required to repay or refinance. The Convertible Notes will mature prior to the new Notes on May 1, 2003 and will be payable in cash unless the holders of the Convertible Notes elect to convert the principal amount of such notes into our common stock. In addition, we may need to refinance all or a portion of our debt, including the new Notes, on or before maturity. We cannot assure you that we will be able to refinance any of our debt on commercially reasonable terms or at all.

Additional Borrowings Available

    Despite current debt levels, the terms of the Senior Notes Indenture and the Senior Subordinated Notes Indenture do not prohibit us or our subsidiaries from incurring substantially more debt. If new debt is added to our consolidated debt level, the related risks that we now face could intensify.

EFFECTIVE SUBORDINATION OF THE NEW SENIOR NOTES TO SENIOR SECURED DEBT -- THE NEW SENIOR NOTES ARE EFFECTIVELY SUBORDINATED TO OUR EXISTING SENIOR SECURED DEBT.


    The new Senior Notes are not secured. Holders of secured debt will have claims that are prior to claims of holders of new Senior Notes to the extent of the assets securing such other debt. At September 30, 1999, the old Senior Notes were effectively subordinated to $13.5 million of secured debt without providing holders of the Senior Notes or the Senior Subordinated Notes collateral on a pari passu basis or at all. Under the terms of the Indentures, we are permitted to incur additional secured debt without providing holders of the Senior Notes or the Senior Subordinated Notes collateral on a pari passu basis or at all.

EFFECTIVE SUBORDINATION OF THE NEW SENIOR NOTES AND THE NEW SENIOR SUBORDINATED NOTES TO LIABILITIES OF OUR SUBSIDIARIES -- YOUR RIGHT TO RECEIVE PAYMENTS ON THE NEW NOTES FROM FUNDS PROVIDED BY OUR SUBSIDIARIES IS JUNIOR IN RIGHT OF PAYMENT TO THE CLAIMS OF THE CREDITORS OF OUR SUBSIDIARIES.


    None of our subsidiaries will initially guarantee the new Senior Notes or the new Senior Subordinated Notes, and we currently have no plans to have any subsidiary guarantee the new Senior Notes or the new Senior Subordinated Notes. Because a large portion of our operations are conducted through, and substantially all of our assets are owned by, our subsidiaries, the new Senior Notes and the new Senior Subordinated Notes will be effectively subordinated to all existing and future liabilities of our subsidiaries. Earnings generated by any of our subsidiaries, as well as the existing assets of such subsidiaries, must be used by such subsidiaries to fulfill their debt service requirements and other obligations before we can use them to repay our outstanding debts and obligations. In the event of a bankruptcy, liquidation or reorganization of any of our subsidiaries, holders of their debt and their trade creditors will generally be entitled to payment of their claims from the assets of those subsidiaries before any assets are made available for distribution to us. At September 30, 1999, the new Senior Notes and the new Senior Subordinated Notes were effectively subordinated to $242.1 million of liabilities (including trade payables) of our subsidiaries. Our subsidiaries generated approximately 57% of our gross profit for the nine months ended September 30, 1999 and held approximately 72% of our consolidated assets as of September 30, 1999. After giving pro forma effect to the Transaction, our subsidiaries would have generated approximately 58% of our gross profit for the nine months ended September 30, 1999.


SUBORDINATION OF THE NEW SENIOR SUBORDINATED NOTES -- THE RIGHT OF THE HOLDERS OF THE NEW SENIOR SUBORDINATED NOTES TO RECEIVE PAYMENTS ON THE NEW SENIOR SUBORDINATED NOTES IS JUNIOR TO OUR SENIOR DEBT, INCLUDING THE SENIOR NOTES.

    The new Senior Subordinated Notes will rank junior in right of payment to all of our existing and future debt (other than our trade payables and the Convertible Notes), including the Senior Notes, unless the terms of that debt expressly provide that it ranks equal with, or subordinated in right of payment to, the new Senior Subordinated Notes. As a result, upon any distribution to our creditors in a bankruptcy, liquidation or reorganization or similar proceeding, the holders of our senior debt, including the Senior Notes, will be entitled to be paid in full before any payment may be made with respect to the new Senior Subordinated Notes. In addition, all payments on the new Senior Subordinated Notes will be blocked in the event of a payment default on senior debt, including the Senior Notes, and may be blocked for up to 179 of 360 consecutive days in the event of certain non-payment defaults on senior debt, including the Senior Notes.

    In the event of a bankruptcy, liquidation or reorganization or similar proceeding relating to us, holders of the new Senior Subordinated Notes will participate with trade creditors and all other holders of our subordinated debt in the assets remaining after we have paid all of the senior debt, including the Senior Notes. However, because the Senior Subordinated Notes Indenture requires that amounts otherwise payable to holders of the new Senior Subordinated Notes in a bankruptcy or similar proceeding be paid to holders of senior debt until the holders of senior debt have been paid in full, holders of the Senior Subordinated Notes may receive less, ratably, than holders of trade payables in any such proceeding. In any of these cases, we may not have sufficient funds to pay all of our creditors, and holders of Senior Subordinated Notes may receive less, ratably, than the holders of senior debt, including the Senior Notes.


    At September 30, 1999, the new Senior Subordinated Notes were subordinate to $438.5 million of senior debt, including the Senior Notes. We will be permitted to borrow substantial additional senior debt in the future under the terms of the Indentures.

FINANCING CHANGE OF CONTROL OFFER -- WE MAY NOT HAVE THE ABILITY TO RAISE THE FUNDS NECESSARY TO FINANCE THE CHANGE OF CONTROL OFFER REQUIRED BY THE INDENTURES.

    Upon the occurrence of certain specific kinds of change of control events, we will be required to offer to repurchase all outstanding Senior Notes and Senior Subordinated Notes. However, it is possible that we will not have sufficient funds at the time of the change of control to make the required repurchases of Senior Notes and Senior Subordinated Notes or that restrictions in our future credit facilities may not allow such repurchases. If we do not have sufficient funds to repurchase all of the Notes, we will be required to repurchase the Senior Notes before offering to repurchase any of the Senior Subordinated Notes. In addition, certain important corporate events, such as leveraged recapitalizations that would increase the level of our indebtedness, would not constitute a "Change of Control" under the Indentures.

CONSEQUENCES OF NOT TENDERING OLD NOTES -- IF YOU DO NOT TENDER YOUR OLD NOTES, YOU WILL CONTINUE TO HOLD RESTRICTED SECURITIES.

    Upon consummation of the exchange offers, we will have no further obligation to register your old Notes, except under limited circumstances. Thereafter, if you do not tender your old Notes in the exchange offer, you will continue to hold restricted securities which may not be offered, sold or otherwise transferred, pledged or hypothecated except pursuant to Rule 144 and Rule 144A under the Securities Act or pursuant to any other exemption from registration under the Securities Act relating to the disposition of securities, provided that an opinion of counsel is furnished to us that such an exemption is available. These restrictions will likely limit the trading market and price for the old Notes.

LACK OF PUBLIC MARKET -- BECAUSE THERE IS NO PUBLIC MARKET FOR THE NEW NOTES, YOU MAY FIND IT DIFFICULT TO SELL THE NEW NOTES.

    The new Notes are being offered to the holders of the old Notes. Prior to this exchange offer, there has been no existing trading market for any of the old Notes, and a trading market may not develop for the new Notes. We do not intend to apply for listing of the new Notes on any securities exchange or on the Nasdaq National Market. The new Notes may trade at a discount from their initial offering price, depending upon prevailing interest rates, the market for similar securities, our performance and other factors. In connection with the issuance of the old Notes, we were advised by the initial purchasers that they intended to make a market in the new Notes. However, the initial purchasers are not obligated to do so and any such market-making activities may be discontinued at any time without notice. Therefore, we cannot assure you that an active market for the new Notes will develop.

                                USE OF PROCEEDS

    We will not receive any cash proceeds from the issuance of the new Notes offered in exchange for old Notes. The old Notes will be exchanged for new Notes of like principal amount. Old Notes that are exchanged will be retired and canceled.

                   OUR INDEBTEDNESS AND FINANCING AGREEMENTS


    As of September 30, 1999, the principal amount of all our indebtedness, calculated on a consolidated basis, was approximately $868.4 million.


    In June of 1997, Amkor Receivables Corp., our wholly-owned special purpose subsidiary, entered into a receivables facility (the "Receivables Facility"), with The First National Bank of Chicago and Falcon Asset Securitization Corp. ("Falcon"), a receivables conduit, for the purpose of selling receivables originated by us. Pursuant to the Receivables Facility, all of our receivables (but not including receivables of any of our subsidiaries) are sold to Amkor Receivables Corp. for a discount to their face amount. Amkor Receivables Corp. has the right to sell an undivided interest in the pool of receivables held by it to Falcon for an aggregate purchase price not to exceed $100 million at any one time (subject to eligible receivable and certain other requirements). The Receivables Facility provides for receivables financings through December 29, 1999. The Receivables Facility has affirmative and negative covenants applicable to us and our subsidiaries.


    We have outstanding $128 million of aggregate principal of the Convertible Notes as of November 5, 1999. The holders have the option to convert the Convertible Notes into our common stock at any time prior to maturity on May 1, 2003 at $13.50 per share. As of August 23, 1999 the closing sale price of our stock on the Nasdaq National Market was $16.56 per share. We have the right to redeem the Convertible Notes on or after May 3, 2001 at the redemption prices specified in the indenture governing the Convertible Notes, conditioned upon the closing price of our common stock being at or above 125% of the conversion price of the Convertible Notes for at least 20 trading days within a period of 30 consecutive days ending on the fifth trading day prior to the date we mail the notice of redemption. The holders of the Convertible Notes will have the right to require us to repurchase the Convertible Notes following the occurrence of a change of control or a termination of trading of our common stock.

                              THE EXCHANGE OFFERS

PURPOSES OF THE EXCHANGE OFFERS

    In issuing the old Notes, we agreed to use our commercially reasonable efforts to cause to become effective a registration statement with respect to the exchange offer (the "Exchange Offer Registration Statement") on or prior to December 9, 1999.

    We will file with the Securities and Exchange Commission (the "SEC") a shelf registration statement (the "Shelf Registration Statement") if:

        (1) the exchange offers are not permitted by applicable law or SEC policy; or

        (2) any holder of old Notes notifies us prior to the 20th day following the consummation of the exchange offers that:

           (a) it is prohibited by law or SEC policy from participating in the exchange offers; or

           (b) it may not resell the new Notes it acquired in the exchange offers to the public without delivering a prospectus and the prospectus contained in the Exchange Offer Registration Statement is not appropriate or available for such resales; or

           (c) it is a broker-dealer and owns old Notes acquired directly from us or one of our affiliates.

The Shelf Registration Statement will cover resales of old Notes by holders who have provided certain information required by us in connection with the Shelf Registration Statement.

    We are making the exchange offers to satisfy our obligations under the registration rights agreements into which we entered in connection with the sale of the Old Notes. Once the exchange offers are complete, we will have no further obligation to register any of the old Notes not tendered by the holders for exchange. See "Risk Factors -- Consequences of Not Tendering Old Notes." We filed a copy of the registration rights agreements as an exhibit to the registration statement of which this prospectus is a part.

RESALE OF THE NEW NOTES

    We believe that new Notes issued in the exchange offers in exchange for old Notes may be offered for resale, resold and otherwise transferred by their holders without compliance with the registration and prospectus delivery provisions of the Securities Act. Our belief is based on an interpretation by the staff of the SEC set forth in the staff's Exxon Capital Holdings Corp. SEC No-Action Letter (available April 13, 1989), Morgan Stanley & Co., Inc. SEC No-Action Letter (available June 5, 1991), Shearman & Sterling SEC No-Action Letter (available July 7, 1993), and other no-action letters issued to third parties. Any holder who is an "affiliate" of ours or who intends to participate in the exchange offers for the purpose of distributing the new Notes:

        (1) cannot rely on the interpretation by the staff of the SEC set forth in the above referenced no-action letters,

        (2) cannot tender its old Notes in the exchange offer, and

        (3) must comply with the registration and prospectus delivery requirements of the Securities Act in connection with any sale or transfer of the old Notes, unless such sale or transfer is made pursuant to an exemption from such requirements.

    In addition, each broker-dealer that holds old Notes acquired for its own account as a result of market-making or other trading activities (a "Participating Broker-Dealer") that receives new Notes for its own account in exchange for old Notes not acquired directly from us must acknowledge that it will deliver a prospectus in connection with any resale of such new Notes. See "Plan of Distribution."

    Except as described above, this prospectus may not be used for an offer to resell, resale or other transfer of new Notes.

TERMS OF THE EXCHANGE OFFERS

    General. Upon the terms and subject to the conditions of the exchange offers described in this prospectus and the letter of transmittal, we will accept any and all old Notes validly tendered and not withdrawn before 5:00 p.m., New York City time, on the expiration date. We will issue $1,000 principal amount of new Senior Notes in exchange for each $1,000 principal amount of outstanding old Senior Notes accepted in the exchange offers and $1,000 principal amount of new Senior Subordinated Notes in exchange for each $1,000 principal amount of old Senior Subordinated Notes accepted in the exchange offers. You may tender some or all of your old Notes pursuant to the exchange offers. Old Notes may be tendered only in integral multiples of $1,000 principal amount.


    As of August 24, 1999, there was $425,000,000 aggregate principal amount of the old Senior Notes outstanding and one registered holder of old Senior Notes. Also as of August 24, 1999, there was $200,000,000 aggregate principal amount of the old Senior Subordinated Notes and one registered holder of Senior Subordinated Notes. We are sending this prospectus, together with the letter of
transmittal to such registered holders as of December   , 1999.


    We arranged for the old Notes to be issued and transferable in book-entry form through the facilities of The Depository Trust Company acting as depositary. The new Notes will also be issued and transferable in book-entry form through DTC. See "-- Book-Entry Transfer; Delivery and Form."

    We will accept validly tendered old Notes by giving oral (confirmed in writing) or written notice of acceptance to the exchange agent. The exchange agent will act as agent for the tendering holders of old Notes for the purpose of receiving the new Notes from us.

    If any tendered old Notes are not accepted for exchange because of an invalid tender, the occurrence of certain other events described in this prospectus or otherwise, the certificates for any such unaccepted old Notes will be returned, without expense, to the holder tendering them or the appropriate book-entry transfer will be made, in each case, as promptly as practicable after the expiration date.

    You will not be required to pay brokerage commissions or fees or, subject to the instructions in the letter of transmittal, transfer taxes with respect to the exchange of old Notes tendered in the exchange offers. We will pay the expenses, other than certain applicable taxes, of the exchange offers.

    WE ARE NOT MAKING, NOR IS OUR BOARD OF DIRECTORS MAKING, ANY RECOMMENDATION TO YOU AS TO WHETHER TO TENDER OR REFRAIN FROM TENDERING ALL OR ANY PORTION OF YOUR OLD NOTES IN THE EXCHANGE OFFERS. FURTHERMORE, NO ONE HAS BEEN AUTHORIZED TO MAKE ANY SUCH RECOMMENDATION. YOU MUST MAKE YOUR OWN DECISION WHETHER TO TENDER YOUR OLD NOTES IN THE EXCHANGE OFFERS AND, IF SO, THE AGGREGATE AMOUNT OF OLD NOTES TO TENDER AFTER READING THIS PROSPECTUS AND THE LETTER OF TRANSMITTAL AND CONSULTING WITH YOUR ADVISERS, IF ANY, BASED ON YOUR OWN FINANCIAL POSITION AND REQUIREMENTS.


    Expiration Date; Extensions; Amendments. The "expiration date" is January
  , 1999. In our sole discretion, we may extend either or both of the exchange offers, in which case the term "expiration date" means the latest date to which either exchange offer is extended.


    To extend the expiration date, we will notify the exchange agent and the record holders of old Notes of any extension by oral (followed by written) notice, before 9:00 a.m., New York City time, on the business day following the previously scheduled expiration date. We may extend the exchange offer for a specified period of time or on a daily basis until 5:00 p.m., New York City time, on the date on which a specified percentage of old Notes are tendered.

    We reserve the right to delay accepting any old Notes, to extend the exchange offers, to amend the exchange offers or to terminate the exchange offers and not accept old Notes not previously accepted if any of the conditions described below in "-- Conditions" occurs and is not waived. Waiver must be given by oral (confirmed in writing) or written notice to the exchange agent as promptly as practicable. If the exchange offers are amended in a manner we determine to be material, we will promptly disclose such amendment in a manner reasonably calculated to inform the holders of such amendment. We will also extend the exchange offers in such circumstances for a period of five to ten business days, depending upon the significance of the amendment and the manner of disclosure to holders of the old Notes, if the exchange offers would otherwise expire during such five to ten business day period.

    We have no obligation to publish, advertise, or otherwise communicate any public announcement of any delay, extension, amendment or termination of the exchange offers, other than by making a timely release to the Dow Jones News Service. We may make such announcement in any additional ways at our discretion.

INTEREST ON THE NEW NOTES AND THE OLD NOTES

    The old Senior Notes and old Senior Subordinated Notes will continue to accrue interest at the rate of 9 1/4% per annum and 10 1/2% per annum, respectively, through (but not including) the date new Notes are issued in exchange for tendered old Notes. Any old Senior Notes or old Senior Subordinated Notes not tendered or accepted for exchange will continue to accrue interest at the rate of 9 1/4% per annum or 10 1/2% per annum, respectively, in accordance with their terms. From and after the date of issuance of the new Senior Notes and new Senior Subordinated Notes, the new Senior Notes and new Senior Subordinated Notes will accrue interest at the rate of 9 1/4% per annum and 10 1/2% per annum, respectively, from the last date to which interest was paid on the old Notes. Interest on the new Notes and any old Notes not tendered or accepted for exchange will be payable semi-annually in arrears on March 1 and November 1 of each year, commencing on November 1, 1999.

PROCEDURES FOR TENDERING

    To tender in the exchange offer, you must follow these steps:

        (a) complete, sign and date the letter of transmittal, or a facsimile of it;

        (b) have the signatures on the letter guaranteed if required by Instruction 3 of the letter of transmittal; and

        (c) mail or otherwise deliver such letter of transmittal or such facsimile, together with the old Notes and any other required documents, to the exchange agent before 5:00 p.m., New York City time, on the expiration date.

    If delivery of the old Notes is made through book-entry transfer into the exchange agent's account at DTC, you must tender the old Notes in accordance with DTC's Automated Tender Offer Program (ATOP) procedures. See "-- Book-Entry Transfer; Delivery and Form."

    Your tender of old Notes will constitute an agreement between us in accordance with the terms and subject to the conditions set forth in this prospectus and in the letter of transmittal.

    You must deliver all documents for tender to the exchange agent at its address set forth below. You may also request your brokers, dealers, commercial banks, trust companies or nominees to effect the above transactions for you.

    THE METHOD OF DELIVERY OF CERTIFICATES, THE LETTER OF TRANSMITTAL AND ALL OTHER REQUIRED DOCUMENTS, IS AT YOUR OPTION AND YOUR SOLE RISK. DOCUMENTS ARE DELIVERED ONLY WHEN ACTUALLY RECEIVED BY THE EXCHANGE AGENT. IF DELIVERY IS BY MAIL, WE RECOMMEND REGISTERED MAIL, RETURN RECEIPT REQUESTED, PROPERLY INSURED, OR AN OVERNIGHT DELIVERY SERVICE. IN ALL CASES, YOU SHOULD ALLOW SUFFICIENT TIME TO INSURE TIMELY DELIVERY.

    Only a holder of old Notes may tender such old Notes in the exchange offer. The term "holder" with respect to the exchange offer means any person in whose name old Notes are registered on our books or any other person who has obtained a properly completed bond power from the registered holder.

    If your old Notes are registered in the name of your broker, dealer, commercial bank, trust company or other nominee and you wish to tender your old Notes, you should contact such registered holder promptly and instruct such registered holder to tender on your behalf. If your old Notes are so registered and you wish to tender on your own behalf, you must, prior to completing and executing the letter of transmittal and delivering your old Notes, either make appropriate arrangements to register ownership of the old Notes in your name or obtain a properly completed bond power from the registered holder. The transfer of record ownership may take considerable time.

    Signatures on a letter of transmittal or notice of withdrawal must be guaranteed by a member firm of a registered national securities exchange or of the National Association of Securities Dealers, Inc., or a commercial bank or trust company having an office or correspondent in the U.S. (an "Eligible Institution"). Signatures do not need to be guaranteed if the old Notes are tendered (1) by a registered Holder who has not completed the box entitled "Special Payment Instructions" or "Special Delivery Instructions" on the letter of transmittal or (2) for the account of an Eligible Institution.

    If the letter of transmittal is signed by a person other than the registered holder of any old Notes listed on the letter, such old Notes must be endorsed or accompanied by appropriate bond powers signed as the name of the registered holder or holders appears on the old Notes.

    If the letter of transmittal or any old Notes or bond powers are signed by trustees, executors, administrators, guardians, attorneys-in-fact, officers of corporations or others acting in a fiduciary or representative capacity, such persons must indicate their capacity when signing. Unless waived by us, you must then submit evidence satisfactory to us of their authority to so act with the letter of transmittal.

    We will determine in our sole discretion all questions as to the validity, form, eligibility (including time of receipt) and acceptance of tendered old Notes and withdrawal of tendered old Notes. Our determination will be final and binding. We reserve the absolute right to reject any and all old Notes not properly tendered or any old Notes acceptance of which would, in the opinion of our counsel, be unlawful for us to accept. We also reserve the right to waive any defects, irregularities or conditions of tender as to particular old Notes. Our interpretation of the terms and conditions of the exchange offers (including the instructions in the letter of transmittal) will be final and binding on all parties. Unless waived, any defects or irregularities in connection with tenders of old Notes must be cured within such time as we determine. No one is under any duty to give notification of defects or irregularities with respect to tenders of old Notes, nor will any person incur any liability for failure to give such notification. Old Notes are not properly tendered until such irregularities have been cured or waived. Any old Notes received by the exchange agent that are not properly tendered and as to which the defects or irregularities have not been cured or waived will be returned by the exchange agent to the tendering holders of such old Notes, unless otherwise provided in the letter of transmittal, as soon as practicable after the expiration date.

    In addition, we reserve the right in our sole discretion:

    - to purchase or make offers for any old Notes that remain outstanding after the expiration date;

    - to terminate the exchange offers as described in "-- Conditions"; and

    - to the extent permitted by applicable law, purchase old Notes in the open market, in privately negotiated transactions or otherwise. The terms of any such purchases or offers could differ from the terms of the exchange offers.

    By tendering, you will represent to us, among other things, that:

    - the new Notes you acquire in the exchange offers are being obtained in the ordinary course of your business;

    - you have no arrangement with any person to participate in the distribution of such new Notes; and

    - you are not an "affiliate," as defined under Rule 405 of the Securities Act, of ours.

    If you are a Participating Broker-Dealer that will receive new Notes for your own account in exchange for old Notes that were not acquired directly from us, by tendering you will acknowledge that you will deliver a prospectus in connection with any resale of such new Notes. See "Plan of Distribution."

BOOK-ENTRY TRANSFER; DELIVERY AND FORM

    The old Notes were initially in the form of one or more registered global notes without interest coupons and were registered in the name of the Depository Trust Company ("DTC"). The new Notes exchanged for the old Notes represented by the global old Notes will be represented by global new Notes in fully registered form, registered in the name of the nominee of DTC.

    The global new Notes will be exchangeable for definitive new Notes in registered form, in denominations of $1,000 principal amount and integral multiples of $1,000. The new Notes in global form will trade in DTC's same-day funds settlement system, and therefore secondary market trading activity in the new Notes will settle in immediately available funds.

    We understand that the exchange agent will make a request promptly after the date of this prospectus to establish an account with respect to the old Notes at DTC for the purpose of facilitating the exchange offer. Subject to the establishment of this account, any financial institution that is a participant in DTC's system may make book-entry delivery of old Notes by causing DTC to transfer such old Notes into the exchange agent's account with respect to the old Notes in accordance with DTC's ATOP procedures for such book-entry transfers. Although delivery of the old Notes may be effected through book-entry transfer into the exchange agent's account at DTC, the exchange for old Notes so tendered will be made only after the following two conditions are met:

    - First, DTC must timely confirm (a "Book-Entry Confirmation") such book-entry transfer of the old Notes into the exchange agent's account.

    - Second, the exchange agent must timely receive a Book-Entry Confirmation with a message, transmitted by DTC and received by the exchange agent and forming part of the Book-Entry Confirmation, which states that DTC has received express acknowledgment from a participant tendering old Notes that such participant has received and agrees to be bound by the terms of the letter of transmittal, and that such agreement may be enforced against such participant.

GUARANTEED DELIVERY PROCEDURES

    If your old Notes are not immediately available or if you cannot deliver your old Notes, the letter of transmittal or any other required documents to the exchange agent prior to the expiration date, you may effect a tender if:

        (1) the tender is made through an Eligible Institution;

        (2) before the expiration date, the exchange agent receives from such Eligible Institution a properly completed and duly executed notice of guaranteed delivery (by facsimile transmission, mail or hand delivery) setting forth the name and address of the holder of the old Notes, the certificate number or numbers of such old Notes and the principal amount of old Notes tendered, stating that the tender is being made thereby and guaranteeing that, within three New York Stock Exchange trading days after the expiration date, the letter of transmittal (or facsimile of such letter) together with the certificate(s) representing the old Notes to be tendered in proper form for transfer and any other documents required by the letter of transmittal, or a Book-Entry Confirmation, as the case may be, will be delivered by the Eligible Institution to the exchange agent; and

        (3) such properly completed and executed letter of transmittal (or facsimile of such letter), as well as the certificate(s) representing all tendered old Notes in proper form for transfer and all other documents required by the letter of transmittal, or a Book-Entry Confirmation, as the case may be, are received by the exchange agent within three New York Stock Exchange trading days after the expiration date.

    Upon request of the exchange agent, a notice of guaranteed delivery will be sent to holders who wish to tender their old Notes according to the guaranteed delivery procedures set forth above.

WITHDRAWAL OF TENDERS

    Except as otherwise described in this prospectus, tenders of old Notes may be withdrawn at any time before 5:00 p.m., New York City time, on the expiration date. To withdraw a tender of old Notes in the exchange offers, the exchange agent must receive a written or facsimile transmission notice of withdrawal at its address set forth in this prospectus before 5:00 p.m., New York City time, on the expiration date. See "-- Exchange Agent." Any such notice of withdrawal must:

        (1) specify the name of the person having deposited the old Notes to be withdrawn (the "Depositor");

        (2) identify the old Notes to be withdrawn (including the certificate number or numbers and principal amount of such old Notes);

        (3) be signed by the holder in the same manner as the original signature on the letter of transmittal by which the old Notes were tendered (including any required signature guarantees) or be accompanied by documents of transfer sufficient to have the trustee with respect to the old Notes register the transfer of the old Notes into the name of the person withdrawing the tender; and

        (4) specify the name in which any the old Notes are to be registered, if different from that of the Depositor.

    We will determine all questions as to the validity, form and eligibility (including time of receipt) of such notices and our determination will be final and binding on all parties. Any old Notes so withdrawn will be deemed not to have been validly tendered for purposes of the exchange offer and no new Notes will be issued with respect thereto unless the old Notes so withdrawn are validly retendered. Any old Notes which have been tendered but which are not accepted for exchange will be returned to their holder without cost to such holder as soon as practicable after withdrawal, rejection of tender or termination of the exchange offer. Properly withdrawn old Notes may be retendered by following one of the procedures, described above under "-- Procedures for Tendering" at any time before the expiration date.

CONDITIONS

    Notwithstanding any other term of the exchange offers, we will not be required to accept for exchange, or exchange new Notes for, any old Notes not accepted for exchange. We may terminate or amend either or both of the exchange offers as provided in this prospectus before accepting old Notes, if any of the following conditions exist:

        (1) the exchange offers, or the making of any exchange by a holder, violates applicable law or any applicable interpretation of the SEC;

        (2) any action or proceeding is instituted or threatened in any court or by or before any governmental agency with respect to the exchange offer which, in our sole judgment, might impair our ability to proceed with the exchange offer;

        (3) any law, statute, rule or regulation is adopted or enacted which, in our sole judgment, might materially impair our ability to proceed with the exchange offers;

        (4) trading on the New York Stock Exchange or generally in the U.S. over-the-counter market is suspended by order of the SEC or any other governmental authority which, in our judgment, would reasonably be expected to impair our ability to proceed with the exchange offers; or

        (5) a stop order is issued by the SEC or any state securities authority suspending the effectiveness of the registration statement or proceedings are initiated or, to our knowledge, threatened for that purpose.

    If any such conditions exist, we may

    - refuse to accept any old Notes and return all tendered old Notes to exchanging holders;

    - extend the exchange offers and retain all old Notes tendered prior to the expiration of the exchange offers, subject, however, to the rights of holders to withdraw such old Notes (see "-- Withdrawal of Tenders"); or

    - waive certain of such conditions with respect to the exchange offers and accept all properly tendered old Notes which have not been withdrawn or revoked.

If such waiver constitutes a material change to the exchange offers, we will promptly disclose such waiver in a manner reasonably calculated to inform holders of old Notes of such waiver.

    The conditions described above are for our sole benefit. We may assert any condition regardless of the circumstances giving rise to any such condition. We may waive any condition in whole or in part at any time and from time to time in our sole discretion. We are not waiving these rights by failing to exercise them. These rights are ongoing and may be asserted at any time and from time to time.

EXCHANGE AGENT

    We appointed State Street Bank and Trust Company as exchange agent for the exchange offers. Send letters of transmittal and notices of guaranteed delivery to the exchange agent addressed as follows:

   By Mail/Hand Delivery or Overnight Delivery:
   State Street Bank and Trust Company

   Attn: Ralph Jones, Corporate Actions

   2 Avenue De Lafayette
   Fifth Floor, Corporate Trust Window
   Boston, Massachusetts 02111
   By Facsimile: (617) 662-1452
   To Confirm by telephone: (617) 662-1548

FEES AND EXPENSES

    We will pay the expenses of soliciting tenders. The principal solicitation is being made by mail. Additional solicitation may be made by telegraph, telephone or in person by officers and regular employees of ours and our affiliates and by persons so engaged by the exchange agent. Also, we have retained Skinner & Co. to assist us in soliciting tenders. The contact information for the solicitor is as follows:



   Skinner & Co.


   Attn: Mike McReynolds


   225 South Cabrillo Hwy.


   Suite 206C


   Half Moon Bay, CA 94019-173


   By Facsimile: (650) 712-3933


   To Confirm by telephone: (650) 712-3939



    We will not make any payments to other brokers, dealers or others soliciting acceptances of the exchange offer. We will pay the exchange agent and solicitor reasonable and customary fees for their services and will reimburse it for its reasonable out-of-pocket expenses in connection therewith. We may also pay brokerage houses and other custodians, nominees and fiduciaries the reasonable out-of-pocket expenses incurred by them in forwarding copies of this prospectus and related documents to the beneficial owners of the old Notes, and in handling or forwarding tenders for exchange.



    We will pay the cash expenses to be incurred in connection with the exchange offers. We estimate these cash expenses will aggregate approximately $150,000, including fees and expenses of the exchange agent, the trustee under the indenture, the solicitor and accounting and legal fees.


    We will pay all transfer taxes, if any, applicable to the exchange of old Notes in the exchange offers. The amount of any such transfer taxes (whether imposed on the registered holder or any other persons) will be payable by the tendering holder if:

        (1) certificates representing new Notes or old Notes for principal amounts at maturity not tendered or accepted for exchange are to be delivered to, or are to be registered in the name of, any person other than the registered holder of the old Notes tendered;

        (2) tendered old Notes are registered in the name of any person other than the person signing the letter of transmittal; or

        (3) a transfer tax is imposed for any reason other than the exchange of old Notes in the exchange offers.

    In such circumstances, you must submit satisfactory evidence of payment of such taxes or exception from such taxes with the letter of transmittal or the amount of such transfer taxes will be billed directly to you.

ACCOUNTING TREATMENT

    The new Notes will be recorded at the same carrying value as the old Notes, which is face value as reflected in our accounting records on the date of the exchange offers. Accordingly, no gain or loss for accounting purposes will be recognized upon completion of the exchange offers. The issuance costs incurred in connection with the exchange offers will be capitalized and amortized over the term of the new Notes.

                            DESCRIPTION OF THE NOTES

GENERAL

    The new Senior Notes will be issued pursuant to a Senior Notes Indenture between the Company and State Street Bank and Trust Company, as trustee. The terms of the new Senior Notes include those stated in the Senior Notes Indenture and those made part of the Senior Notes Indenture by reference to the Trust Indenture Act of 1939, as amended (the "Trust Indenture Act"). The new Senior Subordinated Notes will be issued pursuant to a Senior Subordinated Notes Indenture between the Company and State Street Bank and Trust, as trustee. The terms of the new Senior Subordinated Notes include those stated in the Senior Subordinated Notes Indenture and those made part of the Indenture by reference to the Trust Indenture Act. The new Notes are subject to all such terms, and holders of new Notes are referred to the Senior Notes Indenture, the Senior Subordinated Notes Indenture and the Trust Indenture Act for a statement of such terms.

    The following summary of the material provisions of the Senior Notes Indenture, the Senior Subordinated Notes Indenture, the Senior Notes Registration Rights Agreement and the Senior Subordinated Notes Registration Rights Agreement does not purport to be complete and is qualified in its entirety by reference to such agreements, including the definitions in those agreements of certain terms used below. Copies of such agreements have been filed as exhibits to our Quarterly Report on Form 10-Q for the quarter ended March 31, 1999, which has been incorporated by reference in this prospectus and is available from the SEC or as set forth under "Available Information." The definitions of certain terms used in the following summary are set forth below under "-- Certain Definitions."

    For purposes of the following summary, the term "Company" refers only to Amkor Technology, Inc. and not to any of its Subsidiaries, the term "Senior Notes" refers to the old and new Senior Notes, the term Senior Subordinated Notes refers to the old and new Senior Subordinated Notes and the term "Notes" refers to the old and new Notes.

DESCRIPTION OF THE SENIOR NOTES

RANKING

    The Senior Notes:

N are general obligations of the Company;

N are effectively subordinated in right of payment to existing and future secured debt, if any, to the extent of such security and to all existing and future debt and other liabilities of our subsidiaries, including trade payables;

N are equal in right of payment with all of our existing and future unsecured senior debt;

N are senior in right of payment to all of our existing and future debt that expressly provides that it is subordinated to the Senior Notes, including the Senior Subordinated Notes and the Convertible Notes and are "Designated Senior Debt" for purposes of the indenture governing the Convertible Notes.


    As of September 30, 1999, the Company had total senior secured debt of approximately $13.5 million. In addition, our Subsidiaries had total liabilities of approximately $242.1 million. The Senior Notes Indenture will permit us to incur additional senior secured debt.


    We conduct a large portion of our operations through our Subsidiaries. Accordingly, our ability to meet our cash obligations is dependent upon the ability of our Subsidiaries to make cash distributions to us. Dividends from our Subsidiaries are expected to be a large source of funds for payment of interest on the Senior Notes. The claims of creditors (including trade creditors) of any Subsidiary will generally have priority as to the assets of such Subsidiary over the claims of the holders of the Senior Notes. In the event of a liquidation of any of our Subsidiaries, our right to receive the assets of any such Subsidiary (and the resulting right of the Holders of the Senior Notes to participate in the distribution of the proceeds of those assets) will effectively be subordinated by operation of law to the claims of creditors (including trade creditors) of such Subsidiary and holders of such Subsidiary's preferred stock and any Guarantees by such Subsidiary of Indebtedness of the Company. If the Company were a creditor of such Subsidiary or a holder of its preferred stock, we would be entitled to participate in the distribution of the proceeds of such Subsidiary's assets. Our claims would, however, remain subordinate to any Indebtedness or preferred stock of such Subsidiary which is senior in right of payment to the Indebtedness or preferred stock held by us. In the event of the liquidation, bankruptcy, reorganization, insolvency, receivership or similar proceeding or any assignment for the benefit of our creditors or a marshaling of our assets or liabilities, Holders of the Senior Notes may receive ratably less than other such creditors or interest holders.

    As of the date of this prospectus, all of our Subsidiaries are "Restricted Subsidiaries." However, under the circumstances described below under the subheading "-- Certain Covenants -- Designation of Restricted and Unrestricted Subsidiaries," we will be permitted to designate certain of our Subsidiaries as "Unrestricted Subsidiaries." Unrestricted Subsidiaries will not be subject to many of the restrictive covenants in the Senior Notes Indenture.

PRINCIPAL, MATURITY AND INTEREST

    The Senior Notes Indenture is limited in aggregate principal amount to $525.0 million of which $425.0 million was issued in the offering on May 13, 1999, and will mature on May 1, 2006. The Senior Notes Indenture provides for the issuance of up to an additional $100.0 million aggregate principal amount of additional notes having identical terms and conditions as the Senior Notes offered hereby (the "Additional Senior Notes"), subject to the limitations set forth under "-- Certain Covenants -- Incurrence of Indebtedness and Issuance of Preferred Stock." Any Additional Senior Notes will be part of the same issue of Senior Notes issued on May 13, 1999 and will vote on all matters with the Senior Notes issued on May 13, 1999. For purposes of this "Description of Notes," references to the Senior Notes do not include Additional Senior Notes.

    Interest on the Senior Notes will accrue at the rate of 9 1/4% per annum and will be payable semi-annually in arrears on May 1 and November 1, commencing on November 1, 1999. The Company will make each interest payment to the Holders of record of the Senior Notes on the immediately preceding April 15 and October 15.

    Interest on the Senior Notes will accrue from the date of original issuance or, if interest has already been paid, from the date it was most recently paid. Interest will be computed on the basis of a 360-day year comprised of twelve 30-day months.

    The interest rate on the Senior Notes will be subject to increase if the registration statement of which this prospectus forms a part relating to the Exchange Offer is not declared effective on a timely basis or if certain other conditions are not satisfied, all as further described under the caption "Provisions Common to Both Senior Notes and Senior Subordinated
Notes -- Registration Rights; Liquidated Damages." All references to interest on the Senior Notes include any such Liquidated Damages that may be payable. The Company issued the old Senior Notes in denominations of $1,000 and integral multiples of $1,000 and will issue the new Senior Notes also in denominations of $1,000 and integral multiples of $1,000.

OPTIONAL REDEMPTION

    At any time prior to May 1, 2003, the Company may redeem all or a part of the Senior Notes, upon not less than 30 nor more than 60 days prior notice, at a redemption price (expressed as a percentage of principal amount) equal to 100% of the principal amount thereof plus the Applicable Premium, if any, plus accrued and unpaid interest thereon, if any, to the applicable date of redemption.

    The "Applicable Premium" of any redeemed Senior Note equals the excess of:

(1) the present value at the date of redemption of 100% of the principal amount of such Senior Note plus all required interest payments due on such Senior Note through its Stated Maturity date (excluding accrued but unpaid interest), calculated using a discount rate equal to the Treasury Rate plus 50 basis points; over

(2) the principal amount of the Senior Note, if greater.

    If the period from the date of redemption to the Stated Maturity date is greater than one year, the "Treasury Rate" will be equal to the yield to maturity as of such date of redemption of United States Treasury securities with a constant maturity (as compiled and published in the most recent Federal Reserve Statistical Release H.15 (519) that has become publicly available at least two business days prior to the date of redemption (or, if such Statistical Release is no longer published, any publicly available source of similar market data)) most nearly equal to the period from the date of redemption to the Stated Maturity date.

    If the period from the date of redemption to the Stated Maturity date is less than one year, the "Treasury Rate" will be equal to the weekly average yield on actually traded United States Treasury securities adjusted to a constant maturity of one year.

    Except pursuant to the preceding paragraph, the Senior Notes will not be redeemable at the Company's option prior to May 1, 2003.

    On or after May 1, 2003, the Company may redeem all or a part of the Senior Notes upon not less than 30 nor more than 60 days' notice, at the redemption prices (expressed as percentages of principal amount) set forth below plus accrued and unpaid interest thereon, if any, to the applicable redemption date, if redeemed during the twelve-month period beginning on May 1 of the years indicated below:

                           YEAR                             PERCENTAGE
                           ----                             ----------
2003......................................................   104.625%
2004......................................................   102.313%
2005 and thereafter.......................................   100.000%

REPURCHASE AT THE OPTION OF HOLDERS

Change of Control

    If a Change of Control occurs, each Holder of Senior Notes will have the right to require the Company to repurchase all or any part (equal to $1,000 or an integral multiple thereof) of that Holder's Senior Notes pursuant to the Change of Control Offer. In the Change of Control Offer, the Company will offer a Change of Control Payment in cash equal to 101% of the aggregate principal amount of Senior Notes repurchased plus accrued and unpaid interest thereon, if any, to the date of purchase. Within 30 days following any Change of Control, the Company will mail a notice to each Holder of Senior Notes describing the transaction or transactions that constitute the Change of Control and offering to repurchase Senior Notes on the date specified in such notice (the "Change of Control Payment Date"), pursuant to the procedures required by the Senior Notes Indenture and described in such notice. The Company will comply with the requirements of Rule 14e-1 under the Exchange Act and any other securities laws and regulations thereunder to the extent such laws and regulations are applicable in connection with the repurchase of the Senior Notes as a result of a Change of Control.

    On the Change of Control Payment Date, the Company will, to the extent lawful:

(1) accept for payment all Senior Notes or portions thereof properly tendered pursuant to the Change of Control Offer;

(2) deposit with the Paying Agent an amount equal to the Change of Control Payment in respect of all Senior Notes or portions thereof so tendered; and

(3) deliver or cause to be delivered to the Senior Notes Trustee the Senior Notes so accepted together with an Officers' Certificate stating the aggregate principal amount of Senior Notes or portions thereof being purchased by the Company.

    The Paying Agent will promptly mail to each Holder of Senior Notes so tendered the Change of Control Payment for such Senior Notes, and the Senior Notes Trustee will promptly authenticate and mail (or cause to be transferred by book entry) to each Holder a new Senior Note equal in principal amount to any unpurchased portion of the Senior Notes surrendered, if any; provided that each such new Senior Note will be in a principal amount of $1,000 or an integral multiple thereof.

    The Company will publicly announce the results of the Change of Control Offer on or as soon as practicable after the Change of Control Payment Date.

    The provisions described above that require the Company to make a Change of Control Offer following a Change of Control will be applicable regardless of whether or not any other provisions of the Senior Notes Indenture are applicable. Except as described above with respect to a Change of Control, the Senior Notes Indenture does not contain provisions that permit the Holders of the Senior Notes to require that the Company repurchase or redeem the Senior Notes in the event of a takeover, recapitalization or similar transaction.

    The Company will not be required to make a Change of Control Offer upon a Change of Control if a third party makes the Change of Control Offer in the manner, at the times and otherwise in compliance with the requirements set forth in the Senior Notes Indenture applicable to a Change of Control Offer made by the Company and purchases all Senior Notes validly tendered and not withdrawn under such Change of Control Offer.

    The definition of Change of Control includes a phrase relating to the sale, lease, transfer, conveyance or other disposition of "all or substantially all" of the assets of the Company and its Subsidiaries taken as a whole. Although there is a limited body of case law interpreting the phrase "substantially all," there is no precise established definition of the phrase under applicable law. Accordingly, the ability of a Holder of Senior Notes to require the Company to repurchase such Senior Notes as a result of a sale, lease, transfer, conveyance or other disposition of less than all of the assets of the Company and its Subsidiaries taken as a whole to another Person or group may be uncertain.

Asset Sales

    The Company will not, and will not permit any of its Restricted Subsidiaries to, consummate an Asset Sale unless:

(1) the Company (or the Restricted Subsidiary, as the case may be) receives consideration at the time of such Asset Sale at least equal to the fair market value of the assets or Equity Interests issued or sold or otherwise disposed of;

(2) such fair market value is determined by the Company's Board of Directors;
    and

(3) at least 75% of the consideration therefor received by the Company or such Restricted Subsidiary is in the form of cash or other Qualified Proceeds.

    Within 365 days after the receipt of any Net Proceeds from an Asset Sale, the Company may apply such Net Proceeds at its option:

(1) to repay Permitted Bank Debt, and if such Permitted Bank Debt is revolving debt, to effect a corresponding commitment reduction thereunder;

(2) to acquire all or substantially all of the assets of, or a majority of the Voting Stock of, another Permitted Business;

(3) to make a capital expenditure; or

(4) to acquire any other long-term assets that are used or useful in a Permitted Business.

    Pending the final application of any such Net Proceeds, the Company may temporarily reduce revolving credit borrowings or otherwise invest such Net Proceeds in any manner that is not prohibited by the Senior Notes Indenture.

    Any Net Proceeds from any Asset Sale that are not applied or invested as provided in the preceding paragraph within 365 days of such Asset Sale will constitute Excess Proceeds. When the aggregate amount of Excess Proceeds exceeds $10.0 million, the Company will make an Asset Sale Offer to all Holders of Senior Notes and all holders of other Indebtedness that is pari passu with the Senior Notes containing provisions similar to those set forth in the Senior Notes Indenture with respect to offers to purchase or redeem with the proceeds of sales of assets to purchase the maximum principal amount of Senior Notes and such other pari passu Indebtedness that may be purchased out of the Excess Proceeds. The offer price in any Asset Sale Offer will be equal to 100% of principal amount plus accrued and unpaid interest, if any, to the date of purchase, and will be payable in cash. If any Excess Proceeds remain after consummation of an Asset Sale Offer, the Company may use such Excess Proceeds for any purpose not otherwise prohibited by the Senior Notes Indenture. If the aggregate principal amount of Senior Notes and such other pari passu Indebtedness tendered into such Asset Sale Offer exceeds the amount of Excess Proceeds, the Senior Notes Trustee shall select the Senior Notes and such other pari passu Indebtedness to be purchased on a pro rata basis. Upon completion of each Asset Sale Offer, the amount of Excess Proceeds shall be reset at zero.

Selection and Notice

    If less than all of the Senior Notes are to be redeemed at any time, the Senior Notes Trustee will select Senior Notes for redemption as follows:

(1) if the Senior Notes are listed, in compliance with the requirements of the principal national securities exchange on which the Senior Notes are listed; or

(2) if the Senior Notes are not so listed, on a pro rata basis, by lot or by such method as the Senior Notes Trustee shall deem fair and appropriate.

    No Senior Notes of $1,000 or less shall be redeemed in part. Notices of redemption shall be mailed by first class mail at least 30 but not more than 60 days before the redemption date to each Holder of Senior Notes to be redeemed at its registered address. Notices of redemption may not be conditional.

    If any Senior Note is to be redeemed in part only, the notice of redemption that relates to that Senior Note shall state the portion of the principal amount thereof to be redeemed. A new Senior Note in principal amount equal to the unredeemed portion of the original Senior Note will be issued in the name of the Holder thereof upon cancellation of the original Senior Note. Senior Notes called for redemption become due on the date fixed for redemption. On and after the redemption date, interest ceases to accrue on Senior Notes or portions of them called for redemption.

CERTAIN COVENANTS

Restricted Payments

    The Company will not, and will not permit any of its Restricted Subsidiaries to, directly or indirectly:

(1) declare or pay any dividend or make any other payment or distribution on account of the Company's or any of its Restricted Subsidiaries' Equity Interests (including, without limitation, any payment in connection with any merger or consolidation involving the Company or any of its Restricted Subsidiaries) or to the direct or indirect holders of the Company's or any of its Restricted Subsidiaries' Equity Interests in their capacity as such (other than dividends or distributions payable in Equity Interests (other than Disqualified Stock) of the Company or to the Company or a Restricted Subsidiary of the Company);

(2) purchase, redeem or otherwise acquire or retire for value (including, without limitation, in connection with any merger or consolidation involving the Company) any Equity Interests of the Company or any direct or indirect parent of the Company or any Restricted Subsidiary of the Company (other than any such Equity Interests owned by the Company or any Restricted Subsidiary of the Company);

(3) make any payment on or with respect to, or purchase, redeem, defease or otherwise acquire or retire for value any Indebtedness that is subordinated to the Senior Notes, including the Senior Subordinated Notes, except a payment of interest or principal at the Stated Maturity thereof; or

(4) make any Restricted Investment (all such payments and other actions set forth in clauses (1) through (4) above being collectively referred to as "Restricted Payments"),

unless, at the time of and after giving effect to such Restricted Payment:

    (1) no Default or Event of Default shall have occurred and be continuing or would occur as a consequence thereof; and

    (2) the Company would, at the time of such Restricted Payment and after giving pro forma effect thereto as if such Restricted Payment had been made at the beginning of the applicable four-quarter period, have been permitted to incur at least $1.00 of additional Indebtedness pursuant to the Consolidated Interest Expense Coverage Ratio test set forth in the first paragraph of the covenant described below under the caption
        "-- Incurrence of Indebtedness and Issuance of Preferred Stock"; and

    (3) such Restricted Payment, together with the aggregate amount of all other Restricted Payments made by the Company and its Restricted Subsidiaries after the date of the Senior Notes Indenture (excluding Restricted Payments permitted by clauses (2), (3), (4), (7) and (9) of the next succeeding paragraph), is less than the sum, without duplication, of

       (a) 50% of the Consolidated Net Income of the Company for the period (taken as one accounting period) from the beginning of the first fiscal quarter commencing after the date of the Senior Notes Indenture to the end of the Company's most recently ended fiscal quarter for which internal financial statements are available at the time of such Restricted Payment (or, if such Consolidated Net Income for such period is a deficit, less 100% of such deficit), plus

       (b) 100% of the aggregate net cash proceeds received by the Company since the date of the Senior Notes Indenture as a contribution to its common equity capital or from the issue or sale of Equity Interests of the Company (other than Disqualified Stock) (other than Equity Interests (or Disqualified Stock or debt securities) sold to a Subsidiary of the Company), plus

       (c) to the extent that any Restricted Investment that was made after the date of the Senior Notes Indenture is sold for cash or otherwise liquidated or repaid for cash, the lesser of (i) the cash return of capital with respect to such Restricted Investment (less the cost of disposition, if any) and (ii) the initial amount of such Restricted Investment, plus

       (d) the amount by which (i) Indebtedness (other than Disqualified Stock) of the Company or any Restricted Subsidiary issued after the Issue Date is reduced on the Company's consolidated balance sheet (if prepared in accordance with GAAP as of the date of determination) and
           (ii) Disqualified Stock of the Company issued after the Issue Date (held by any Person other than any Restricted Subsidiary) is reduced (measured with reference to its redemption or repurchase price), in each case, as a result of the conversion or exchange of any such Indebtedness or Disqualified Stock into Equity Interests (other than Disqualified Stock) of the

          Company, less, in each case, any cash distributed by the Company upon such conversion or exchange, plus

       (e) to the extent that any Investment in any Unrestricted Subsidiary that was made after the date of the Senior Notes Indenture is sold for cash or otherwise liquidated, repaid for cash or such Unrestricted Subsidiary is converted into a Restricted Subsidiary, the lesser of
           (i) an amount equal to the sum of (A) the net reduction in Investments in Unrestricted Subsidiaries resulting from dividends, repayments of loans or advances or other transfers of assets, in each case to the Company or any Restricted Subsidiary from Unrestricted Subsidiaries, and (B) the fair market value of the net assets of an Unrestricted Subsidiary at the time such Unrestricted Subsidiary is designated a Restricted Subsidiary, and (ii) the remaining amount of the Investment in such Unrestricted Subsidiary which has not been repaid or converted into cash or assets.

The preceding provisions will not prohibit:

 (1) the payment of any dividend within 60 days after the date of declaration thereof, if at the date of declaration no Default has occurred and is continuing or would be caused thereby and such payment would have complied with the provisions of the Senior Notes Indenture;

 (2) the making of any payment on or with respect to, or in connection with, the redemption, repurchase, retirement, defeasance or other acquisition of, any Indebtedness of the Company or any Restricted Subsidiary that is subordinated to the Senior Notes or of any Equity Interests of the Company or any Restricted Subsidiary in exchange for, or out of the net cash proceeds of the substantially concurrent sale (other than to a Subsidiary of the Company) of, Equity Interests (other than Disqualified Stock) of the Company or any Indebtedness of the Company that is subordinated to the Senior Notes; provided that the amount of any such net cash proceeds that are utilized for any such redemption, repurchase, retirement, defeasance or other acquisition shall be excluded from clause (3) (b) of the preceding paragraph;

 (3) the making of any payment on or with respect to, or in connection with, the defeasance, redemption, repurchase or other acquisition of Indebtedness of the Company or any Restricted Subsidiary that is subordinated to the Senior Notes with the net cash proceeds from the incurrence of Permitted Refinancing Indebtedness;

 (4) the payment of any dividend by a Restricted Subsidiary of the Company to the holders of its common Capital Stock on a pro rata basis;

 (5) so long as no Default has occurred and is continuing or would be caused thereby, the repurchase, redemption or other acquisition or retirement for value of any Equity Interests of the Company or any Restricted Subsidiary of the Company held by any employee of the Company or any Restricted Subsidiary pursuant to any employee equity subscription agreement, stock ownership plan or stock option agreement in effect from time to time; provided that the aggregate price paid for all such repurchased, redeemed, acquired or retired Equity Interests shall not exceed $2.0 million in any twelve-month period and $10.0 million in the aggregate;

 (6) the making of any payment on or with respect to, or repurchase, redemption, defeasance or other acquisition or retirement for value of the Convertible Notes in connection with (i) so long as no Event of Default has occurred and is continuing or would be caused thereby, an optional redemption of the Convertible Notes on or after May 3, 2001 pursuant to the terms thereof, or
     (ii) the honoring by the Company of any conversion request by a holder of the Convertible Notes (including the payment by the Company of any cash in lieu of fractional shares) in accordance with their terms;

 (7) that portion of Investments the payment for which consists exclusively of Equity Interests (other than Disqualified Stock) of the Company;

 (8) so long as no Default has occurred and is continuing or would be caused thereby, other Restricted Payments in an aggregate amount not to exceed $25.0 million;

 (9) the repurchase of Equity Interests of the Company that may be deemed to occur upon the exercise of stock options if such Equity Interests represent a portion of the exercise price thereof;

(10) any payments to one or more shareholders of the Company in connection with settling shareholder obligations in respect of tax periods ending prior to the conversion of the Company from "S" corporation status to "C" corporation status;

(11) in the case of an Asset Sale, any Asset Sale Offer after the Company has complied with its obligations to the Holders of the Senior Notes under the "Asset Sale" covenant contained in the Senior Notes Indenture; and

(12) in the case of a Change of Control, any Change of Control Offer to repurchase the Senior Subordinated Notes after the Company has complied with its obligations to the Holders of the Senior Notes under the "Change of Control" covenant contained in the Senior Notes Indenture.

    The amount of all Restricted Payments (other than cash) shall be the fair market value on the date of the Restricted Payment of the asset(s) or securities proposed to be transferred or issued by the Company or such Restricted Subsidiary, as the case may be, pursuant to the Restricted Payment. The fair market value of any assets or securities that are required to be valued by this covenant with a fair market value in excess of $1.0 million but less than $5.0 million shall be evidenced by an Officer's Certificate which shall be delivered to the Senior Notes Trustee. The fair market value of any assets or securities that are required to be valued by this covenant with a fair market value in excess of $5.0 million shall be determined by the Board of Directors whose resolution with respect thereto shall be delivered to the Senior Notes Trustee.

Incurrence of Indebtedness and Issuance of Preferred Stock

    The Company will not, and will not permit any of its Restricted Subsidiaries to, directly or indirectly, create, incur, issue, assume, guarantee or otherwise become directly or indirectly liable, contingently or otherwise, with respect to (collectively, "incur") any Indebtedness (including Acquired Debt), and the Company will not issue any Disqualified Stock and will not permit any of its Restricted Subsidiaries to issue any shares of preferred stock; provided, however, that the Company and any Restricted Subsidiary that is a Guarantor may incur Indebtedness (including Acquired Debt), and the Company may issue Disqualified Stock, and any Restricted Subsidiary that is a Guarantor may issue preferred stock, if the Consolidated Interest Expense Coverage Ratio for the Company's most recently ended four full fiscal quarters (the "Reference Period") for which internal financial statements are available immediately preceding the date on which such additional Indebtedness is incurred or such Disqualified Stock is issued would have been at least 2.5 to 1, determined on a pro forma basis (including a pro forma application of the net proceeds therefrom), as if the additional Indebtedness had been incurred, or the Disqualified Stock or preferred stock had been issued, as the case may be, at the beginning of such four-quarter period.

    The first paragraph of this covenant will not prohibit the incurrence of any of the following items of Indebtedness (collectively, "Permitted Debt"):

 (1) the incurrence by the Company and any Restricted Subsidiary of any Permitted Bank Debt; provided that the aggregate principal amount of all Permitted Bank Debt at any one time outstanding shall not exceed $100.0 million plus 85% of the consolidated accounts receivable of the Company plus 50% of the consolidated inventory of the Company;

 (2) the incurrence by the Company and its Subsidiaries of Existing
     Indebtedness;

 (3) the incurrence by the Company and any Guarantor of Indebtedness represented by the Senior Notes, the Senior Subordinated Notes and any Subsidiary Guarantees;

 (4) the incurrence by the Company or any of its Restricted Subsidiaries of (a) Indebtedness incurred for the purpose of financing all or any part of the purchase price or cost of construction or improvement of property, plant or equipment used in the business of the Company or such Restricted Subsidiary and (b) Capital Lease Obligations, in an aggregate amount at any time outstanding, including all Permitted Refinancing Indebtedness incurred to refund, refinance or replace any Indebtedness incurred pursuant to this clause (4), not to exceed 10% of the Company's Consolidated Net Assets;

 (5) the incurrence by the Company or any of its Restricted Subsidiaries of Permitted Refinancing Indebtedness in exchange for, or the net proceeds of which are used to refund, refinance or replace, Indebtedness (other than intercompany Indebtedness) that was permitted by the Senior Notes Indenture to be incurred under the first paragraph of this covenant or clauses (2),
     (3), (5), (13) or (14) of this paragraph;

 (6) the incurrence by the Company or any of its Restricted Subsidiaries of intercompany Indebtedness between or among the Company and any of its Restricted Subsidiaries; provided, however, that:

    (a) if the Company or any Guarantor is the obligor on such Indebtedness and such Indebtedness is in favor of a Restricted Subsidiary other than a Wholly Owned Restricted Subsidiary, such Indebtedness must be expressly subordinated to the prior payment in full in cash of all Obligations with respect to the Senior Notes, in the case of the Company, or the Senior Subsidiary Guarantee, in the case of a Guarantor; and

    (b) (i) any subsequent issuance or transfer of Equity Interests that results in any such Indebtedness being held by a Person other than the Company or a Wholly Owned Restricted Subsidiary thereof and (ii) any sale or other transfer of any such Indebtedness to a Person that is not either the Company or a Wholly Owned Restricted Subsidiary thereof; shall be deemed, in each case, to constitute an incurrence of such Indebtedness by the Company or such Restricted Subsidiary, as the case may be, that was not permitted by this clause (6);

 (7) the incurrence by the Company or any of its Restricted Subsidiaries of Hedging Obligations that are incurred for the purpose of fixing or hedging interest rate, commodity or currency risk in the ordinary course of business for bona fide hedging purposes; provided that the notional principal amount of any such Hedging Obligation with respect to interest rates does not exceed the amount of Indebtedness or other liability to which such Hedging Obligation relates;

 (8) the Guarantee by the Company or any of the Guarantors of Indebtedness of the Company or a Restricted Subsidiary of the Company that was permitted to be incurred by another provision of this covenant;

 (9) the incurrence by the Company's Unrestricted Subsidiaries of Non-Recourse Debt; provided, however, that if any such Indebtedness ceases to be Non-Recourse Debt of an Unrestricted Subsidiary, such event shall be deemed to constitute an incurrence of Indebtedness by a Restricted Subsidiary of the Company that was not permitted by this clause (9);

(10) the incurrence of Indebtedness solely in respect of performance, surety and similar bonds or completion or performance Guarantees, to the extent that such incurrence does not result in the incurrence of any obligation for the payment of borrowed money to others;

(11) the incurrence of Indebtedness arising from the agreements of the Company or a Restricted Subsidiary of the Company providing for indemnification, adjustment of purchase price or similar obligations, in each case, incurred or assumed in connection with the disposition of any business, assets or a Subsidiary; provided, however, that:

    (a) such Indebtedness is not reflected as a liability on the balance sheet of the Company or any Restricted Subsidiary of the Company; and

    (b) the maximum assumable liability in respect of all such Indebtedness shall at no time exceed the gross proceeds, including non-cash proceeds (the fair market value of such non-cash proceeds being measured at the time received and without giving effect to any subsequent changes in value), actually received by the Company and its Restricted Subsidiaries in connection with such disposition;

(12) the accrual of interest, accretion or amortization of original issue discount, the payment of interest on any Indebtedness in the form of additional Indebtedness with the same terms, and the payment of dividends on Disqualified Stock in the form of additional shares of the same class of Disqualified Stock; provided, in each such case, that the amount thereof is included in Consolidated Interest Expense of the Company as accrued;

(13) the incurrence of Indebtedness by Foreign Subsidiaries in an amount not to exceed 10% of the Total Tangible Assets of the Foreign Subsidiaries, taken as a whole; and

(14) the incurrence by the Company or any of its Restricted Subsidiaries of additional Indebtedness in an aggregate principal amount (or accreted value, as applicable) at any time outstanding, including all Permitted Refinancing Indebtedness incurred to refund, refinance or replace any Indebtedness incurred pursuant to this clause (14), not to exceed $25.0 million.

    Indebtedness or preferred stock of any Person which is outstanding at the time such Person becomes a Restricted Subsidiary of the Company (including upon designation of any Subsidiary or other Person as a Restricted Subsidiary) or is merged with or into or consolidated with the Company or a Restricted Subsidiary of the Company shall be deemed to have been incurred at the time such Person becomes such a Restricted Subsidiary of the Company or is merged with or into or consolidated with the Company or a Restricted Subsidiary of the Company, as applicable.

    The Company will not incur any Indebtedness (including Permitted Debt) that is contractually subordinated in right of payment to any other Indebtedness of the Company unless such Indebtedness is also contractually subordinated in right of payment to the Senior Notes on substantially identical terms; provided, however, that no Indebtedness of the Company shall be deemed to be contractually subordinated in right of payment to any other Indebtedness of the Company solely by virtue of any Liens, Guarantees, maturity of payments or structural seniority.

    For purposes of determining compliance with this "Incurrence of Indebtedness and Issuance of Preferred Stock" covenant, in the event that an item of proposed Indebtedness meets the criteria of more than one of the categories of Permitted Debt described in clauses (1) through (14) above, or is entitled to be incurred pursuant to the first paragraph of this covenant, the Company will be permitted to classify or reclassify such item of Indebtedness (or any part thereof) in any manner that complies with this covenant.

    For purposes of determining any particular amount of Indebtedness under this covenant, Guarantees, Liens or obligations in support of letters of credit supporting Indebtedness shall not be included to the extent such letters of credit are included in the amount of such Indebtedness.

    Any increase in the amount of any Indebtedness solely by reason of currency fluctuations shall not be considered an incurrence of Indebtedness for purposes of this covenant.

Liens

    The Company will not, and will not permit any of its Restricted Subsidiaries to, directly or indirectly, create, incur, assume or suffer to exist any Lien of any kind securing Indebtedness on any asset now owned or hereafter acquired, except Permitted Liens, unless the Notes are equally and ratably secured with the obligations so secured for as long as such Indebtedness will be so secured.

Dividend and Other Payment Restrictions Affecting Subsidiaries

    The Company will not, and will not permit any of its Restricted Subsidiaries to, directly or indirectly, create or permit to exist or become effective any encumbrance or restriction on the ability of any Restricted Subsidiary to:

 (1) pay dividends or make any other distributions on its Capital Stock to the Company or any of the Company's Restricted Subsidiaries, or with respect to any other interest or participation in, or measured by, its profits, or pay any indebtedness owed to the Company or any of the Company's Restricted Subsidiaries;

 (2) make loans or advances to the Company or any of the Company's Restricted Subsidiaries; or

 (3) transfer any of its properties or assets to the Company or any of the Company's Restricted Subsidiaries.

    However, the preceding restrictions will not apply to encumbrances or restrictions existing under or by reason of:

 (1) Existing Indebtedness as in effect on the date of the Senior Notes Indenture and any amendments, modifications, restatements, renewals, increases, supplements, refundings, replacements or refinancings thereof, provided that such amendments, modifications, restatements, renewals, increases, supplements, refundings, replacement or refinancings are no more restrictive, taken as a whole, with respect to such dividend and other payment restrictions than those contained in such Existing Indebtedness, as in effect on the date of the Senior Notes Indenture;

 (2) the Indentures and the Notes;

 (3) applicable law;

 (4) any instrument governing Indebtedness or Capital Stock of a Person acquired by the Company or any of its Restricted Subsidiaries as in effect at the time of such acquisition (except to the extent such Indebtedness was incurred in connection with or in contemplation of such acquisition), which encumbrance or restriction is not applicable to any Person, or the properties or assets of any Person, other than the Person, or the property or assets of the Person, so acquired, provided that, in the case of Indebtedness, such Indebtedness was permitted by the terms of the Indenture to be incurred;

 (5) customary non-assignment provisions in leases, licenses or other contracts entered into in the ordinary course of business and consistent with past practices;

 (6) purchase money obligations or Capital Lease Obligations for property acquired in the ordinary course of business that impose restrictions on the property so acquired of the nature described in clause (3) of the preceding paragraph;

 (7) any agreement for the sale or other disposition of a Restricted Subsidiary that restricts dividends, distributions, loans, advances or transfers by such Restricted Subsidiary pending its sale or other disposition;

 (8) Permitted Refinancing Indebtedness, provided that the restrictions contained in the agreements governing such Permitted Refinancing Indebtedness are no more restrictive, taken as a whole, than those contained in the agreements governing the Indebtedness being refinanced;

 (9) agreements entered into with respect to Liens securing Indebtedness otherwise permitted to be incurred pursuant to the provisions of the covenant described above under the caption "-- Liens" that limit the right of the Company or any of its Restricted Subsidiaries to dispose of the assets subject to such Lien;

(10) provisions with respect to the disposition or distribution of assets or property in joint venture agreements and other similar agreements entered into in the ordinary course of business;

(11) restrictions on cash or other deposits or net worth imposed by customers under contracts entered into in the ordinary course of business;

(12) any Receivables Program; and

(13) any restriction imposed pursuant to contracts for the sale of assets with respect to the transfer of the assets to be sold pursuant to such contract.

Merger, Consolidation, or Sale of Assets

    The Company may not, directly or indirectly: (1) consolidate or merge with or into another Person (whether or not the Company is the surviving corporation); or (2) sell, assign, transfer, convey or otherwise dispose of all or substantially all of its properties or assets, in one or more related transactions, to another Person, unless:

 (1) either: (a) the Company is the surviving corporation; or (b) the Person formed by or surviving any such consolidation or merger (if other than the Company) or to which such sale, assignment, transfer, conveyance or other disposition shall have been made is a corporation organized or existing under the laws of the United States, any state thereof or the District of Columbia;

 (2) the Person formed by or surviving any such consolidation or merger (if other than the Company) or the Person to which such sale, assignment, transfer, conveyance or other disposition shall have been made assumes all the obligations of the Company under the Senior Notes, the Senior Notes Indenture and the Registration Rights Agreement applicable to the Senior Notes pursuant to agreements reasonably satisfactory to the Senior Notes Trustee;

 (3) immediately after such transaction no Default or Event of Default exists;

 (4) except in the case of the amalgamation, consolidation or merger of the Company (a) with or into a Wholly Owned Restricted Subsidiary, or (b) with or into any Person solely for the purpose of effecting a change in the state of incorporation of the Company, the Company or the Person formed by or surviving any such consolidation or merger (if other than the Company) will, on the date of such transaction after giving pro forma effect thereto and any related financing transactions as if the same had occurred at the beginning of the applicable four-quarter period, be permitted to incur at least $1.00 of additional Indebtedness pursuant to the Consolidated Interest Expense Coverage Ratio test set forth in the first paragraph of the covenant described above under the caption "-- Incurrence of Indebtedness and Issuance of Preferred Stock;" and

 (5) the Company shall have delivered to the Senior Notes Trustee an Officer's Certificate stating that such consolidation, merger, sale, assignment, transfer, conveyance or other disposition complies with the Senior Notes Indenture.

    In addition, the Company may not, directly or indirectly, lease all or substantially all of its properties or assets, in one or more related transactions, to any other Person. This "Merger, Consolidation, or Sale of Assets" covenant will not apply to a sale, assignment, transfer, conveyance or other disposition of assets by the Company to any of its Wholly Owned Restricted Subsidiaries.

Transactions with Affiliates

    The Company will not, and will not permit any of its Restricted Subsidiaries to, make any payment to, or sell, lease, transfer or otherwise dispose of any of its properties or assets to, or purchase any property or assets from, or enter into or make or amend any transaction, contract, agreement, understanding, loan, advance or Guarantee with, or for the benefit of, any Affiliate (each, an "Affiliate Transaction"), unless:

(1) such Affiliate Transaction (when viewed together with related Affiliate Transactions, if any) is on terms that are no less favorable to the Company or the relevant Restricted Subsidiary than those that would have been obtained in a comparable transaction by the Company or such Restricted Subsidiary with an unrelated Person; and

(2) the Company delivers to the Senior Notes Trustee:

    (a) with respect to any Affiliate Transaction or series of related Affiliate Transactions involving aggregate consideration in excess of $10.0 million, a resolution of the Board of Directors set forth in an Officers' Certificate certifying that such Affiliate Transaction complies with this covenant and that such Affiliate Transaction has been approved by a majority of the disinterested members of the Board of Directors (of which there must be at least one); and

    (b) with respect to any Affiliate Transaction or series of related Affiliate Transactions involving aggregate consideration in excess of $25.0 million, an opinion as to the fairness to the Holders of such Affiliate Transaction from a financial point of view issued by an accounting, appraisal or investment banking firm of national standing;

provided that (i) the Company and its Restricted Subsidiaries may enter into Affiliate Transactions pursuant to the Supply Agreement, the Foundry Agreement, the Asset Purchase Agreement, the Transition Services Agreement and the Intellectual Property Rights Licensing Agreement, and may amend, modify and supplement such agreements from time to time, so long as the Company shall have determined that any such amendment, modification or supplement will not have a material adverse economic effect on the Company and its Subsidiaries, taken as a whole, and (ii) the Company and its Restricted Subsidiaries may only enter into transactions pursuant to the Supply Agreement, the Foundry Agreement, the Asset Purchase Agreement, the Transition Services Agreement and the Intellectual Property Rights Licensing Agreement, and amend, modify and supplement such agreements from time to time, in circumstances in which clause (i) is not applicable, if a majority of the disinterested members of the Board of Directors (of which there must be at least one) shall have approved such transaction, amendment, modification or supplement; provided, further, that in the case of both clauses (i) and (ii), the Company shall deliver to the Senior Notes Trustee within 30 days of such transaction, amendment, modification or supplement an Officer's Certificate (A) describing the transaction, amendment, modification or supplement approved, (B) in the case of transactions, amendments, modifications and supplements to which clause (i) is applicable, setting forth the determination of the Company required pursuant to clause (i), and (C) in the case of transactions, amendments, modifications and supplements to which clause
(ii) is applicable, attaching a resolution of the Board of Directors certifying that such Affiliate Transaction complies with this covenant.

    The following items shall not be deemed to be Affiliate Transactions and, therefore, will not be subject to the provisions of the prior paragraphs:

(1) any employment agreement or arrangement entered into by the Company or any of its Restricted Subsidiaries or any employee benefit plan available to employees of the Company and its Subsidiaries generally, in each case in the ordinary course of business and consistent with the past practice of the Company or such Restricted Subsidiary;

(2) Affiliate Transactions between or among the Company and/or its Restricted Subsidiaries;

(3) payment of reasonable directors fees to Persons who are not otherwise Affiliates of the Company and indemnity provided on behalf of officers, directors and employees of the Company or any of its Restricted Subsidiaries as determined in good faith by the Board of Directors of the Company;

(4) Any Affiliate Transactions pursuant to which the Company makes short-term advances or otherwise makes short-term loans to ASI, which advances or loans are to be repaid by ASI (i) within three months from the date of such advance or loan and (ii) by offsets by the Company of amounts payable by the Company to ASI pursuant to the Supply Agreements, if a majority of the disinterested members of the Board of Directors (of which there must be at least one) shall have approved such transaction, amendment, modification or supplement; provided that the total amount of such advances and loans outstanding at any one time shall not exceed $50.0 million; and

(5) Any Restricted Payments that are permitted by the provisions of the Senior Notes Indenture described above under the caption "-- Restricted Payments."

    For purposes of this "Transactions with Affiliates" covenant, any transaction or series of related Affiliate Transactions between the Company or any Restricted Subsidiary and an Affiliate that is approved by a majority of the disinterested members of the Board of Directors (of which there must be at least one to utilize this method of approval) and evidenced by a board resolution or for which a fairness opinion has been issued shall be deemed to be on terms that are no less favorable to the Company or the relevant Restricted Subsidiary than those that would have been obtained in a comparable transaction by the Company or such Restricted Subsidiary with an unrelated Person and thus shall be permitted under this "Transactions with Affiliates" covenant.

Subsidiary Guarantees

    If the Company or any of its Restricted Subsidiaries acquires, creates or capitalizes a Domestic Subsidiary after the date of the Indenture that is a Significant Subsidiary, then that newly acquired, created or capitalized Subsidiary must become a Guarantor and execute a supplemental indenture satisfactory to the Senior Notes Trustee and deliver an Opinion of Counsel to the Senior Notes Trustee within 10 Business Days of the date on which it was acquired or created.

Sale and Leaseback Transactions

    The Company will not, and will not permit any of its Subsidiaries to, enter into any sale and leaseback transaction; provided that the Company or any Restricted Subsidiary may enter into a sale and leaseback transaction if:

(1) the Company or such Restricted Subsidiary, as applicable, could have incurred Indebtedness in an amount equal to the Attributable Debt relating to such sale and leaseback transaction (if the lease is in the nature of an operating lease, otherwise the amount of Indebtedness) under the Consolidated Interest Expense Coverage Ratio test in the first paragraph of the covenant described above under the caption "-- Incurrence of Indebtedness and Issuance of Preferred Stock;" and

(2) the transfer of assets in that sale and leaseback transaction is permitted by, and the Company applies the proceeds of such transaction in compliance with, the covenant described above under the caption "-- Repurchase at the Option of Holders -- Asset Sales."

    The foregoing restriction shall not apply to any sale and leaseback transaction if (i) the transaction is solely between the Company and any Restricted Subsidiary or between Restricted Subsidiaries or (ii) the sale and leaseback transaction is consummated within 180 days after the purchase of the assets subject to such transaction.

No Amendment to Subordination Provisions

    Without the consent of the Holders of at least a majority in aggregate principal amount of the Senior Notes then outstanding, the Company will not amend, modify or alter the Senior Subordinated Notes Indenture in any way to:

(1) increase the rate of or change the time for payment of interest on any Senior Subordinated Notes;

(2) increase the principal of, advance the final maturity date of or shorten the Weighted Average Life to Maturity of any Senior Subordinated Notes;

(3) alter the redemption provisions or the price or terms at which the Company is required to offer to purchase any Senior Subordinated Notes; or

(4) amend the provisions of Article 10 of the Senior Subordinated Notes Indenture (which relate to subordination).

Designation of Restricted and Unrestricted Subsidiaries

    The Board of Directors may designate any Restricted Subsidiary to be an Unrestricted Subsidiary if that designation would not cause a Default. If a Restricted Subsidiary is designated as an Unrestricted Subsidiary, all outstanding Investments owned by the Company and its Restricted Subsidiaries in the Subsidiary so designated will be deemed to be an Investment made as of the time of such designation and will reduce the amount available for Restricted Payments under the first paragraph of the covenant described above under the caption "-- Restricted Payments" or Permitted Investments, as applicable. All such outstanding Investments will be valued at their fair market value at the time of such designation. That designation will only be permitted if such Restricted Payment would be permitted at that time and if such Restricted Subsidiary otherwise meets the definition of an Unrestricted Subsidiary. The Board of Directors may redesignate any Unrestricted Subsidiary to be a Restricted Subsidiary if the redesignation would not cause a Default.

Limitation on Issuances and Sales of Equity Interests in Wholly Owned Restricted Subsidiaries

    The Company will not, and will not permit any of its Wholly Owned Restricted Subsidiaries to, transfer, convey, sell, lease or otherwise dispose of any Equity Interests in any Wholly Owned Restricted Subsidiary of the Company to any Person (other than the Company or a Wholly Owned Restricted Subsidiary of the Company), unless:

(1) such transfer, conveyance, sale, lease or other disposition is of all the Equity Interests in such Wholly Owned Restricted Subsidiary or immediately following such transfer, conveyance, sale, lease or other disposition, the Wholly Owned Restricted Subsidiary is a Restricted Subsidiary; and

(2) the cash Net Proceeds from such transfer, conveyance, sale, lease or other disposition are applied in accordance with the covenant described above under the caption "-- Asset Sales."

    In addition, the Company will not permit any Wholly Owned Restricted Subsidiary of the Company to issue any of its Equity Interests (other than, if necessary, shares of its Capital Stock constituting directors' qualifying shares) to any Person other than to the Company or a Wholly Owned Restricted Subsidiary of the Company unless immediately following such issuance the Wholly Owned Restricted Subsidiary is a Restricted Subsidiary.

DESCRIPTION OF THE SENIOR SUBORDINATED NOTES

RANKING

    The Senior Subordinated Notes:

N are general obligations of the Company;

N are subordinated in right of payment to all existing and future Senior Debt of the Company, including the Senior Notes;

N are effectively subordinated in right of payment to all existing and future liabilities of our Subsidiaries, including trade payables; and

N are senior in right of payment to any subordinated Indebtedness of the Company, including the Convertible Notes and are "Designated Senior Debt" for purposes of the indenture governing the Convertible Notes.


    Assuming we had completed the offering of the Notes and applied the net proceeds as intended, as of September 30, 1999, the Company would have had total Senior Debt of approximately $438.5 million. In addition, our Subsidiaries would have had total liabilities of approximately $242.1 million. As indicated above and as discussed in detail below under the subheading "Subordination," payments on the Senior Subordinated Notes will be subordinated to the payment of Senior Debt, including the Senior Notes. The Senior Subordinated Notes Indenture will permit us to incur additional Senior Debt.


    We conduct a large portion of our operations through our Subsidiaries. Accordingly, our ability to meet our cash obligations is dependent upon the ability of our Subsidiaries to make cash distributions to us. Dividends from our Subsidiaries are expected to be a large source of funds for payment of interest on the Senior Subordinated Notes. The claims of creditors (including trade creditors) of any Subsidiary will generally have priority as to the assets of such Subsidiary over the claims of the holders of the Senior Subordinated Notes. In the event of a liquidation of any of our Subsidiaries, our right to receive the assets of any such Subsidiary (and the resulting right of the Holders of the Senior Subordinated Notes to participate in the distribution of the proceeds of those assets) will effectively be subordinated by operation of law to the claims of creditors (including trade creditors) of such Subsidiary and holders of such Subsidiary's preferred stock and any Guarantees by such Subsidiary of Indebtedness of the Company. If the Company were a creditor of such Subsidiary or a holder of its preferred stock, we would be entitled to participate in the distribution of the proceeds of such Subsidiary's assets. Our claims would, however, remain subordinate to any Indebtedness or preferred stock of such Subsidiary which is senior in right of payment to the Indebtedness or preferred stock held by us. In the event of the liquidation, bankruptcy, reorganization, insolvency, receivership or similar proceeding or any assignment for the benefit of our creditors or a marshaling of our assets or liabilities, Holders of the Senior Subordinated Notes may receive ratably less than other such creditors or interest holders.

    As of the date of this prospectus, all of our subsidiaries are "Restricted Subsidiaries." However, under the circumstances described below under the subheading "Certain Covenants -- Designation of Restricted and Unrestricted Subsidiaries," we will be permitted to designate certain of our subsidiaries as "Unrestricted Subsidiaries." Unrestricted Subsidiaries will not be subject to many of the restrictive covenants in the Senior Subordinated Notes Indenture.

PRINCIPAL, MATURITY AND INTEREST

    The Senior Subordinated Notes Indenture is limited in aggregate principal amount to $300.0 million, of which $200.0 million was issued in the offering on May 13, 1999, and will mature on May 1, 2009. The Senior Subordinated Notes Indenture provides for the issuance of up to an additional $100.0 million aggregate principal amount of additional notes having identical terms and conditions as the Senior Subordinated Notes offered hereby (the "Additional Senior Subordinated Notes"), subject to the limitations set forth under "-- Certain

Covenants -- Incurrence of Indebtedness and Issuance of Preferred Stock." Any Additional Senior Subordinated Notes will be part of the same issue of Senior Subordinated Notes issued on May 13, 1999 and will vote on all matters with the Senior Subordinated Notes issued on May 13, 1999. For purposes of this "Description of Notes," references to the Senior Subordinated Notes do not include Additional Senior Subordinated Notes.

    Interest on the Senior Subordinated Notes will accrue at the rate of 10 1/2% per annum and will be payable semi-annually in arrears on May 1 and November 1, commencing on November 1, 1999. The Company will make each interest payment to the Holders of record of the Senior Subordinated Notes on the immediately preceding April 15 and October 15.

    Interest on the Senior Subordinated Notes will accrue from the date of original issuance or, if interest has already been paid, from the date it was most recently paid. Interest will be computed on the basis of a 360-day year comprised of twelve 30-day months.

    The interest rate on the Senior Subordinated Notes would have been subject to increase if the Company did not file the registration statement of which this prospectus forms a part relating to the Exchange Offer on a timely basis, if the registration statement was not declared effective on a timely basis or if certain other conditions are not satisfied, all as further described under the caption "Provisions Common to Both Senior Notes and Senior Subordinated
Notes -- Registration Rights; Liquidated Damages." All references to interest on the Senior Subordinated Notes include any such Liquidated Damages that may be payable. The Company issued the old Senior Subordinated Notes in denominations of $1,000 and integral multiples of $1,000 and will issue the new Senior Subordinated Notes also in denominations of $1,000 and integral multiples of $1,000.

SUBORDINATION

    The payment of principal, premium and interest, if any, on the Senior Subordinated Notes and all other payments in respect of the Senior Subordinated Notes, whether in connection with a Change of Control, an Asset Sale, defeasance or otherwise, will be subordinated to the prior payment in full in cash of all Senior Debt of the Company, including the Senior Notes.

    The holders of Senior Debt, including the Senior Notes, will be entitled to receive payment in full in cash of all Obligations due in respect of Senior Debt (including interest, expense reimbursements and indemnities after the commencement of any such proceeding at the rate specified in the applicable Senior Debt, whether or not such claims are allowed, allowable or enforceable in such proceeding and even if disallowed therein) before the Holders of the Senior Subordinated Notes will be entitled to receive any payment with respect to the Senior Subordinated Notes (except that Holders of Senior Subordinated Notes may receive and retain Permitted Junior Securities and payments made from the trust described under "Provisions Common to Both Senior Notes and Senior Subordinated Notes -- Legal Defeasance and Covenant Defeasance"), in the event of any distribution to creditors of the Company:

(1) in a liquidation or dissolution of the Company;

(2) in a bankruptcy, reorganization, insolvency, receivership or similar proceeding relating to the Company or its property;

(3) in an assignment for the benefit of creditors; or

(4) in any marshalling of the Company's assets and liabilities.

    The Company also may not make any payment in respect of the Senior Subordinated Notes (except in Permitted Junior Securities or from the trust described under "Provisions Common to Both Senior Notes and Senior Subordinated Notes -- Legal Defeasance and Covenant Defeasance") if:

(1) a payment default on Senior Debt, including the Senior Notes, occurs and is continuing; or

(2) any other default occurs and is continuing on Designated Senior Debt that permits holders of the Designated Senior Debt to accelerate its maturity and the Trustee receives a notice of such default (a "Payment Blockage Notice") from the holders of any Designated Senior Debt or their agent or representative.

    Payments on the Senior Subordinated Notes may and shall be resumed:

(1) in the case of a payment default, upon the date on which such default is cured or waived; and

(2) in case of a nonpayment default, the earlier of the date on which such nonpayment default is cured or waived or 179 days after the date on which the applicable Payment Blockage Notice is received, unless the maturity of any Designated Senior Debt has been accelerated.

    No new Payment Blockage Notice may be delivered unless and until 360 days have elapsed since the effectiveness of the immediately prior Payment Blockage Notice.

    No nonpayment default that existed or was continuing on the date of delivery of any Payment Blockage Notice to the Senior Subordinated Notes Trustee shall be, or be made, the basis for a subsequent Payment Blockage Notice unless such default shall have been cured or waived for a period of not less than 180 days.

    If the Senior Subordinated Notes Trustee or any Holder of the Senior Subordinated Notes receives a payment in respect of the Senior Subordinated Notes (except in Permitted Junior Securities or from the trust described under "Provisions Common to Both Senior Notes and Senior Subordinated Notes -- Legal Defeasance and Covenant Defeasance") when:

(1) the payment is prohibited by these subordination provisions; and

(2) the Senior Subordinated Notes Trustee or the Holder has actual knowledge that the payment is prohibited;

the Senior Subordinated Notes Trustee or the Holder, as the case may be, shall hold the payment in trust for the benefit of the holders of Senior Debt, including the Senior Notes. Upon the proper written request of the holders of Senior Debt, including the Senior Notes, the Senior Subordinated Notes Trustee or the Holder, as the case may be, shall deliver the amounts in trust to the holders of Senior Debt or their proper representative.

    The Company must promptly notify holders of Senior Debt, including the Senior Notes, if payment of the Senior Subordinated Notes is accelerated because of an Event of Default.

    As a result of the subordination provisions described above, in the event of a bankruptcy, liquidation or reorganization of the Company, Holders of the Senior Subordinated Notes may recover less ratably than creditors of the Company who are holders of Senior Debt, including the Senior Notes. See "Risk Factors -- Subordination of the New Senior Subordinated Notes."

OPTIONAL REDEMPTION

    During the first 36 months after the Issue Date, the Company may on any one or more occasions redeem up to 35% of the aggregate principal amount of Senior Subordinated Notes originally issued under the Senior Subordinated Notes Indenture at a redemption price of 110.50% of the principal amount thereof, plus accrued and unpaid interest to the redemption date, with the net cash proceeds of one or more Equity Offerings; provided that

(1) at least $130.0 million in aggregate principal amount of Senior Subordinated Notes remains outstanding immediately after the occurrence of such redemption (excluding Senior Subordinated Notes held by the Company and its Subsidiaries); and

(2) the redemption must occur within 45 days of the date of the closing of such Equity Offering.

    Except pursuant to the preceding paragraph, the Senior Subordinated Notes will not be redeemable at the Company's option prior to May 1, 2004.

    On or after May 1, 2004, the Company may redeem all or a part of the Senior Subordinated Notes upon not less than 30 nor more than 60 days' notice, at the redemption prices (expressed as percentages of principal amount) set forth below plus accrued and unpaid interest thereon, if any, to the applicable redemption date, if redeemed during the twelve-month period beginning on May 1 of the years indicated below:

                         YEAR                           PERCENTAGE
                         ----                           ----------
2004..................................................   105.250%
2005..................................................   103.500%
2006..................................................   101.750%
2007 and thereafter...................................   100.000%

REPURCHASE AT THE OPTION OF HOLDERS

Change of Control

    If a Change of Control occurs, each Holder of Senior Subordinated Notes will have the right to require the Company to repurchase all or any part (equal to $1,000 or an integral multiple thereof) of that Holder's Senior Subordinated Notes pursuant to the Change of Control Offer. In the Change of Control Offer, the Company will offer a Change of Control Payment in cash equal to 101% of the aggregate principal amount of Senior Subordinated Notes repurchased plus accrued and unpaid interest thereon, if any, to the date of purchase. Within 30 days following any Change of Control, the Company will mail a notice to each Holder of Senior Subordinated Notes describing the transaction or transactions that constitute the Change of Control and offering to repurchase Senior Subordinated Notes on the date specified in such notice (the "Change of Control Payment Date"), pursuant to the procedures required by the Senior Subordinated Notes Indenture and described in such notice. The Company will comply with the requirements of Rule 14e-1 under the Exchange Act and any other securities laws and regulations thereunder to the extent such laws and regulations are applicable in connection with the repurchase of the Senior Subordinated Notes as a result of a Change of Control.

    On the Change of Control Payment Date, the Company will, to the extent lawful:

(1) accept for payment all Senior Subordinated Notes or portions thereof properly tendered pursuant to the Change of Control Offer;

(2) deposit with the Paying Agent an amount equal to the Change of Control Payment in respect of all Senior Subordinated Notes or portions thereof so tendered; and

(3) deliver or cause to be delivered to the Senior Subordinated Notes Trustee the Senior Subordinated Notes so accepted together with an Officers' Certificate stating the aggregate principal amount of Senior Subordinated Notes or portions thereof being purchased by the Company.

    The Paying Agent will promptly mail to each Holder of Senior Subordinated Notes so tendered the Change of Control Payment for such Senior Subordinated Notes, and the Senior Subordinated Notes Trustee will promptly authenticate and mail (or cause to be transferred by book entry) to each Holder a new Senior Subordinated Note equal in principal amount to any unpurchased portion of the Senior Subordinated Notes surrendered, if any; provided that each such new Senior Subordinated Note will be in a principal amount of $1,000 or an integral multiple thereof.

    Prior to repurchasing the Senior Subordinated Notes following a Change of Control, but in any event within 90 days following a Change of Control, the Company will either repay all outstanding Senior Debt, including the Senior Notes, or obtain the requisite consents, if any, under all agreements governing outstanding Senior Debt, including the Senior Notes Indenture, to permit the repurchase of Senior Subordinated Notes required by this covenant. The Company will publicly announce the results of the Change of Control Offer on or as soon as practicable after the Change of Control Payment Date.

    The provisions described above that require the Company to make a Change of Control Offer following a Change of Control will be applicable regardless of whether or not any other provisions of the Senior Subordinated Notes Indenture are applicable. Except as described above with respect to a Change of Control, the Senior Subordinated Notes Indenture does not contain provisions that permit the Holders of the Senior Subordinated Notes to require that the Company repurchase or redeem the Senior Subordinated Notes in the event of a takeover, recapitalization or similar transaction.

    The Senior Subordinated Notes Indenture will prohibit the Company from purchasing any Senior Subordinated Notes. Any future credit agreements or other agreements relating to Senior Debt to which the Company becomes a party may contain similar restrictions and may provide that certain change of control events with respect to the Company constitute a default under or require repayment of those facilities. In the event a Change of Control occurs at a time when the Company is prohibited from purchasing Senior Subordinated Notes, the Company could seek the consent of its senior lenders to the purchase of Senior Subordinated Notes or could attempt to refinance the borrowings that contain such prohibition. If the Company does not obtain such a consent or repay such borrowings, the Company will remain prohibited from purchasing Senior Subordinated Notes. In such case, the Company's failure to purchase tendered Senior Subordinated Notes would constitute an Event of Default under the Senior Subordinated Notes Indenture which would, in turn, constitute a default under such Senior Debt. In such circumstances, the subordination provisions in the Senior Subordinated Notes Indenture would likely restrict payments to the Holders of Senior Subordinated Notes.

    The Company will not be required to make a Change of Control Offer upon a Change of Control if a third party makes the Change of Control Offer in the manner, at the times and otherwise in compliance with the requirements set forth in the Senior Subordinated Notes Indenture applicable to a Change of Control Offer made by the Company and purchases all Senior Subordinated Notes validly tendered and not withdrawn under such Change of Control Offer.

    The definition of Change of Control includes a phrase relating to the sale, lease, transfer, conveyance or other disposition of "all or substantially all" of the assets of the Company and its Subsidiaries taken as a whole. Although there is a limited body of case law interpreting the phrase "substantially all," there is no precise established definition of the phrase under applicable law. Accordingly, the ability of a Holder of Senior Subordinated Notes to require the Company to repurchase such Senior Subordinated Notes as a result of a sale, lease, transfer, conveyance or other disposition of less than all of the assets of the Company and its Subsidiaries taken as a whole to another Person or group may be uncertain.

Asset Sales

    The Company will not, and will not permit any of its Restricted Subsidiaries to, consummate an Asset Sale unless:

(1) the Company (or the Restricted Subsidiary, as the case may be) receives consideration at the time of such Asset Sale at least equal to the fair market value of the assets or Equity Interests issued or sold or otherwise disposed of;

(2) such fair market value is determined by the Company's Board of Directors;
    and

(3) at least 75% of the consideration therefor received by the Company or such Restricted Subsidiary is in the form of cash or other Qualified Proceeds.

    Within 365 days after the receipt of any Net Proceeds from an Asset Sale, the Company may apply such Net Proceeds at its option:

(1) to repay Senior Debt, and if such Senior Debt is revolving debt, to effect a corresponding commitment reduction thereunder;

(2) to acquire all or substantially all of the assets of, or a majority of the Voting Stock of, another Permitted Business;

(3) to make a capital expenditure; or

(4) to acquire any other long-term assets that are used or useful in a Permitted Business.

    Pending the final application of any such Net Proceeds, the Company may temporarily reduce revolving credit borrowings or otherwise invest such Net Proceeds in any manner that is not prohibited by the Senior Subordinated Notes Indenture.

    Any Net Proceeds from any Asset Sale that are not applied or invested as provided in the preceding paragraph within 365 days of such Asset Sale will constitute Excess Proceeds. When the aggregate amount of Excess Proceeds exceeds $10.0 million, the Company will make an Asset Sale Offer to all Holders of Senior Subordinated Notes and all holders of other Indebtedness that is pari passu with the Senior Subordinated Notes containing provisions similar to those set forth in the Senior Subordinated Notes Indenture with respect to offers to purchase or redeem with the proceeds of sales of assets to purchase the maximum principal amount of Senior Subordinated Notes and such other pari passu Indebtedness that may be purchased out of the Excess Proceeds. The offer price in any Asset Sale Offer will be equal to 100% of principal amount plus accrued and unpaid interest, if any, to the date of purchase, and will be payable in cash. If any Excess Proceeds remain after consummation of an Asset Sale Offer, the Company may use such Excess Proceeds for any purpose not otherwise prohibited by the Senior Subordinated Notes Indenture. If the aggregate principal amount of Senior Subordinated Notes and such other pari passu Indebtedness tendered into such Asset Sale Offer exceeds the amount of Excess Proceeds, the Senior Subordinated Notes Trustee shall select the Senior Subordinated Notes and such other pari passu Indebtedness to be purchased on a pro rata basis. Upon completion of each Asset Sale Offer, the amount of Excess Proceeds shall be reset at zero.

Selection and Notice

    If less than all of the Senior Subordinated Notes are to be redeemed at any time, the Senior Subordinated Notes Trustee will select Senior Subordinated Notes for redemption as follows:

(1) if the Senior Subordinated Notes are listed, in compliance with the requirements of the principal national securities exchange on which the Senior Subordinated Notes are listed; or

(2) if the Senior Subordinated Notes are not so listed, on a pro rata basis, by lot or by such method as the Senior Subordinated Notes Trustee shall deem fair and appropriate.

    No Senior Subordinated Notes of $1,000 or less shall be redeemed in part. Notices of redemption shall be mailed by first class mail at least 30 but not more than 60 days before the redemption date to each Holder of Senior Subordinated Notes to be redeemed at its registered address. Notices of redemption may not be conditional.

    If any Senior Subordinated Note is to be redeemed in part only, the notice of redemption that relates to that Senior Subordinated Note shall state the portion of the principal amount thereof to be redeemed. A new Senior Subordinated Note in principal amount equal to the unredeemed portion of the original Senior Subordinated Note will be issued in the name of the Holder thereof upon cancellation of the original Senior Subordinated Note. Senior Subordinated Notes called for redemption become due on the date fixed for redemption. On and after the redemption date, interest ceases to accrue on Senior Subordinated Notes or portions of them called for redemption.

CERTAIN COVENANTS

Restricted Payments

    The Company will not, and will not permit any of its Restricted Subsidiaries to, directly or indirectly:

(1) declare or pay any dividend or make any other payment or distribution on account of the Company's or any of its Restricted Subsidiaries' Equity Interests (including, without limitation, any payment in connection with any merger or consolidation involving the Company or any of its Restricted Subsidiaries) or to the direct or indirect holders of the Company's or any of its Restricted Subsidiaries' Equity Interests in their capacity as such (other than dividends or distributions payable in Equity Interests (other than Disqualified Stock) of the Company or to the Company or a Restricted Subsidiary of the Company);

(2) purchase, redeem or otherwise acquire or retire for value (including, without limitation, in connection with any merger or consolidation involving the Company) any Equity Interests of the Company or any direct or indirect parent of the Company or any Restricted Subsidiary of the Company (other than any such Equity Interests owned by the Company or any Restricted Subsidiary of the Company);

(3) make any payment on or with respect to, or purchase, redeem, defease or otherwise acquire or retire for value any Indebtedness that is subordinated to the Senior Subordinated Notes, except a payment of interest or principal at the Stated Maturity thereof; or

(4) make any Restricted Investment (all such payments and other actions set forth in clauses (1) through (4) above being collectively referred to as "Restricted Payments"),

unless, at the time of and after giving effect to such Restricted Payment:

(1) no Default or Event of Default shall have occurred and be continuing or would occur as a consequence thereof; and

(2) the Company would, at the time of such Restricted Payment and after giving pro forma effect thereto as if such Restricted Payment had been made at the beginning of the applicable four-quarter period, have been permitted to incur at least $1.00 of additional Indebtedness pursuant to the Consolidated Interest Expense Coverage Ratio test set forth in the first paragraph of the covenant described below under the caption "-- Incurrence of Indebtedness and Issuance of Preferred Stock"; and

(3) such Restricted Payment, together with the aggregate amount of all other Restricted Payments made by the Company and its Restricted Subsidiaries after the date of the Senior Subordinated Notes Indenture

    (excluding Restricted Payments permitted by clauses (2), (3), (4), (7) and
    (9) of the next succeeding paragraph), is less than the sum, without duplication, of

    (a) 50% of the Consolidated Net Income of the Company for the period (taken as one accounting period) from the beginning of the first fiscal quarter commencing after the date of the Senior Subordinated Notes Indenture to the end of the Company's most recently ended fiscal quarter for which internal financial statements are available at the time of such Restricted Payment (or, if such Consolidated Net Income for such period is a deficit, less 100% of such deficit), plus

    (b) 100% of the aggregate net cash proceeds received by the Company since the date of the Senior Subordinated Notes Indenture as a contribution to its common equity capital or from the issue or sale of Equity Interests of the Company (other than Disqualified Stock) (other than Equity Interests (or Disqualified Stock or debt securities) sold to a Subsidiary of the Company), plus

    (c) to the extent that any Restricted Investment that was made after the date of the Senior Subordinated Notes Indenture is sold for cash or otherwise liquidated or repaid for cash, the lesser of (i) the cash return of capital with respect to such Restricted Investment (less the cost of disposition, if any) and (ii) the initial amount of such Restricted Investment, plus

    (d) the amount by which (i) Indebtedness (other than Disqualified Stock) of the Company or any Restricted Subsidiary issued after the Issue Date is reduced on the Company's consolidated balance sheet (if prepared in accordance with GAAP as of the date of determination) and (ii) Disqualified Stock of the Company issued after the Issue Date (held by any Person other than any Restricted Subsidiary) is reduced (measured with reference to its redemption or repurchase price), in each case, as a result of the conversion or exchange of any such Indebtedness or Disqualified Stock into Equity Interests (other than Disqualified Stock) of the Company, less, in each case, any cash distributed by the Company upon such conversion or exchange, plus

    (e) to the extent that any Investment in any Unrestricted Subsidiary that was made after the date of the Senior Subordinated Notes Indenture is sold for cash or otherwise liquidated, repaid for cash or such Unrestricted Subsidiary is converted into a Restricted Subsidiary, the lesser of (i) an amount equal to the sum of (A) the net reduction in Investments in Unrestricted Subsidiaries resulting from dividends, repayments of loans or advances or other transfers of assets, in each case to the Company or any Restricted Subsidiary from Unrestricted Subsidiaries, and (B) the fair market value of the net assets of an Unrestricted Subsidiary at the time such Unrestricted Subsidiary is designated a Restricted Subsidiary, and (ii) the remaining amount of the Investment in such Unrestricted Subsidiary which has not been repaid or converted into cash or assets.

    The preceding provisions will not prohibit:

 (1) the payment of any dividend within 60 days after the date of declaration thereof, if at the date of declaration no Default has occurred and is continuing or would be caused thereby and such payment would have complied with the provisions of the Senior Subordinated Notes Indenture;

 (2) the making of any payment on or with respect to, or in connection with, the redemption, repurchase, retirement, defeasance or other acquisition of, any Indebtedness of the Company or any Restricted Subsidiary that is subordinated to the Senior Subordinated Notes or of any Equity Interests of the Company or any Restricted Subsidiary in exchange for, or out of the net cash proceeds of the substantially concurrent sale (other than to a Subsidiary of the Company) of, Equity Interests (other than Disqualified Stock) of the Company or any subordinated Indebtedness of the Company; provided that the amount of any such net cash proceeds that are utilized for any such redemption, repurchase, retirement, defeasance or other acquisition shall be excluded from clause (3)(b) of the preceding paragraph;

 (3) the making of any payment on or with respect to, or in connection with, the defeasance, redemption, repurchase or other acquisition of Indebtedness of the Company or any Restricted Subsidiary that is subordinated to the Senior Notes with the net cash proceeds from the incurrence of Permitted Refinancing Indebtedness;

 (4) the payment of any dividend by a Restricted Subsidiary of the Company to the holders of its common Capital Stock on a pro rata basis;

 (5) so long as no Default has occurred and is continuing or would be caused thereby, the repurchase, redemption or other acquisition or retirement for value of any Equity Interests of the Company or any Restricted Subsidiary of the Company held by any employee of the Company or any Restricted Subsidiary pursuant to any employee equity subscription agreement, stock ownership plan or stock option agreement in effect from time to time; provided that the aggregate price paid for all such repurchased, redeemed, acquired or retired Equity Interests shall not exceed $2.0 million in any twelve-month period and $10.0 million in the aggregate;

 (6) the making of any payment on or with respect to, or repurchase, redemption, defeasance or other acquisition or retirement for value of the Convertible Notes in connection with (i) so long as no Event of Default has occurred and is continuing or would be caused thereby, an optional redemption of the Convertible Notes on or after May 3, 2001 pursuant to the terms thereof, or
     (ii) the honoring by the Company of any conversion request by a holder of the Convertible Notes (including the payment by the Company of any cash in lieu of fractional shares) in accordance with their terms;

 (7) that portion of Investments the payment for which consists exclusively of Equity Interests (other than Disqualified Stock) of the Company;

 (8) so long as no Default has occurred and is continuing or would be caused thereby, other Restricted Payments in an aggregate amount not to exceed $25.0 million;

 (9) the repurchase of Equity Interests of the Company that may be deemed to occur upon the exercise of stock options if such Equity Interests represent a portion of the exercise price thereof; and

(10) any payments to one or more shareholders of the Company in connection with settling shareholder obligations for income taxes in respect of tax periods ending prior to the conversion of the Company from "S" corporation status to "C" corporation status.

    The amount of all Restricted Payments (other than cash) shall be the fair market value on the date of the Restricted Payment of the asset(s) or securities proposed to be transferred or issued by the Company or such Restricted Subsidiary, as the case may be, pursuant to the Restricted Payment. The fair market value of any assets or securities that are required to be valued by this covenant with a fair market value in excess of $1.0 million but less than $5.0 million shall be evidenced by an Officer's Certificate which shall be delivered to the Senior Subordinated Notes Trustee. The fair market value of any assets or securities that are required to be valued by this covenant with a fair market value in excess of $5.0 million shall be determined by the Board of Directors whose resolution with respect thereto shall be delivered to the Senior Subordinated Notes Trustee.

Incurrence of Indebtedness and Issuance of Preferred Stock

    The Company will not, and will not permit any of its Restricted Subsidiaries to, directly or indirectly, create, incur, issue, assume, guarantee or otherwise become directly or indirectly liable, contingently or otherwise, with respect to (collectively, "incur") any Indebtedness (including Acquired Debt), and the Company will not issue any Disqualified Stock and will not permit any of its Restricted Subsidiaries to issue any shares of preferred stock; provided, however, that the Company and any Restricted Subsidiary that is a Guarantor may incur Indebtedness (including Acquired Debt), and the Company may issue Disqualified Stock, and any Restricted Subsidiary that is a Guarantor may issue preferred stock, if the Consolidated Interest Expense Coverage Ratio for the Company's most recently ended four full fiscal quarters (the "Reference Period") for which internal financial statements are available immediately preceding the date on which such additional Indebtedness is incurred or such Disqualified Stock is issued would have been at least 2.5 to 1, determined on a pro forma basis (including a pro forma application of the net proceeds therefrom), as if the additional Indebtedness had been incurred, or the Disqualified Stock or preferred stock had been issued, as the case may be, at the beginning of such four-quarter period.

    The first paragraph of this covenant will not prohibit the incurrence of any of the following items of Indebtedness (collectively, "Permitted Debt"):

 (1) the incurrence by the Company and any Restricted Subsidiary of any Permitted Bank Debt; provided that the aggregate principal amount of all Permitted Bank Debt at any one time outstanding shall not exceed $100.0 million plus 85% of the consolidated accounts receivable of the Company plus 50% of the consolidated inventory of the Company;

 (2) the incurrence by the Company and its Subsidiaries of Existing
     Indebtedness;

 (3) the incurrence by the Company and any Guarantor of Indebtedness represented by the Senior Notes, the Senior Subordinated Notes and any Subsidiary Guarantees;

 (4) the incurrence by the Company or any of its Restricted Subsidiaries of (a) Indebtedness incurred for the purpose of financing all or any part of the purchase price or cost of construction or improvement of property, plant or equipment used in the business of the Company or such Restricted Subsidiary and (b) Capital Lease Obligations, in an aggregate amount at any time outstanding, including all Permitted Refinancing Indebtedness incurred to refund, refinance or replace any Indebtedness incurred pursuant to this clause (4), not to exceed 10% of the Company's Consolidated Net Assets;

 (5) the incurrence by the Company or any of its Restricted Subsidiaries of Permitted Refinancing Indebtedness in exchange for, or the net proceeds of which are used to refund, refinance or replace, Indebtedness (other than intercompany Indebtedness) that was permitted by the Indenture to be incurred under the first paragraph of this covenant or clauses (2), (3),
     (5), (13) or (14) of this paragraph;

 (6) the incurrence by the Company or any of its Restricted Subsidiaries of intercompany Indebtedness between or among the Company and any of its Restricted Subsidiaries; provided, however, that:

    (a) if the Company or any Guarantor is the obligor on such Indebtedness and such Indebtedness is in favor of a Restricted Subsidiary other than a Wholly Owned Restricted Subsidiary, such Indebtedness must be expressly subordinated to the prior payment in full in cash of all Obligations with respect to the Senior Subordinated Notes and all Senior Debt, in the case of the Company, or the Senior Subordinated Subsidiary Guarantee and all Senior Debt of such Guarantor, in the case of a Guarantor; and

    (b) (i) any subsequent issuance or transfer of Equity Interests that results in any such Indebtedness being held by a Person other than the Company or a Wholly Owned Restricted Subsidiary thereof and (ii) any sale or other transfer of any such Indebtedness to a Person that is not either the Company or a Wholly Owned Restricted Subsidiary thereof; shall be deemed, in each case, to constitute an incurrence of such Indebtedness by the Company or such Restricted Subsidiary, as the case may be, that was not permitted by this clause (6);

 (7) the incurrence by the Company or any of its Restricted Subsidiaries of Hedging Obligations that are incurred for the purpose of fixing or hedging interest rate, commodity or currency risk in the ordinary course of business for bona fide hedging purposes; provided that the notional principal amount of any such

     Hedging Obligation with respect to interest rates does not exceed the amount of Indebtedness or other liability to which such Hedging Obligation relates;

 (8) the Guarantee by the Company or any of the Guarantors of Indebtedness of the Company or a Restricted Subsidiary of the Company that was permitted to be incurred by another provision of this covenant;

 (9) the incurrence by the Company's Unrestricted Subsidiaries of Non-Recourse Debt; provided, however, that if any such Indebtedness ceases to be Non-Recourse Debt of an Unrestricted Subsidiary, such event shall be deemed to constitute an incurrence of Indebtedness by a Restricted Subsidiary of the Company that was not permitted by this clause (9);

(10) the incurrence of Indebtedness solely in respect of performance, surety and similar bonds or completion or performance Guarantees, to the extent that such incurrence does not result in the incurrence of any obligation for the payment of borrowed money to others;

(11) the incurrence of Indebtedness arising from the agreements of the Company or a Restricted Subsidiary of the Company providing for indemnification, adjustment of purchase price or similar obligations, in each case, incurred or assumed in connection with the disposition of any business, assets or a Subsidiary; provided, however, that:

    (a) such Indebtedness is not reflected as a liability on the balance sheet of the Company or any Restricted Subsidiary of the Company; and

    (b) the maximum assumable liability in respect of all such Indebtedness shall at no time exceed value of such giving effect to any Company and its Restricted the gross proceeds, non-cash proceeds subsequent changes Subsidiaries in including non-cash being measured at in value), actually connection with proceeds (the fair the time received by the such disposition;

(12) the accrual of interest, accretion or amortization of original issue discount, the payment of interest on any Indebtedness in the form of additional Indebtedness with the same terms, and the payment of dividends on Disqualified Stock in the form of additional shares of the same class of Disqualified Stock; provided, in each such case, that the amount thereof is included in Consolidated Interest Expense of the Company as accrued;

(13) the incurrence of Indebtedness by Foreign Subsidiaries in an amount not to exceed 10% of the Total Tangible Assets of the Foreign Subsidiaries, taken as a whole; and

(14) the incurrence by the Company or any of its Restricted Subsidiaries of additional Indebtedness in an aggregate principal amount (or accreted value, as applicable) at any time outstanding, including all Permitted Refinancing Indebtedness incurred to refund, refinance or replace any Indebtedness incurred pursuant to this clause (14), not to exceed $25.0 million.

    Indebtedness or preferred stock of any Person which is outstanding at the time such Person becomes a Restricted Subsidiary of the Company (including upon designation of any Subsidiary or other Person as a Restricted Subsidiary) or is merged with or into or consolidated with the Company or a Restricted Subsidiary of the Company shall be deemed to have been incurred at the time such Person becomes such a Restricted Subsidiary of the Company or is merged with or into or consolidated with the Company or a Restricted Subsidiary of the Company, as applicable.

    For purposes of determining compliance with this "Incurrence of Indebtedness and Issuance of Preferred Stock" covenant, in the event that an item of proposed Indebtedness meets the criteria of more than one of the categories of Permitted Debt described in clauses (1) through (14) above, or is entitled to be incurred pursuant to the first paragraph of this covenant, the Company will be permitted to classify or reclassify such item of Indebtedness (or any part thereof) in any manner that complies with this covenant.

    For purposes of determining any particular amount of Indebtedness under this covenant, Guarantees, Liens or obligations in support of letters of credit supporting Indebtedness shall not be included to the extent such letters of credit are included in the amount of such Indebtedness.

    Any increase in the amount of any Indebtedness solely by reason of currency fluctuations shall not be considered an incurrence of Indebtedness for purposes of this covenant.

No Senior Subordinated Debt

    The Company will not incur, create, issue, assume, guarantee or otherwise become liable for any Indebtedness that is subordinate or junior in right of payment to any Senior Debt of the Company and senior in any respect in right of payment to the Senior Subordinated Notes. No Guarantor will incur, create, issue, assume, guarantee or otherwise become liable for any Indebtedness that is subordinate or junior in right of payment to any Senior Debt of such Guarantor and senior in any respect in right of payment to such Guarantor's Senior Subordinated Subsidiary Guarantee. The foregoing limitation shall not apply to distinctions between items of Senior Debt that exist by reason of any Liens, Guarantees, maturity of payments or structural seniority.

Liens

    The Company will not, and will not permit any of its Restricted Subsidiaries to, directly or indirectly, create, incur, assume or suffer to exist any Lien of any kind securing Indebtedness on any asset now owned or hereafter acquired, except Permitted Liens and Liens securing Senior Debt that was permitted to be incurred under the terms of the Senior Subordinated Notes Indenture, unless

(1) in the case of Liens securing Indebtedness that is expressly subordinate or junior in right of payment to the Senior Subordinated Notes, the Senior Subordinated Notes are secured by a Lien on such assets that is senior in priority to such Liens; and

(2) in all other cases, the Senior Subordinated Notes are equally and ratably secured with the obligations so secured,

in each case, for as long as such Indebtedness will be so secured.

Dividend and Other Payment Restrictions Affecting Subsidiaries

    The Company will not, and will not permit any of its Restricted Subsidiaries to, directly or indirectly, create or permit to exist or become effective any encumbrance or restriction on the ability of any Restricted Subsidiary to:

(1) pay dividends or make any other distributions on its Capital Stock to the Company or any of the Company's Restricted Subsidiaries, or with respect to any other interest or participation in, or measured by, its profits, or pay any indebtedness owed to the Company or any of the Company's Restricted Subsidiaries;

(2) make loans or advances to the Company or any of the Company's Restricted Subsidiaries; or

(3) transfer any of its properties or assets to the Company or any of the Company's Restricted Subsidiaries.

    However, the preceding restrictions will not apply to encumbrances or restrictions existing under or by reason of:

 (1) Existing Indebtedness as in effect on the date of the Senior Subordinated Notes Indenture and any amendments, modifications, restatements, renewals, increases, supplements, refundings, replacements or refinancings thereof, provided that such amendments, modifications, restatements, renewals, increases, supplements, refundings, replacement or refinancings are no more restrictive, taken as a whole, with respect to such dividend and other payment restrictions than those contained in such Existing Indebtedness, as in effect on the date of the Indenture;

 (2) the Senior Subordinated Notes Indenture and the Senior Subordinated Notes and the Senior Notes Indenture and the Senior Notes;

 (3) applicable law;

 (4) any instrument governing Indebtedness or Capital Stock of a Person acquired by the Company or any of its Restricted Subsidiaries as in effect at the time of such acquisition (except to the extent such Indebtedness was incurred in connection with or in contemplation of such acquisition), which encumbrance or restriction is not applicable to any Person, or the properties or assets of any Person, other than the Person, or the property or assets of the Person, so acquired, provided that, in the case of Indebtedness, such Indebtedness was permitted by the terms of the Senior Subordinated Notes Indenture to be incurred;

 (5) customary non-assignment provisions in leases, licenses or other contracts entered into in the ordinary course of business and consistent with past practices;

 (6) purchase money obligations or Capital Lease Obligations for property acquired in the ordinary course of business that impose restrictions on the property so acquired of the nature described in clause (3) of the preceding paragraph;

 (7) any agreement for the sale or other disposition of a Restricted Subsidiary that restricts dividends, distributions, loans, advances or transfers by such Restricted Subsidiary pending its sale or other disposition;

 (8) Permitted Refinancing Indebtedness, provided that the restrictions contained in the agreements governing such Permitted Refinancing Indebtedness are no more restrictive, taken as a whole, than those contained in the agreements governing the Indebtedness being refinanced;

 (9) agreements entered into with respect to Liens securing Indebtedness otherwise permitted to be incurred pursuant to the provisions of the covenant described above under the caption "-- Liens" that limit the right of the Company or any of its Restricted Subsidiaries to dispose of the assets subject to such Lien;

(10) provisions with respect to the disposition or distribution of assets or property in joint venture agreements and other similar agreements entered into in the ordinary course of business;

(11) restrictions on cash or other deposits or net worth imposed by customers under contracts entered into in the ordinary course of business;

(12) any Receivables Program; and

(13) any restriction imposed pursuant to contracts for the sale of assets with respect to the transfer of the assets to be sold pursuant to such contract.

Merger, Consolidation, or Sale of Assets

    The Company may not, directly or indirectly: (1) consolidate or merge with or into another Person (whether or not the Company is the surviving corporation); or (2) sell, assign, transfer, convey or otherwise dispose of all or substantially all of its properties or assets, in one or more related transactions, to another Person, unless:

(1) either: (a) the Company is the surviving corporation; or (b) the Person formed by or surviving any such consolidation or merger (if other than the Company) or to which such sale, assignment, transfer, conveyance or other disposition shall have been made is a corporation organized or existing under the laws of the United States, any state thereof or the District of Columbia;

(2) the Person formed by or surviving any such consolidation or merger (if other than the Company) or the Person to which such sale, assignment, transfer, conveyance or other disposition shall have been made assumes all the obligations of the Company under the Senior Subordinated Notes, the Senior Subordinated Notes Indenture and the Registration Rights Agreement applicable to the Senior Subordinated Notes pursuant to agreements reasonably satisfactory to the Senior Subordinated Notes Trustee;

(3) immediately after such transaction no Default or Event of Default exists;

(4) except in the case of the amalgamation, consolidation or merger of the Company (a) with or into a Wholly Owned Restricted Subsidiary, or (b) with or into any Person solely for the purpose of effecting a change in the state of incorporation of the Company, the Company or the Person formed by or surviving any such consolidation or merger (if other than the Company) will, on the date of such transaction after giving pro forma effect thereto and any related financing transactions as if the same had occurred at the beginning of the applicable four-quarter period, be permitted to incur at least $1.00 of additional Indebtedness pursuant to the Consolidated Interest Expense Coverage Ratio test set forth in the first paragraph of the covenant described above under the caption "-- Incurrence of Indebtedness and Issuance of Preferred Stock;" and

(5) the Company shall have delivered to the Senior Subordinated Notes Trustee an Officer's Certificate stating that such consolidation, merger, sale, assignment, transfer, conveyance or other disposition complies with the Senior Subordinated Notes Indenture.

    In addition, the Company may not, directly or indirectly, lease all or substantially all of its properties or assets, in one or more related transactions, to any other Person. This "Merger, Consolidation, or Sale of Assets" covenant will not apply to a sale, assignment, transfer, conveyance or other disposition of assets by the Company to any of its Wholly Owned Restricted Subsidiaries.

Transactions with Affiliates

    The Company will not, and will not permit any of its Restricted Subsidiaries to, make any payment to, or sell, lease, transfer or otherwise dispose of any of its properties or assets to, or purchase any property or assets from, or enter into or make or amend any transaction, contract, agreement, understanding, loan, advance or Guarantee with, or for the benefit of, any Affiliate (each, an "Affiliate Transaction"), unless:

(1) such Affiliate Transaction (when viewed together with related Affiliate Transactions, if any) is on terms that are no less favorable to the Company or the relevant Restricted Subsidiary than those that would have been obtained in a comparable transaction by the Company or such Restricted Subsidiary with an unrelated Person; and

(2) the Company delivers to the Trustee:

    (a) with respect to any Affiliate Transaction or series of related Affiliate Transactions involving aggregate consideration in excess of $10.0 million, a resolution of the Board of Directors set forth in an Officers' Certificate certifying that such Affiliate Transaction complies with this covenant and that such Affiliate Transaction has been approved by a majority of the disinterested members of the Board of Directors (of which there must be at least one); and

    (b) with respect to any Affiliate Transaction or series of related Affiliate Transactions involving aggregate consideration in excess of $25.0 million, an opinion as to the fairness to the Holders of such Affiliate Transaction from a financial point of view issued by an accounting, appraisal or investment banking firm of national standing;

provided that (i) the Company and its Restricted Subsidiaries may enter into Affiliate Transactions pursuant to the Supply Agreement, the Foundry Agreement, the Asset Purchase Agreement, the Transition Services Agreement and the Intellectual Property Rights Licensing Agreement, and may amend, modify and supplement such agreements from time to time, so long as the Company shall have determined that any such amendment, modification or supplement will not have a material adverse economic effect on the Company and its Subsidiaries, taken as a whole, and (ii) the Company and its Restricted Subsidiaries may only enter into transactions pursuant to the Supply Agreement, the Foundry Agreement, the Asset Purchase Agreement, the Transition Services Agreement and the Intellectual Property Rights Licensing Agreement, and amend, modify and supplement such agreements from time to time, in circumstances in which clause (i) is not applicable, if a majority of the disinterested members of the Board of Directors (of which there must be at least one) shall have approved such transaction, amendment, modification or supplement; provided, further, that in the case of both clauses (i) and (ii), the Company shall deliver to the Senior Subordinated Notes Trustee within 30 days of such transaction, amendment, modification or supplement an Officer's Certificate (A) describing the transaction, amendment, modification or supplement approved, (B) in the case of transactions, amendments, modifications and supplements to which clause (i) is applicable, setting forth the determination of the Company required pursuant to clause (i), and (C) in the case of transactions, amendments, modifications and supplements to which clause (ii) is applicable, attaching a resolution of the Board of Directors certifying that such Affiliate Transaction complies with this covenant.

    The following items shall not be deemed to be Affiliate Transactions and, therefore, will not be subject to the provisions of the prior paragraphs:

(1) any employment agreement or arrangement entered into by the Company or any of its Restricted Subsidiaries or any employee benefit plan available to employees of the Company and its Subsidiaries generally, in each case in the ordinary course of business and consistent with the past practice of the Company or such Restricted Subsidiary;

(2) Affiliate Transactions between or among the Company and/or its Restricted Subsidiaries;

(3) payment of reasonable directors fees to Persons who are not otherwise Affiliates of the Company and indemnity provided on behalf of officers, directors and employees of the Company or any of its Restricted Subsidiaries as determined in good faith by the Board of Directors of the Company;

(4) Any Affiliate Transactions pursuant to which the Company makes short-term advances or otherwise makes short-term loans to ASI, which advances or loans are to be repaid by ASI (i) within three months from the date of such advance or loan and (ii) by offsets by the Company of amounts payable by the Company to ASI pursuant to the Supply Agreements, if a majority of the disinterested members of the Board of Directors (of which there must be at least one) shall have approved such transaction, amendment, modification or supplement; provided that the total amount of such advances and loans outstanding at any one time shall not exceed $50.0 million; and

(5) Any Restricted Payments that are permitted by the provisions of the Senior Subordinated Notes Indenture described above under the caption
    "-- Restricted Payments."

    For purposes of this "Transactions with Affiliates" covenant, any transaction or series of related Affiliate Transactions between the Company or any Restricted Subsidiary and an Affiliate that is approved by a majority of the disinterested members of the Board of Directors (of which there must be at least one to utilize this method of approval) and evidenced by a board resolution or for which a fairness opinion has been issued shall be deemed to be on terms that are no less favorable to the Company or the relevant Restricted Subsidiary than those that would have been obtained in a comparable transaction by the Company or such Restricted Subsidiary with an unrelated Person and thus shall be permitted under this "Transactions with Affiliates" covenant.

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

Subsidiary Guarantees

    If the Company or any of its Restricted Subsidiaries acquires, creates or capitalizes a Domestic Subsidiary after the date of the Indenture that is a Significant Subsidiary, then that newly acquired, created or capitalized Subsidiary must become a Guarantor and execute a supplemental indenture satisfactory to the Senior Subordinated Notes Trustee and deliver an Opinion of Counsel to the Senior Subordinated Notes Trustee within 10 Business Days of the date on which it was acquired or created. Each Senior Subordinated Subsidiary Guarantee will be subordinated to the prior payment in full of all Senior Debt of that Subsidiary Guarantor, and senior in right of payment to any future subordinated Indebtedness of such Subsidiary Guarantor.

Designation of Restricted and Unrestricted Subsidiaries

    The Board of Directors may designate any Restricted Subsidiary to be an Unrestricted Subsidiary if that designation would not cause a Default. If a Restricted Subsidiary is designated as an Unrestricted Subsidiary, all outstanding Investments owned by the Company and its Restricted Subsidiaries in the Subsidiary so designated will be deemed to be an Investment made as of the time of such designation and will reduce the amount available for Restricted Payments under the first paragraph of the covenant described above under the caption "-- Restricted Payments" or Permitted Investments, as applicable. All such outstanding Investments will be valued at their fair market value at the time of such designation. That designation will only be permitted if such Restricted Payment would be permitted at that time and if such Restricted Subsidiary otherwise meets the definition of an Unrestricted Subsidiary. The Board of Directors may redesignate any Unrestricted Subsidiary to be a Restricted Subsidiary if the redesignation would not cause a Default.

Limitation on Issuances and Sales of Equity Interests in Wholly Owned Restricted Subsidiaries

    The Company will not, and will not permit any of its Wholly Owned Restricted Subsidiaries to, transfer, convey, sell, lease or otherwise dispose of any Equity Interests in any Wholly Owned Restricted Subsidiary of the Company to any Person (other than the Company or a Wholly Owned Restricted Subsidiary of the Company), unless:

(1) such transfer, conveyance, sale, lease or other disposition is of all the Equity Interests in such Wholly Owned Restricted Subsidiary or immediately following such transfer, conveyance, sale, lease or other disposition, the Wholly Owned Restricted Subsidiary is a Restricted Subsidiary; and

(2) the cash Net Proceeds from such transfer, conveyance, sale, lease or other disposition are applied in accordance with the covenant described above under the caption "Repurchase at the Option of Holders -- Asset Sales."

    In addition, the Company will not permit any Wholly Owned Restricted Subsidiary of the Company to issue any of its Equity Interests (other than, if necessary, shares of its Capital Stock constituting directors' qualifying shares) to any Person other than to the Company or a Wholly Owned Restricted Subsidiary of the Company unless immediately following such issuance the Wholly Owned Restricted Subsidiary is a Restricted Subsidiary.

PROVISIONS COMMON TO BOTH SENIOR NOTES AND SENIOR SUBORDINATED NOTES

METHODS OF RECEIVING PAYMENTS ON THE NOTES

    If a Holder has given wire transfer instructions to the Company, the Company will make all principal, premium and interest payments on those Notes in accordance with those instructions. All other payments on the Notes will be made at the office or agency of the Paying Agent and Registrar within the City and State of New York unless the Company elects to make interest payments by check mailed to the Holders at their address set forth in the register of Holders.

PAYING AGENT AND REGISTRAR FOR THE NOTES

    The Trustees will initially act as Paying Agent and Registrar. The Company may change the Paying Agent or Registrar without prior notice to the Holders of the Notes, and the Company or any of its Subsidiaries may act as Paying Agent or Registrar.

TRANSFER AND EXCHANGE

    A Holder may transfer or exchange Notes in accordance with the Indentures. The Registrar and the Trustee may require a Holder, among other things, to furnish appropriate endorsements and transfer documents and the Company may require a Holder to pay any taxes and fees required by law or permitted by the Indenture. The Company is not required to transfer or exchange any Note selected for redemption. Also, the Company is not required to transfer or exchange any Note for a period of 15 days before a selection of Notes to be redeemed.

    The registered Holder of a Note will be treated as the owner of it for all purposes.

PAYMENTS FOR CONSENT

    The Company will not, and will not permit any of its Subsidiaries to, directly or indirectly, pay or cause to be paid any consideration to or for the benefit of any Holder of Notes for or as an inducement to any consent, waiver or amendment of any of the terms or provisions of the Indenture or the Notes unless such consideration is offered to be paid and is paid to all Holders of the Notes that consent, waive or agree to amend in the time frame set forth in the solicitation documents relating to such consent, waiver or agreement.

REPORTS

    Whether or not required by the Commission, so long as any Notes are outstanding, the Company shall file with the Commission (if permitted) all of the reports and other information as it would be required to file with the Commission by Sections 13(a) and 15(d) under the Securities Exchange Act of 1934, as amended, as if it were subject thereto. The Company shall supply the Trustees and each Holder of Notes, or shall supply to the Trustees for forwarding to each Holder of Notes, without cost to any such Holder, copies of such reports and other information (whether or not so filed).

EVENTS OF DEFAULT AND REMEDIES

    With respect to each of the Senior Notes and the Senior Subordinated Notes, respectively, each of the following is an Event of Default:

(1) default for 30 days in the payment when due of interest on the Notes, (with respect to the Senior Subordinated Notes, whether or not prohibited by the subordination provisions of the Senior Subordinated Notes Indenture);

(2) default in payment when due of the principal of or premium, if any, on the Notes, (with respect to the Senior Subordinated Notes, whether or not prohibited by the subordination provisions of the Senior Subordinated Notes Indenture);

(3) failure by the Company or any of its Subsidiaries to make any payment required to be made under the provisions described under the captions "Repurchase at the Option of Holders -- Change of Control" or "-- Asset Sales";

(4) failure by the Company or any of its Restricted Subsidiaries for 60 days after notice to comply with any of the other agreements in the Indentures is provided to the Company by the Trustees or the Holders of at least 25% in principal amount of then outstanding Notes;

(5) default under any mortgage, indenture or instrument under which there may be issued or by which there may be secured or evidenced any Indebtedness for money borrowed by the Company or any of its Restricted Subsidiaries (or the payment of which is guaranteed by the Company or any of its Restricted Subsidiaries) whether such Indebtedness or Guarantee now exists, or is created after the date of the Indentures, in an aggregate principal amount of $10.0 million or more, if that default:

    (a) is caused by a failure to pay principal of such Indebtedness at the Stated Maturity thereof (a "Payment Default"); or

    (b) results in the acceleration of such Indebtedness prior to the Stated Maturity thereof;

(6) failure by the Company or any of its Significant Subsidiaries or any group of Subsidiaries that, taken together, would constitute a Significant Subsidiary, to pay final judgments aggregating in excess of $10.0 million (other than amounts covered by insurance), which judgments are not paid, discharged or stayed for a period of 60 days; and

(7) certain events of bankruptcy or insolvency with respect to the Company or any of its Significant Subsidiaries, or any group of Subsidiaries that, taken together, would constitute a Significant Subsidiary.

    In the case of an Event of Default arising from certain events of bankruptcy or insolvency, with respect to the Company, any Subsidiary that is a Significant Subsidiary or any group of Subsidiaries that, taken together, would constitute a Significant Subsidiary, all outstanding Notes will become due and payable immediately without further action or notice. If any other Event of Default occurs and is continuing, the Trustee or the Holders of at least 25% in principal amount of the then outstanding Notes may declare all the Notes to be due and payable immediately.

    Holders of the Notes may not enforce their respective Indentures or the Notes except as provided in the Indentures. Subject to certain limitations, Holders of a majority in principal amount of the then outstanding Notes may direct a Trustee in its exercise of any trust or power. A Trustee may withhold from Holders of the Notes notice of any continuing Default or Event of Default (except a Default or Event of Default relating to the payment of principal or interest) if it determines that withholding notice is in their interest.

    The Holders of a majority in aggregate principal amount of the Notes then outstanding by notice to a Trustee may on behalf of the Holders of all of the Notes waive any existing Default or Event of Default and its consequences under the respective Indentures except a continuing Default or Event of Default in the payment of interest on, or the principal of, the Notes.

    In the case of any Event of Default occurring by reason of any willful action or inaction taken or not taken by or on behalf of the Company with the intention of avoiding payment of the premium that the Company would have had to pay if the Company then had elected to redeem the Notes pursuant to the optional redemption provisions of the Indentures, an equivalent premium shall also become and be immediately due and payable to the extent permitted by law upon the acceleration of the Notes. If an Event of Default occurs at any time (with respect to the Senior Notes) or prior to May 1, 2004 (with respect to the Senior Subordinated Notes), by reason of any willful action (or inaction) taken (or not taken) by or on behalf of the Company to encourage or induce the Holders of the Notes to accelerate the Notes to be due and payable immediately, then the premium specified in the respective Indenture shall also become immediately due and payable to the extent permitted by law upon the acceleration of the Notes.

    The Company is required to deliver to the Trustees annually a statement regarding compliance with the Indentures. Upon becoming aware of any Default or Event of Default, the Company is required to deliver to the Trustees a statement specifying such Default or Event of Default.

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

NO PERSONAL LIABILITY OF DIRECTORS, OFFICERS, EMPLOYEES AND STOCKHOLDERS

    No director, officer, employee, incorporator or stockholder of the Company or any Guarantor, as such, shall have any liability for any obligations of the Company or the Guarantors under the Notes, the Indentures, the Subsidiary Guarantees or for any claim based on, in respect of, or by reason of, such obligations or their creation. Each Holder of Notes by accepting a Note waives and releases all such liability. The waiver and release are part of the consideration for issuance of the Notes. The waiver may not be effective to waive liabilities under the federal securities laws.

LEGAL DEFEASANCE AND COVENANT DEFEASANCE

    The Company may, at its option and at any time, elect to have all of its obligations discharged with respect to either or both of the outstanding Senior Notes and Senior Subordinated Notes and all obligations of the Guarantors discharged with respect to their Subsidiary Guarantees ("Legal Defeasance"), except for:

(1) the rights of Holders of outstanding Notes to receive payments in respect of the principal of, premium, if any, and interest and Liquidated Damages on such Notes when such payments are due from the trust referred to below;

(2) the Company's obligations with respect to the Notes concerning issuing temporary Notes, registration of Notes, mutilated, destroyed, lost or stolen Notes and the maintenance of an office or agency for payment and money for security payments held in trust;

(3) the rights, powers, trusts, duties and immunities of the Trustee, and the Company's obligations in connection therewith; and

(4) the Legal Defeasance provisions of the Indentures.

    In addition, the Company may, at its option and at any time, elect to have the Obligations of the Company and the Guarantors released with respect to certain covenants that are described in the Indentures ("Covenant Defeasance") and thereafter any omission to comply with those covenants shall not constitute a Default or Event of Default with respect to the Notes. In the event Covenant Defeasance occurs, certain events (other than non-payment, bankruptcy, receivership, rehabilitation and insolvency events) described under "Events of Default" will no longer constitute an Event of Default with respect to the Notes.

    In order to exercise either Legal Defeasance or Covenant Defeasance:

(1) the Company must irrevocably deposit with the Trustee, in trust, for the benefit of the Holders of the Notes, cash in U.S. dollars, non-callable Government Securities, or a combination thereof, in such amounts as will be sufficient, in the opinion of a nationally recognized firm of independent public accountants, to pay the principal of, premium, if any, and interest and Liquidated Damages on the outstanding Notes on the stated maturity or on the applicable redemption date, as the case may be, and the Company must specify whether the Notes are being defeased to maturity or to a particular redemption date;

(2) in the case of Legal Defeasance, the Company shall have delivered to the Trustee an Opinion of Counsel reasonably acceptable to the Trustee confirming that (a) the Company has received from, or there has been published by, the Internal Revenue Service a ruling or (b) since the date of the Indentures, there has been a change in the applicable federal income tax law, in either case to the effect that, and based thereon such opinion of counsel shall confirm that, the Holders of the outstanding Notes will not recognize income, gain or loss for federal income tax purposes as a result of such Legal Defeasance and will be subject to federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such Legal Defeasance had not occurred;

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

(3) in the case of Covenant Defeasance, the Company shall have delivered to the Trustee an Opinion of Counsel reasonably acceptable to the Trustee confirming that the Holders of the outstanding Notes will not recognize income, gain or loss for federal income tax purposes as a result of such Covenant Defeasance and will be subject to federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such Covenant Defeasance had not occurred;

(4) no Default or Event of Default shall have occurred and be continuing either:
    (a) on the date of such deposit (other than a Default or Event of Default resulting from the borrowing of funds to be applied to such deposit); or (b) or insofar as Events of Default from bankruptcy or insolvency events are concerned, at any time in the period ending on the 91st day after the date of deposit;

(5) such Legal Defeasance or Covenant Defeasance will not result in a breach or violation of, or constitute a default under any material agreement or instrument (other than the Indentures) to which the Company or any of its Restricted Subsidiaries is a party or by which the Company or any of its Restricted Subsidiaries is bound;

(6) the Company must have delivered to the Trustee an opinion of counsel to the effect that after the 91st day following the deposit, the trust funds will not be subject to the effect of any applicable bankruptcy, insolvency, reorganization or similar laws affecting creditors' rights generally;

(7) the Company must deliver to the Trustee an Officers' Certificate stating that the deposit was not made by the Company with the intent of preferring the Holders of Notes over the other creditors of the Company with the intent of defeating, hindering, delaying or defrauding creditors of the Company or others;

(8) the Company must deliver to the Trustee an Officers' Certificate and an opinion of counsel, each stating that all conditions precedent relating to the Legal Defeasance or the Covenant Defeasance have been complied with; and

(9) release any Guarantor from any of its Obligations under its Guarantee of the Notes or the Indentures, except in accordance with the terms of the Indentures.

AMENDMENT, SUPPLEMENT AND WAIVER

    Subject to the exceptions specified in the following paragraphs, the Indentures may be amended with the consent of the Holders of a majority of the aggregate outstanding principal amount of each of the Senior Notes or the Senior Subordinated Notes, as applicable, and any Default or compliance with any provision of the Indentures may be waived with the consent of the Holders of a majority of the aggregate outstanding principal amount of each of the Senior Notes or the Senior Subordinated Notes, as applicable.

    Without the consent of each Holder affected, an amendment or waiver may not (with respect to any Notes held by a non-consenting Holder):

(1) reduce the principal amount of Notes whose Holders must consent to an amendment, supplement or waiver;

(2) reduce the principal of or change the fixed maturity of any Note or alter the provisions with respect to the redemption of the Notes (other than provisions relating to the covenants described above under the captions
    "-- Description of the Senior Notes -- Repurchase at the Option of Holders" and "-- Description of the Senior Subordinated Notes -- Repurchase at the Option of Holders");

(3) reduce the rate of or change the time for payment of interest on any Note;

(4) waive a Default or Event of Default in the payment of principal of or premium, if any, or interest on the Notes (except a rescission of acceleration of the Notes by the Holders of at least a majority in aggregate principal amount of the Notes and a waiver of the payment default that resulted from such acceleration);

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

(5) make any Note payable in money other than that stated in the Notes;

(6) make any change in the provisions of the Indentures relating to waivers of past Defaults or the rights of Holders of Notes to receive payments of principal of or premium, if any, or interest on the Notes;

(7) waive a redemption payment with respect to any Note (other than a payment required by one of the covenants described above under the captions
    "-- Description of the Senior Notes -- Repurchase at the Option of Holders" or "-- Description of the Senior Subordinated Notes -- Repurchase at the Option of Holders"); or

(8) make any change in the preceding amendment and waiver provisions.

    In addition, any amendment to, or waiver of, the provisions of the Senior Subordinated Notes Indenture relating to subordination that adversely affects the rights of the Holders of the Senior Subordinated Notes will require the consent of the Holders of at least 75% in aggregate principal amount of Senior Subordinated Notes then outstanding.

    Notwithstanding the preceding, without the consent of any Holder of Notes, the Company and the Trustee may amend or supplement the Indentures or the Notes:

(1) to cure any ambiguity, defect or inconsistency;

(2) to provide for uncertificated Notes in addition to or in place of certificated Notes;

(3) to provide for the assumption of the Company's obligations to Holders of Notes in the case of a merger or consolidation or sale of all or substantially all of the Company's assets;

(4) to make any change that would provide any additional rights or benefits to the Holders of Notes or that does not adversely affect the legal rights under the Indentures of any such Holder; or

(5) to comply with requirements of the Commission in order to effect or maintain the qualification of the Indentures under the Trust Indenture Act.

CONCERNING THE TRUSTEE

    If a Trustee becomes a creditor of the Company or any Guarantor, the Indentures limit its right to obtain payment of claims in certain cases, or to realize on certain property received in respect of any such claim as security or otherwise. Such Trustee will be permitted to engage in other transactions; however, if it acquires any conflicting interest it must eliminate such conflict within 90 days, apply to the Commission for permission to continue or resign.

    The Holders of a majority in principal amount of the then outstanding Notes will have the right to direct the time, method and place of conducting any proceeding for exercising any remedy available to a Trustee, subject to certain exceptions. The Indentures provide that in case an Event of Default shall occur and be continuing, the Trustees will be required, in the exercise of their power, to use the degree of care of a prudent man in the conduct of his own affairs. Subject to such provisions, the Trustees will be under no obligation to exercise any of their rights or powers under the Indentures at the request of any Holder of Notes, unless such Holder shall have offered to the Trustees security and indemnity satisfactory to it against any loss, liability or expense.

ADDITIONAL INFORMATION

    Anyone who receives this prospectus may obtain a copy of the registration statement and the exhibits to the registration statement, which include the Indentures and Registration Rights Agreements, without charge by

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

writing to Amkor Technology, Inc., 1345 Enterprise Drive, West Chester, Pennsylvania 19380, Attention: Kevin Heron, Esq.

GOVERNING LAW

    The Indentures provide that they and the Notes will be governed by, and construed in accordance with, the laws of the State of New York without giving effect to applicable principles of conflicts of laws to the extent that the application of the law of another jurisdiction would be required thereby.

ENFORCEABILITY OF JUDGMENTS

    Since most of the assets of the Company are outside the United States, any judgments obtained in the United States against the Company, including judgments with respect to the payment of principal, premium, interest, Liquidated Damages, Change of Control Payment, offer price, redemption price or other amounts payable under the Notes, may be not collectible within the United States.

    The Company has been informed by its Korean counsel, Kim & Chang, that the laws of the Republic of Korea permit an action to be brought in a court of competent jurisdiction in the Republic of Korea (a "Korean Court") on any final and conclusive judgment in personam of any federal or state court located in the Borough of Manhattan in The City of New York ("New York Court") that is not impeachable as void or voidable under the internal laws of the State of New York for a sum certain in respect of the enforcement of the Indentures or the Notes provided that (i) such judgment was finally given by the New York Court having valid jurisdiction, (ii) the defendant against whom such judgment was awarded received service of process in conformity with the laws of the jurisdiction of the New York Court rendering judgment otherwise than by publication or responded to the action without being served with process, (iii) recognition and enforcement of such judgment is not contrary to public policy of Korea, and (iv) judgments of the courts of Korea are accorded similar treatment under the laws of the State of New York.

    The Company has been informed by its Philippines counsel, Ortega, Del Castillo, Bacorro, Odulio, Calma & Carbonell Law Offices, that the Rules of Court of the Republic of the Philippines and jurisprudence related thereto permit an action to be brought in a court of competent jurisdiction in the Republic of the Philippines (a "Philippines Court") on any final and conclusive judgment in personam of any New York Court that is not impeachable as void or voidable under the internal laws of the State of New York for a sum certain in respect of the enforcement of the Indentures or the Notes if (i) the court rendering such judgment had jurisdiction over the subject matter and the judgment debtor, as recognized by the Philippines Court (and submission by the Company in the Indentures to the non-exclusive jurisdiction of the New York Court will be sufficient for that purpose), (ii) such judgment was not obtained by want of jurisdiction or lack of notice to any affected party or collusion or fraud or clear mistake of law or fact and the enforcement thereof would not be inconsistent with public policy, as these terms are interpreted by a Philippines Court, (iii) the enforcement of such judgment does not constitute, directly or indirectly, the enforcement of such foreign revenue, expropriatory or penal laws and (iv) the action to enforce such judgment is commenced within the applicable limitation period. Provided conditions (i) through (iv) as set forth above are satisfied, the Company has been advised by Ortega, Del Castillo, Bacorro, Odulio, Calma & Carbonell that it knows of no reason, based upon public policy under the federal laws of the Republic of the Philippines for avoiding recognition of a judgment of a New York Court to enforce the Indentures or the Notes.

BOOK-ENTRY, DELIVERY AND FORM AND TRANSFER

    The old Notes were initially in the form of one or more registered global notes without interest coupons (collectively, the "old Global Notes"). Upon issuance, the old Global Notes were deposited with the Trustee, as custodian for The Depository Trust Company ("DTC"), in New York, New York, and registered in the name of DTC or its nominee for credit to the accounts of DTC's Direct Participants and Indirect Participants (as defined below). Beneficial interests in all old Global Notes and all old Certificated Notes (as defined below), if any, will be subject to certain restrictions on transfer and will bear a restrictive legend. See "Risk Factors -- Consequences of Not Tendering Old Notes." In addition, transfer of beneficial interests in any Global Notes will be subject to the applicable rules and procedures of DTC and its Direct or Indirect Participants, which may change from time to time.

    The new Notes initially will be in the form of one or more registered global notes without interest coupons (collectively, the "new Global Notes"). Upon issuance, the new Global Notes will be deposited with the Trustee as, custodian for DTC, in New York, New York, and registered in the name of DTC or its nominee for credit to the accounts of DTC's Direct Participants and Indirect Participants. Transfer of beneficial interests in new Global Notes will be subject to the applicable rules and procedures of DTC and its Direct or Indirect Participants, which may change from time to time.

    The old and new Global Notes may be transferred, in whole and not in part, only to another nominee of DTC or to a successor of DTC or its nominee in certain limited circumstances. Beneficial interests in the old and new Global Notes may be exchanged for Notes in certificated form in certain limited circumstances. See "-- Transfer of Interests in Global Notes for Certificated Notes."

    Initially, the Trustee will act as Paying Agent and Registrar. The Notes may be presented for registration of transfer and exchange at the offices of the Registrar.

Depositary Procedures

    DTC has advised the Company that DTC is a limited-purpose trust company created to hold securities for its participating organizations (collectively, the "Direct Participants") and to facilitate the clearance and settlement of transactions in those securities between Direct Participants through electronic book-entry changes in accounts of Participants. The Direct Participants include securities brokers and dealers, banks, trust companies, clearing corporations and certain other organizations. Access to DTC's system is also available to other entities that clear through or maintain a direct or indirect, custodial relationship with a Direct Participant (collectively, the "Indirect Participants").

    DTC has advised the Company that, pursuant to DTC's procedures, DTC will maintain records of the ownership interests of Direct Participants in the old and new Global Notes and the transfer of ownership interests by and between Direct Participants. DTC will not maintain records of the ownership interests of, or the transfer of ownership interests by and between, Indirect Participants or other owners of beneficial interests in the old and new Global Notes. Direct Participants and Indirect Participants must maintain their own records of the ownership interests of, and the transfer of ownership interests by and between, Indirect Participants and other owners of beneficial interests in the old and new Global Notes.

    Investors in the old and new Global Notes may hold their interests therein directly through DTC if they are Direct Participants in DTC or indirectly through organizations that are Direct Participants in DTC. All ownership interests in any old or new Global Notes may be subject to the procedures and requirements of DTC.

    The laws of some states in the United States require that certain persons take physical delivery in definitive, certificated form, of securities that they own. This may limit or curtail the ability to transfer beneficial interests in an old or new Global Note to such persons. Because DTC can act only on behalf of Direct Participants, which in turn act on behalf of Indirect Participants and others, the ability of a person having a beneficial interest in an old or new Global Note to pledge such interest to persons or entities that are not Direct Participants in DTC, or to otherwise take actions in respect of such interests, may be affected by the lack of physical certificates evidencing such interests. For certain other restrictions on the transferability of the Notes see
"-- Transfers of Interests in Global Notes for Certificated Notes."

    EXCEPT AS DESCRIBED IN "-- TRANSFERS OF INTERESTS IN GLOBAL NOTES FOR CERTIFICATED NOTES", OWNERS OF BENEFICIAL INTERESTS IN THE OLD AND NEW GLOBAL NOTES WILL NOT HAVE NOTES REGISTERED IN THEIR NAMES, WILL NOT RECEIVE PHYSICAL DELIVERY OF NOTES IN CERTIFICATED FORM AND WILL NOT BE CONSIDERED THE REGISTERED OWNERS OR HOLDERS THEREOF UNDER THE INDENTURES FOR ANY PURPOSE OTHER THAN WITH RESPECT TO THE PAYMENT OF LIQUIDATED DAMAGES.

    Under the terms of the Indentures, the Company and the Trustees will treat the persons in whose names the Notes are registered (including Notes represented by the old and new Global Notes) as the owners thereof for the purpose of receiving payments and for any and all other purposes whatsoever. Payments in respect of the principal, premium, Liquidated Damages, if any, and interest on old and new Global Notes registered in the name of DTC or its nominee will be payable by the Trustees to DTC or its nominee as the registered holder under the Indentures. Consequently, neither the Company, the Trustees nor any agent of the Company or the Trustees has or will have any responsibility or liability for (i) any aspect of DTC's records or any Direct Participant's or Indirect Participant's records relating to or payments made on account of beneficial ownership interests in the Global Notes or for maintaining, supervising or reviewing any of DTC's records or any Direct Participant's or Indirect Participant's records relating to the beneficial ownership interests in any Global Note or (ii) any other matter relating to the actions and practices of DTC or any of its Direct Participants or Indirect Participants.

    DTC has advised the Company that its current payment practice (for payments of principal, interest and the like) with respect to securities such as the Notes is to credit the accounts of the relevant Direct Participants with such payment on the payment date in amounts proportionate to such Direct Participant's respective ownership interests in the old and new Global Notes as shown on DTC's records. Payments by Direct Participants and Indirect Participants to the beneficial owners of the Notes will be governed by standing instructions and customary practices between them and will not be the responsibility of DTC, the Trustee or the Company. Neither the Company nor the Trustees will be liable for any delay by DTC or its Direct Participants or Indirect Participants in identifying the beneficial owners of the Notes, and the Company and the Trustees may conclusively rely on and will be protected in relying on instructions from DTC or its nominee as the registered owner of the Notes for all purposes.

    The old and new Global Notes will trade in DTC's Same-Day Funds Settlement System and, therefore, transfers between Direct Participants in DTC will be effected in accordance with DTC's procedures, and will be settled in immediately available funds. Transfers between Indirect Participants who hold an interest through a Direct Participant will be effected in accordance with the procedures of such Direct Participant but generally will settle in immediately available funds.

    DTC has advised the Company that it will take any action permitted to be taken by a holder of Notes only at the direction of one or more Direct Participants to whose account interests in the old and new Global Notes are credited and only in respect of such portion of the aggregate principal amount of the Notes to which such Direct Participant or Direct Participants has or have given direction. However, if there is an Event of Default under the Notes, DTC reserves the right to exchange old and new Global Notes (without the direction of one or more of its Direct Participants) for Notes in certificated form, and to distribute such certificated forms of Notes to its Direct Participants. See "-- Transfers of Interests in Global Notes for Certificated Notes."

    Although DTC has agreed to the foregoing procedures to facilitate transfers of interests in the old and new Global Notes among Direct Participants, it is under no obligation to perform or to continue to perform such procedures, and such procedures may be discontinued at any time. Neither the Company nor the Trustees shall have any responsibility for the performance by DTC or its Direct and Indirect Participants of their respective obligations under the rules and procedures governing any of their operations.

    The information in this section concerning DTC and its book-entry systems has been obtained from sources that the Company believes to be reliable, but the Company takes no responsibility for the accuracy thereof.

Transfers of Interests in Global Notes for Certificated Notes

    An entire old or new Global Note may be exchanged for definitive Notes in registered, certificated form without interest coupons ("Certificated Notes") if
(i) DTC (x) notifies the Company that it is unwilling or unable to continue as depositary for the old and new Global Notes and the Company thereupon fails to appoint a successor depositary within 90 days or (y) has ceased to be a clearing agency registered under the Exchange Act, (ii) the Company, at its option, notifies the appropriate Trustee in writing that it elects to cause the issuance of Certificated Notes or (iii) there shall have occurred and be continuing a Default or an Event of Default with respect to the Notes. In any such case, the Company will notify the appropriate Trustee in writing that, upon surrender by the Direct and Indirect Participants of their interest in such Global Note, Certificated Notes will be issued to each person that such Direct and Indirect Participants and the DTC identify as being the beneficial owner of the related Notes.

    Beneficial interests in old and new Global Notes held by any Direct or Indirect Participant may be exchanged for Certificated Notes upon request to DTC, by such Direct Participant (for itself or on behalf of an Indirect Participant), to the appropriate Trustee in accordance with customary DTC procedures. Certificated Notes delivered in exchange for any beneficial interest in any old or new Global Note will be registered in the names, and issued in any approved denominations, requested by DTC on behalf of such Direct or Indirect Participants (in accordance with DTC's customary procedures).

    Neither the Company nor the Trustees will be liable for any delay by the holder of any old or new Global Note or DTC in identifying the beneficial owners of Notes, and the Company and the Trustees may conclusively rely on, and will be protected in relying on, instructions from the holder of an old or new Global Note or DTC for all purposes.

Same Day Settlement and Payment

    The Indentures will require that payments in respect of the Notes represented by the old and new Global Notes (including principal, premium, if any, and interest and Liquidated Damages, if any) be made by wire transfer of immediately available same day funds to the accounts specified by the holder of interests in such old or new Global Note. With respect to Certificated Notes, the Company will make all payments of principal, premium, Liquidated Damages, if any, and interest by wire transfer of immediately available same day funds to the accounts specified by the holders thereof or, if no such account is specified, by mailing a check to each such holder's registered address. The Company expects that secondary trading in the Certificated Notes will also be settled in immediately available funds.

REGISTRATION RIGHTS; LIQUIDATED DAMAGES

    The Company and the Initial Purchasers entered into the Registration Rights Agreements on May 13, 1999. Pursuant to the Registration Rights Agreements, the Company agreed to use commercially reasonable efforts to file with the Commission the Exchange Offer Registration Statement on the appropriate form under the Securities Act with respect to the Exchange Notes. The registration statement of which this prospectus forms a part constitutes such Exchange Offer Registration Statement. Pursuant to the Exchange Offer Registration Statement of which this prospectus forms a part, the Company is offering to the Holders of Transfer Restricted Securities who are able to make certain representations the opportunity to exchange their Transfer Restricted Securities for new Notes. As described above, the terms of new Senior Notes will be identical in all material respects to those of the old Senior Notes and the terms of the new Senior Subordinated Notes will be identical in all material respects to those of the old Senior Subordinated Notes, except that the new Notes will not contain terms with respect to transfer restrictions, registration rights or payment of Liquidated Damages. See "Additional Terms of New Notes."

    If (i) the Exchange Offer is not permitted by applicable law or Commission policy or (ii) any Holder of Series A Notes which are Transfer Restricted Securities notifies the Company prior to the 20th business day following the consummation of the Exchange Offer that (a) it is prohibited by law or Commission policy from participating in the Exchange Offer, (b) it may not resell the new Notes acquired by it in the Exchange Offer to the public without delivering a prospectus, and the prospectus contained in the Exchange Offer Registration Statement is not appropriate or available for such resales by it, or (c) it is a broker-dealer and holds old Notes acquired directly from the Company or any of the Company's affiliates, the Company will file with the Commission a Shelf Registration Statement to register for public resale the Transfer Restricted Securities held by any such Holder who provides the Company with certain information for inclusion in the Shelf Registration Statement.

    For the purposes of the Registration Rights Agreements, "Transfer Restricted Securities" means each Note until:

(1) the date on which such Note has been exchanged by a Person other than a broker-dealer for an Exchange Note in the Exchange Offer;

(2) following the exchange by a broker-dealer in the Exchange Offer of a Note for an Exchange Note, the date on which such Exchange Note is sold to a purchaser who receives from such broker-dealer on or prior to the date of such sale a copy of the prospectus contained in the Exchange Offer Registration Statement;

(3) the date on which such Note has been effectively registered under the Securities Act and disposed of in accordance with the Shelf Registration Statement; or

(4) the date on which such Note is distributed to the public pursuant to Rule 144 under the Securities Act.

    The Registration Rights Agreements provides that:

(1) the Company will use commercially reasonable efforts to file an Exchange Offer Registration Statement with the Commission on or prior to September 10, 1999;

(2) the Company will use commercially reasonable efforts to have the Exchange Offer Registration Statement declared effective by the Commission on or prior to December 9, 1999;

(3) unless the Exchange Offer would not be permitted by applicable law or Commission policy, the Company will

    (a) commence the Exchange Offer; and

    (b) use commercially reasonable efforts to issue on or prior to 30 business days, or longer, if required by the federal securities laws, after the date on which the Exchange Offer Registration Statement was declared effective by the Commission, Exchange Notes in exchange for all Notes tendered prior thereto in the Exchange Offer; and

(4) if obligated to file the Shelf Registration Statement, the Company will use commercially reasonable efforts to file the Shelf Registration Statement with the Commission on or prior to 60 days after such filing obligation arises and to cause the Shelf Registration to be declared effective by the Commission on or prior to 120 days after such obligation arises.

    If:

    (1) the Company fails to file any of the registration statements required by the Registration Rights Agreements on or before the date specified for such filing; or

    (2) any of such registration statements is not declared effective by the Commission on or prior to the date specified for such effectiveness (the "Effectiveness Target Date"); or

    (3) the Company fails to consummate the Exchange Offer within 30 business days of the Effectiveness Target Date with respect to the Exchange Offer Registration Statement; or

    (4) the Shelf Registration Statement or the Exchange Offer Registration Statement is declared effective but thereafter ceases to be effective or usable in connection with resales of Transfer Restricted Securities during the periods specified in the Registration Rights Agreement (each such event referred to in clauses (1) through (4) above, a "Registration Default"), then the Company will pay Liquidated Damages to each Holder of Notes, with respect to the first 90-day period immediately following the occurrence of the first Registration Default, at a rate equal to 0.25% per annum. The rate of such Liquidated Damages will increase by 0.25% per annum with respect to each subsequent 90-day period until all Registration Defaults have been cured, up to a maximum amount of Liquidated Damages for all Registration Defaults of 1.00% per annum. If, after the cure of all Registration Defaults then in effect, there is a subsequent Registration Default, the rate of Liquidated Damages for such subsequent Registration Default shall initially be 0.25%, regardless of the Liquidated Damages rate in effect with respect to any prior Registration Default at the time of the cure of such Registration Default.

    All accrued Liquidated Damages will be paid by the Company on each Damages Payment Date to the Global Note Holder by wire transfer of immediately available funds or by federal funds check and to Holders of Certificated Notes by wire transfer to the accounts specified by them or by mailing checks to their registered addresses if no such accounts have been specified.

    Holders of Notes will be required to make certain representations to the Company (as described in the Registration Rights Agreements) in order to participate in the Exchange Offer and will be required to deliver certain information to be used in connection with the Shelf Registration Statement and to provide comments on the Shelf Registration Statement within the time periods set forth in the Registration Rights Agreements in order to have their Notes included in the Shelf Registration Statement and benefit from the provisions regarding Liquidated Damages set forth above. Holders of Notes will also be required to suspend their use of the prospectus included in the Shelf Registration Statement under certain circumstances upon receipt of written notice to that effect from the Company. By acquiring Transfer Restricted Securities, a Holder will be deemed to have agreed to indemnify the Company against certain losses arising out of information furnished by such Holder in writing for inclusion in any Shelf Registration Statement. Holders of Notes will also be required to suspend their use of the prospectus included in the Shelf Registration Statement under certain circumstances upon receipt of written notice to that effect from the Company.

CONSENT TO JURISDICTION AND SERVICE

    The Indentures provide that the Company will irrevocably appoint CT Corporation System as its agent for service of process in any suit, action, or proceeding with respect to the Indentures or the Notes and for actions brought under federal or state securities laws in any federal or state court located in the Borough of Manhattan in The City of New York, and submits to such jurisdiction.

CERTAIN DEFINITIONS

    Set forth below are certain defined terms used in the Indentures. Reference is made to the Indentures for a full disclosure of all such terms, as well as any other capitalized terms used herein for which no definition is provided. Cross references to captions shall mean the respective caption, as appropriate, under the subsections "-- Description of the Senior Notes" and "-- Description of the Senior Subordinated Notes."

    "Acquired Debt" means, with respect to any specified Person:

(1) Indebtedness of any other Person existing at the time such other Person is merged with or into or became a Subsidiary of such specified Person, whether or not such Indebtedness is incurred in connection with, or in

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    contemplation of, such other Person merging with or into, or becoming a
    Subsidiary of, such specified Person; and

(2) Indebtedness secured by a Lien encumbering any asset acquired by such specified Person.

    "Affiliate" of any specified Person means any other Person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified Person. For purposes of this definition, "control," as used with respect to any Person, shall mean the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of such Person, whether through the ownership of voting securities, by agreement or otherwise; provided that beneficial ownership of 10% or more, or an agreement, obligation or option to purchase 10% or more, of the Voting Stock of a Person shall be deemed to be control. For purposes of this definition, the terms "controlling," "controlled by" and "under common control with" shall have correlative meanings.

    "Asset Purchase Agreement" means that certain Asset Purchase Agreement dated as of December 30, 1998, between the Company and ASI, as the same may be extended or renewed from time to time without alteration of the material terms thereof.

    "Asset Sale" means:

(1) the sale, lease, conveyance or other disposition of any assets or rights, other than sales of inventory in the ordinary course of business consistent with past practices; provided that the sale, conveyance or other disposition of all or substantially all of the assets of the Company and its Restricted Subsidiaries taken as a whole will be governed by the provisions of the respective Indentures described above under the captions "Repurchase at the Option of Holders -- Change of Control" and/or the provisions described above under the captions "Certain Covenants -- Merger, Consolidation or Sale of Assets" and not by the provisions of the Asset Sale covenant; and

(2) the issuance of Equity Interests by any of the Company's Restricted Subsidiaries or the sale of Equity Interests in any of its Subsidiaries,

Notwithstanding the preceding, the following items shall not be deemed to be Asset Sales:

(1) any single transaction or series of related transactions that: (a) involves assets having a fair market value of less than $2.0 million; or (b) results in net proceeds to the Company and its Restricted Subsidiaries of less than $2.0 million;

(2) a transfer of assets between or among the Company and any Restricted Subsidiary;

(3) an issuance of Equity Interests by a Restricted Subsidiary to the Company or to another Wholly Owned Restricted Subsidiary;

(4) the sale, lease, conveyance or other disposition of any Receivable Program Assets by the Company or any Restricted Subsidiary in connection with a Receivables Program;

(5) the sale, lease, conveyance or other disposition of any inventory, receivables or other current assets by the Company or any of its Restricted Subsidiaries in the ordinary course of business;

(6) the granting of a Permitted Lien;

(7) the licensing by the Company or any Restricted Subsidiary of intellectual property in the ordinary course of business or on commercially reasonable terms;

(8) the sale, lease, conveyance or other disposition of obsolete or worn out equipment or equipment no longer useful in the Company's business; and

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(9) the making or liquidating of any Restricted Payment or Permitted Investment
    that is permitted by the covenant described above under the captions "Certain Covenants -- Restricted Payments".

    "Attributable Debt" in respect of a sale and leaseback transaction involving an operating lease means, at the time of determination, the present value of the obligation of the lessee for net rental payments during the remaining term of the lease included in such sale and leaseback transaction including any period for which such lease has been extended or may, at the option of the lessor, be extended. Such present value shall be calculated using a discount rate equal to the rate of interest implicit in such transaction, determined in accordance with GAAP.

    "Beneficial Owner" has the meaning assigned to such term in Rule 13d-3 and Rule 13d-5 under the Exchange Act, except that in calculating the beneficial ownership of any particular "person" (as such term is used in Section 13(d)(3) of the Exchange Act), such "person" shall be deemed to have beneficial ownership of all securities that such "person" has the right to acquire, whether such right is currently exercisable or is exercisable only upon the occurrence of a subsequent condition.

    "Capital Lease Obligation" means, at the time any determination thereof is to be made, the amount of the liability in respect of a capital lease that would at that time be required to be capitalized on a balance sheet in accordance with GAAP.

    "Capital Stock" means:

(1) in the case of a corporation, corporate stock;

(2) in the case of an association or business entity, any and all shares, interests, participations, rights or other equivalents (however designated) of corporate stock;

(3) in the case of a partnership or limited liability company, partnership or membership interests (whether general or limited); and

(4) any other interest or participation that confers on a Person the right to receive a share of the profits and losses of, or distributions of assets of, the issuing Person.

    "Cash Equivalents" means:

(1) United States dollars;

(2) securities issued or directly and fully guaranteed or insured by the United States government or any agency or instrumentality thereof (provided that the full faith and credit of the United States is pledged in support thereof) having maturities of not more than 12 months from the date of acquisition;

(3) certificates of deposit and eurodollar time deposits with maturities of 12 months or less from the date of acquisition, bankers' acceptances with maturities not exceeding 12 months and overnight bank deposits, in each case, with any domestic commercial bank having capital and surplus in excess of $500 million and a Thompson Bank Watch Rating of "B" or better;

(4) repurchase obligations with a term of not more than seven days for underlying securities of the types described in clauses (2) and (3) above entered into with any financial institution meeting the qualifications specified in clause (3) above;

(5) commercial paper having the highest rating obtainable from Moody's Investors Service, Inc. or Standard & Poor's Corporation and in each case maturing within six months after the date of acquisition; and

(6) money market funds at least 95% of the assets of which constitute Cash Equivalents of the kinds described in clauses (1) through (5) of this definition.

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    "Change of Control" means the occurrence of any of the following:

(1) the adoption of a plan relating to the liquidation or dissolution of the Company;

(2) the consummation of any transaction (including, without limitation, any merger or consolidation) the result of which is that any "person" (as defined above), other than a Permitted Holder, becomes the Beneficial Owner, directly or indirectly, of more than 35% of the Voting Stock of the Company, measured by voting power rather than number of shares, and such percentage represents more than the aggregate percentage of the Voting Stock of the Company, measured by voting power rather than number of shares, as to which any Permitted Holder is the Beneficial Owner; or

(3) the first date during any consecutive two year period on which a majority of the members of the Board of Directors of the Company are not Continuing Directors.

    For purposes of this definition, any transfer of an Equity Interest of an entity that was formed for the purpose of acquiring Voting Stock of the Company will be deemed to be a transfer of such portion of Voting Stock as corresponds to the portion of the equity of such entity that has been so transferred.

    "Consolidated Cash Flow" means, with respect to any Person for any period, the Consolidated Net Income of such Person for such period plus:

(1) an amount equal to any extraordinary loss plus any net loss realized in connection with an Asset Sale, to the extent such losses were deducted in computing such Consolidated Net Income; plus

(2) provision for taxes based on income or profits of such Person and its Restricted Subsidiaries for such period, to the extent that such provision for taxes was deducted in computing such Consolidated Net Income; plus

(3) consolidated interest expense of such Person and its Restricted Subsidiaries for such period, whether paid or accrued and whether or not capitalized (including, without limitation, amortization of debt issuance costs and original issue discount, non-cash interest payments, the interest component of any deferred payment obligations, the interest component of all payments associated with Capital Lease Obligations, imputed interest with respect to Attributable Debt, commissions, discounts and other fees and charges incurred in respect of letter of credit or bankers' acceptance financings, and net payments, if any, pursuant to Hedging Obligations), to the extent that any such expense was deducted in computing such Consolidated Net Income; plus

(4) depreciation, amortization (including amortization of goodwill and other intangibles but excluding amortization of prepaid cash expenses that were paid in a prior period) and other non-cash expenses (excluding any such non-cash expense to the extent that it represents an accrual of or reserve for cash expenses in any future period or amortization of a prepaid cash expense that was paid in a prior period) of such Person and its Restricted Subsidiaries for such period to the extent that such depreciation, amortization and other non-cash expenses were deducted in computing such Consolidated Net Income; plus

(5) non-cash items (other than any non-cash items that will require cash payments in the future or that relate to foreign currency translation) decreasing such Consolidated Net Income for such period, other than items that were accrued in the ordinary course of business, in each case, on a consolidated basis and determined in accordance with GAAP; minus

(6) non-cash items (other than any non-cash items that will require cash payments in the future or that relate to foreign currency translation) increasing such Consolidated Net Income for such period, other than items that were accrued in the ordinary course of business, in each case, on a consolidated basis and determined in accordance with GAAP.

                                       69
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    Notwithstanding the preceding, the provision for taxes based on the income or profits of, and the depreciation and amortization and other non-cash charges of, a Restricted Subsidiary of the Company shall be added to Consolidated Net Income to compute Consolidated Cash Flow of the Company only to the extent that a corresponding amount would be permitted at the date of determination to be dividended to the Company by such Restricted Subsidiary without prior approval (that has not been obtained), pursuant to the terms of its charter and all agreements, instruments, judgments, decrees, orders, statutes, rules and governmental regulations applicable to that Subsidiary or its stockholders.

    "Consolidated Interest Expense" means, with respect to any Person for any period, the sum, without duplication, of:

(1) the consolidated interest expense of such Person and its Restricted Subsidiaries for such period, whether paid or accrued, including, without limitation, amortization of debt issuance costs and original issue discount, non-cash interest payments, the interest component of any deferred payment obligations, the interest component of all payments associated with Capital Lease Obligations, imputed interest with respect to Attributable Debt, commissions, discounts and other fees and charges incurred in respect of letter of credit or bankers' acceptance financings, and net payments, if any, pursuant to Hedging Obligations; plus

(2) the consolidated interest of such Person and its Restricted Subsidiaries that was capitalized during such period; plus

(3) interest actually paid by the Company or any Restricted Subsidiary under any Guarantee of Indebtedness of another Person; plus

(4) the product of all dividend payments, whether or not in cash, on any series of preferred stock of such Person or any of its Restricted Subsidiaries, other than dividend payments on Equity Interests payable solely in Equity Interests of the Company (other than Disqualified Stock) or to the Company or a Restricted Subsidiary of the Company.

    "Consolidated Interest Expense Coverage Ratio" means with respect to any specified Person for any period, the ratio of the Consolidated Cash Flow of such Person and its Restricted Subsidiaries for such period to the Consolidated Interest Expense of such Person for such period. In the event that the specified Person or any of its Restricted Subsidiaries incurs, assumes, Guarantees or redeems any Indebtedness (other than revolving credit borrowings) or issues or redeems preferred stock subsequent to the commencement of the period for which the Consolidated Interest Expense Coverage Ratio is being calculated but prior to the date on which the event for which the calculation of the Consolidated Interest Expense Coverage Ratio is made (the "Calculation Date"), then the Consolidated Interest Expense Coverage Ratio shall be calculated giving pro forma effect to such incurrence, assumption, Guarantee or redemption of Indebtedness, or such issuance or redemption of preferred stock, as if the same had occurred at the beginning of the applicable four-quarter reference period.

    In addition, for purposes of calculating the Consolidated Interest Expense Coverage Ratio:

(1) acquisitions that have been made by the specified Person or any of its Restricted Subsidiaries, including through mergers or consolidations and including any related financing transactions, during the four-quarter reference period or subsequent to such reference period and on or prior to the Calculation Date shall be deemed to have occurred on the first day of the four-quarter reference period and Consolidated Cash Flow for such reference period shall be calculated without giving effect to clause (3) of the proviso set forth in the definition of Consolidated Net Income;

(2) the Consolidated Cash Flow attributable to discontinued operations, as determined in accordance with GAAP, and operations or businesses disposed of prior to the Calculation Date, shall be excluded; and

(3) the Consolidated Interest Expense attributable to discontinued operations, as determined in accordance with GAAP, and operations or businesses disposed of prior to the Calculation Date, shall be excluded, but only

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    to the extent that the obligations giving rise to such Consolidated Interest
    Expense will not be obligations of the specified Person or any of its Restricted Subsidiaries following the Calculation Date.

    "Consolidated Net Assets" means, with respect to any specified Person as of any date, the total assets of such Person as of such date less (i) the total liabilities of such Person as of such date, (ii) the amount of any Disqualified Stock as of such date and (iii) any minority interests reflected on the balance sheet of such Person as of such date.

    "Consolidated Net Income" means, with respect to any specified Person for any period, the aggregate of the Net Income of such Person and its Restricted Subsidiaries for such period, on a consolidated basis, determined in accordance with GAAP; provided that:

(1) the Net Income (but not loss) of any Person that is not a Restricted Subsidiary or that is accounted for by the equity method of accounting shall be included only to the extent of the amount of dividends or distributions paid in cash to the specified Person or a Restricted Subsidiary thereof;

(2) the Net Income of any Restricted Subsidiary shall be excluded to the extent that the declaration or payment of dividends or similar distributions by that Restricted Subsidiary of that Net Income is not at the date of determination permitted without any prior governmental approval (that has not been obtained) or, directly or indirectly, by operation of the terms of its charter or any agreement, instrument, judgment, decree, order, statute, rule or governmental regulation applicable to that Restricted Subsidiary or its stockholders;

(3) the Net Income of any Person acquired in a pooling of interests transaction for any period prior to the date of such acquisition shall be excluded;

(4) the Net Income (but not loss) of any Unrestricted Subsidiary shall be excluded, whether or not distributed to the specified Person or one of its Subsidiaries; and

(5) the cumulative effect of a change in accounting principles shall be excluded.

    "Continuing Directors" means, as of any date of determination, any member of the Board of Directors of the Company who:

(1) was a member of such Board of Directors on the date of the Indentures; or

(2) was nominated for election or elected to such Board of Directors with the approval of a majority of the Continuing Directors who were members of such Board at the time of such nomination or election.

    "Convertible Notes" means the 5 3/4% Convertible Subordinated Notes due May 1, 2003 issued by the Company pursuant to that certain Indenture dated as of May 6, 1998, between the Company and State Street Bank and Trust Company, as Trustee, in an aggregate principal amount outstanding not to exceed $207.0 million.

    "Credit Facilities" means, with respect to the Company or any Subsidiary, one or more debt facilities or commercial paper facilities with banks or other institutional lenders providing for revolving credit loans, term loans, receivables financing (including through the sale of receivables to such lenders or to special purpose entities formed to borrow from such lenders against such receivables) or letters of credit, in each case, as amended, restated, modified, renewed, refunded, replaced or refinanced in whole or in part from time to time.

    "Default" means any event that is, or with the passage of time or the giving of notice or both would be, an Event of Default.

    "Designated Senior Debt" means any Senior Debt permitted under the Indentures the outstanding principal amount of which is, or which provides for commitments to extend Senior Debt, in the amount of $25.0 million

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

or more and that has been designated by the Company as "Designated Senior Debt" and shall include the Senior Notes.

    "Disqualified Stock" means any Capital Stock that, by its terms (or by the terms of any security into which it is convertible, or for which it is exchangeable, in each case at the option of the holder thereof), or upon the happening of any event, matures or is mandatorily redeemable, pursuant to a sinking fund obligation or otherwise, or redeemable at the option of the holder thereof, in whole or in part, on or prior to the date that is 91 days after the date on which the Notes mature. Notwithstanding the preceding sentence, any Capital Stock that would constitute Disqualified Stock solely because the holders thereof have the right to require the Company to repurchase such Capital Stock upon the occurrence of a change of control or an asset sale shall not constitute Disqualified Stock if the terms of such Capital Stock provide that the Company may not repurchase or redeem any such Capital Stock pursuant to such provisions unless such repurchase or redemption complies with the covenant described above under the captions "Certain Covenants -- Restricted Payments."

    "Domestic Subsidiary" means a Restricted Subsidiary that is (1) formed under the laws of the United States of America or a state or territory thereof or (2) as of the date of determination, treated as a domestic entity or a partnership or a division of a domestic entity for United State federal income tax purposes; and, in either case, is not owned, directly or indirectly, by the Company or an entity that is not described in clauses (1) or (2) above.

    "Equity Interests" means Capital Stock and all warrants, options or other rights to acquire Capital Stock (but excluding any debt security that is convertible into, or exchangeable for, Capital Stock).

    "Equity Offering" means any offering for cash of common stock of the Company or options, warrants or rights with respect to its common stock so long as shares of the common stock of the Company remain listed on a national securities exchange or quoted on the National Association of Securities Dealers Automated Quotation System.

    "Exchange Notes" means, collectively, the Senior Exchange Notes and the Senior Subordinated Exchange Notes.

    "Existing Indebtedness" means Indebtedness of the Company and its Restricted Subsidiaries in existence on the date of the Indentures, until such amounts are repaid.

    "Foreign Subsidiary" means a Subsidiary of the Company that is not a Domestic Subsidiary.

    "Foundry Agreement" means that certain Foundry Agreement dated as of January 1, 1998, among the Company, AEI, CIL, ASI and AUSA, as the same may be extended or renewed from time to time without alteration of the material terms thereof.

    "GAAP" means generally accepted accounting principles set forth in the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board or in such other statements by such other entity as have been approved by a significant segment of the accounting profession, which are in effect from time to time.

    "Guarantee" means a guarantee other than by endorsement of negotiable instruments for collection in the ordinary course of business, direct or indirect, in any manner including, without limitation, through letters of credit or reimbursement agreements in respect thereof, of all or any part of any Indebtedness.

    "Guarantor" means any future Domestic Subsidiary of the Company formed or capitalized after the date of the Indentures that is a Significant Subsidiary and that is required by the terms of the Indentures to execute a Senior Subsidiary Guarantee or a Senior Subordinated Subsidiary Guarantee, as applicable, in accordance with the provisions of the respective Indentures, and its successors and assigns.

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    "Hedging Obligations" means, with respect to any Person, the Obligations of such Person under:

(1) swap agreements, cap agreements and collar agreements relating to interest rates, commodities or currencies; and

(2) other agreements or arrangements designed to protect such Person against fluctuations in interest rates, commodities or currencies.

    "Indebtedness" means, with respect to any specified Person, any indebtedness of such Person, whether or not contingent, in respect of:

(1) borrowed money;

(2) bonds, notes, debentures or similar instruments or letters of credit (or reimbursement agreements in respect thereof);

(3) banker's acceptances;

(4) Capital Lease Obligations;

(5) the balance deferred and unpaid of the purchase price of any property, except any such balance that constitutes an accrued expense or trade payable; or

(6) Hedging Obligations,

if and to the extent any of such indebtedness (other than letters of credit and Hedging Obligations) would appear as a liability on a balance sheet of the specified Person prepared in accordance with GAAP. In addition, the term "Indebtedness" includes all Indebtedness of others secured by a Lien on any asset of the specified Person (whether or not such Indebtedness is assumed by the specified Person measured as the lesser of the fair market value of the assets of such Person so secured or the amount of such Indebtedness) and, to the extent not otherwise included, the Guarantee by such Person of any indebtedness of any other Person.

    The amount of any Indebtedness outstanding as of any date shall be the accreted value thereof, in the case of any Indebtedness issued with original issue discount. In addition, the amount of any Indebtedness shall also include the amount of all Obligations of such Person with respect to the redemption, repayment or other repurchase of any Disqualified Stock or, with respect to any Restricted Subsidiary of the Company, any preferred stock of such Restricted Subsidiary.

    "Intellectual Property Rights Licensing Agreement" means that certain Intellectual Property Rights Licensing Agreement to be entered into by and between the Company and ASI in connection with the Asset Purchase Agreement, as the same may be extended or renewed from time to time without alteration of the material terms thereof.

    "Investments" means, with respect to any Person, all investments by such Person in other Persons (including Affiliates) in the forms of direct or indirect loans (including Guarantees of Indebtedness or other obligations), advances or capital contributions (excluding commission, travel and similar advances to officers and employees made in the ordinary course of business), purchases or other acquisitions for consideration of Indebtedness, Equity Interests or other securities, together with all items that are or would be classified as investments on a balance sheet prepared in accordance with GAAP. If the Company or any Restricted Subsidiary of the Company sells or otherwise disposes of any Equity Interests of any direct or indirect Restricted Subsidiary of the Company such that, after giving effect to any such sale or disposition, such Person is no longer a Restricted Subsidiary of the Company, the Company shall be deemed to have made an Investment on the date of any such sale or disposition equal to the fair market value of the Equity Interests of such Restricted Subsidiary not sold or disposed of in an amount determined as provided in the final paragraph of the covenant described above under the captions "Certain Covenants -- Restricted Payments."

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

    "Lien" means, with respect to any asset, any mortgage, lien, pledge, fixed or floating charge, security interest or encumbrance of any kind in respect of such asset, whether or not filed, recorded or otherwise perfected under applicable law, including any conditional sale or other title retention agreement, any lease in the nature thereof; provided that the term "Lien" shall not include any lease properly classified as an operating lease in accordance with GAAP.

    "Liquidated Damages" means all liquidated damages then owing pursuant to
Section 5 of the Registration Rights Agreement.

    "Net Income" means, with respect to any Person, the net income (loss) of such Person and its Restricted Subsidiaries, determined in accordance with GAAP and before any reduction in respect of preferred stock dividends, excluding, however:

(1) any gain (but not loss), together with any related provision for taxes on such gain (but not loss), realized in connection with: (a) any Asset Sale; or (b) the disposition of any securities by such Person or any of its Restricted Subsidiaries or the extinguishment of any Indebtedness of such Person or any of its Restricted Subsidiaries;

(2) any extraordinary gain (but not loss), together with any related provision for taxes on such extraordinary gain (but not loss);

(3) any gain or loss relating to foreign currency translation or exchange; and

(4) any income or loss related to any discontinued operation.

    "Net Proceeds" means the aggregate cash proceeds received by the Company or any of its Restricted Subsidiaries in respect of any Asset Sale (including, without limitation, any cash received upon the sale or other disposition of any non-cash consideration received in any Asset Sale), net of the direct costs relating to such Asset Sale, including, without limitation, legal, accounting and investment banking fees, and sales commissions, and any relocation expenses incurred as a result thereof, taxes paid or payable as a result thereof, in each case after taking into account any available tax credits or deductions and any tax sharing arrangements and amounts required to be applied to the repayment of Indebtedness, other than Senior Debt, secured by a Lien on the asset or assets that were the subject of such Asset Sale.

    "Non-Recourse Debt" means Indebtedness:

(1) as to which neither the Company nor any of its Restricted Subsidiaries (a) provides credit support of any kind (including any obligation that would constitute Indebtedness), or (b) is directly or indirectly liable as a guarantor or otherwise, other than in the form of a Lien on the Equity Interests of an Unrestricted Subsidiary held by the Company or any Restricted Subsidiary in favor of any holder of Non-Recourse Debt of such Unrestricted Subsidiary;

(2) no default with respect to which (including any rights that the holders thereof may have to take enforcement action against an Unrestricted Subsidiary) would permit upon notice, lapse of time or both any holder of any other Indebtedness (other than the Notes) of the Company or any of its Restricted Subsidiaries to declare a default on such other Indebtedness or cause the payment thereof to be accelerated or payable prior to its stated maturity; and

(3) as to which the lenders have been notified in writing that they will not have any recourse to the stock or assets of the Company or any of its Restricted Subsidiaries (other than against the Equity Interests of such Unrestricted Subsidiary, if any).

    "Obligations" means any principal, interest, penalties, fees, indemnifications, reimbursements, damages and other liabilities payable under the documentation governing any Indebtedness.

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

    "Permitted Bank Debt" means Indebtedness incurred by the Company or any Restricted Subsidiary other than a Foreign Subsidiary pursuant to the Credit Facilities, any Receivables Program, or one or more other term loan and/or revolving credit or commercial paper facilities (including any letter of credit subfacilities) entered into with commercial banks and/or financial institutions, and any replacement, extension, renewal, refinancing or refunding thereof.

    "Permitted Business" means the business of the Company and its Subsidiaries, taken as a whole, operated in a manner consistent with past operations, and any business that is reasonably related thereto or supplements such business or is a reasonable extension thereof.

    "Permitted Holder" means James J. Kim and his estate, spouse, siblings, ancestors, heirs and lineal descendants, and spouses of any such persons, the legal representatives of any of the foregoing, and the trustee of any bona fide trust of which one or more of the foregoing are the principal beneficiaries or the grantors or any other Person that is controlled by any of the foregoing.

    "Permitted Investments" means:

 (1) any Investment in the Company or in a Restricted Subsidiary;

 (2) any Investment in Cash Equivalents;

 (3) any Investment by the Company or any Restricted Subsidiary of the Company in a Person, if as a result of such Investment or in connection with the transaction pursuant to which such Investment is made:

        (a) such Person becomes a Restricted Subsidiary of the Company; or

        (b) such Person is merged, consolidated or amalgamated with or into, or transfers or conveys substantially all of its assets to, or is liquidated into, the Company or a Restricted Subsidiary of the Company;

 (4) any Investment made as a result of the receipt of non-cash consideration from an Asset Sale that was made pursuant to and in compliance with the covenant described above under the captions "-- Repurchase at the Option of Holders -- Asset Sales";

 (5) any acquisition of assets solely in exchange for the issuance of Equity Interests (other than Disqualified Stock) of the Company;

 (6) any Investment in the TSTC Joint Venture; provided that the aggregate amount of any such Investment, when taken together with all other Investments made pursuant to this clause (6), does not exceed $30.0 million;

 (7) any Investment in connection with Hedging Obligations;

 (8) any Investments received (a) in satisfaction of judgments, or (b) as payment on a claim made in connection with any bankruptcy, liquidation, receivership or other insolvency proceeding;

 (9) Investments in (a) prepaid expenses and negotiable instruments held for collection, (b) accounts receivable arising in the ordinary course of business (and Investments obtained in exchange or settlement of accounts receivable for which the Company or any Restricted Subsidiary has determined that collection is not likely), and (c) lease, utility and worker's compensation, performance and other similar deposits arising in the ordinary course of business;

(10) any Investment in ASI's Voting Stock pursuant to the general terms of the commitment letter dated April 9, 1999, between the Company and ASI entered into in connection with the consummation of ASI's "Workout" program with certain of its creditors, together with such modifications thereto as shall be approved by the Board of Directors of the Company; provided that the aggregate amount of any such

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

     Investment, when taken together with all other Investments made pursuant to this clause (10), does not exceed $150.0 million; and

(11) any Strategic Investment; provided that the aggregate amount of all Investments by the Company and any Restricted Subsidiaries in Strategic Investments shall not exceed $75.0 million; provided, further, that, except with respect to the first $25.0 million of Strategic Investments made by the Company, the Company would, at the time of such Strategic Investment and after giving pro forma effect thereto as if such Strategic Investment had been made at the beginning of the applicable four-quarter period, have been permitted to incur at least $1.00 of additional Indebtedness pursuant to the Consolidated Interest Expense Coverage Ratio test set forth in the first paragraph of the covenants described above under the captions "Certain Covenants -- Incurrence of Indebtedness and Issuance of Preferred Stock";

provided that, notwithstanding the preceding, any extension of credit or advance by the Company or any of its Subsidiaries to a customer or supplier of the Company or its Subsidiaries shall not be a Permitted Investment.

    "Permitted Junior Securities" means securities (1) that are subordinated to Senior Debt and any Guarantee in respect thereof, at least to the same extent as the Notes are subordinated to Senior Debt, and all securities issued in exchange for, or on account of, Senior Debt or any such Guarantee ("Reorganization Senior Debt"), (2) that have a final maturity date and Weighted Average Life to Maturity that is the same or greater than the Notes, (3) that are not subject to any required principal payment, sinking fund payment or redemption prior to the last scheduled final maturity date of any Reorganization Senior Debt, and (4) that are not secured by any collateral.

    "Permitted Liens" means:

 (1) Liens on the assets of the Company and any Restricted Subsidiary securing Permitted Bank Debt that was permitted by the terms of the respective Indenture to be incurred;

 (2) Liens on the assets of any Foreign Subsidiary securing Indebtedness and other Obligations under Indebtedness of such Foreign Subsidiary that were permitted by the terms of the respective Indenture to be incurred;

 (3) Liens in favor of the Company or any Restricted Subsidiary;

 (4) Liens on property of a Person existing at the time such Person is merged with or into or consolidated with the Company or any Restricted Subsidiary of the Company; provided that such Liens were not incurred in contemplation of such merger or consolidation and do not extend to any assets other than those of the Person merged into or consolidated with the Company or the Restricted Subsidiary;

 (5) Liens on property existing at the time of acquisition thereof by the Company or any Restricted Subsidiary of the Company, provided that such Liens were not incurred in contemplation of such acquisition;

 (6) Liens to secure the performance of statutory obligations, surety or appeal bonds, performance bonds or other obligations of a like nature incurred in the ordinary course of business;

 (7) Liens to secure Obligations in respect of Indebtedness (including Capital Lease Obligations) permitted by clause (4) of the second paragraph of the covenant entitled "Incurrence of Indebtedness and Issuance of Preferred Stock" covering only the assets acquired with such Indebtedness, including accessions, additions, parts, attachments, improvements, fixtures, leasehold improvements or proceeds, if any, related thereto;

 (8) Liens existing on the date of the Indentures;

 (9) Liens securing Obligations of the Company and/or any Restricted Subsidiary in respect of any Receivables Program;

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

(10) Liens for taxes, assessments or governmental charges or claims that are not yet delinquent or that are being contested in good faith by appropriate proceedings; provided that any reserve or other appropriate provision as shall be required in conformity with GAAP shall have been made therefor;

(11) Liens imposed by law or arising by operation of law, including, without limitation, landlords', mechanics', carriers', warehousemen's, materialmen's, suppliers' and vendors' Liens, Liens for master's and crew's wages and other similar Liens, in each case which are incurred in the ordinary course of business for sums not yet delinquent or being contested in good faith, if such reserves or other appropriate provisions, if any, as shall be required by GAAP shall have been made with respect thereto;

(12) Liens incurred or pledges and deposits made in the ordinary course of business in connection with workers' compensation and unemployment insurance and other types of social security;

(13) Liens to secure any extension, renewal, refinancing or refunding (or successive extensions, renewals, refinancings or refundings), in whole or in part, of any Indebtedness secured by Liens referred to in the foregoing clauses (4), (5), (7) and (8) of this definition; provided that such Liens do not extend to any other property of the Company or any Restricted Subsidiary of the Company and the principal amount of the Indebtedness secured by such Lien is not increased;

(14) judgment Liens not giving rise to an Event of Default so long as such Lien is adequately bonded and any appropriate legal proceedings that may have been initiated for the review of such judgment, decree or order shall not have been finally terminated or the period within which such proceedings may be initiated shall not have expired;

(15) Liens securing obligations of the Company under Hedging Obligations permitted to be incurred under clause (6) of the second paragraph of the covenants entitled "Incurrence of Indebtedness and Issuance of Preferred Stock" or any collateral for the Indebtedness to which such Hedging Obligations relate;

(16) Liens upon specific items of inventory or other goods and proceeds of any Person securing such Person's obligations in respect of banker's acceptances issued or credited for the account of such Person to facilitate the purchase, shipment or storage of such inventory or goods;

(17) Liens securing reimbursement obligations with respect to commercial letters of credit which encumber documents and other property relating to such letters of credit and products and proceeds thereof;

(18) Liens arising out of consignment or similar arrangements for the sale of goods in the ordinary course of business;

(19) Liens in favor of customs and revenue authorities arising as a matter of law to secure payment of customs duties in connection with the importation of goods;

(20) Liens securing other Indebtedness not exceeding $10.0 million at any time outstanding;

(21) Liens securing Permitted Refinancing Indebtedness, provided that such Liens do not extend to any other property of the Company or any Restricted Subsidiary of the Company and the principal amount of the Indebtedness secured by such Lien is not increased; and

(22) Liens on the Equity Interests of Unrestricted Subsidiaries securing obligations of Unrestricted Subsidiaries not otherwise prohibited by the Indentures.

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

    "Permitted Refinancing Indebtedness" means any Indebtedness of the Company or any of its Restricted Subsidiaries issued in exchange for, or the net proceeds of which are used to extend, refinance, renew, replace, defease or refund other Indebtedness of the Company or any of its Restricted Subsidiaries (other than intercompany Indebtedness); provided that:

(1) the principal amount (or accreted value, if applicable) of such Permitted Refinancing Indebtedness does not exceed the principal amount of (or accreted value, if applicable), plus accrued interest or premium (including any make-whole premium), if any, on, the Indebtedness so extended, refinanced, renewed, replaced, defeased or refunded (plus the amount of reasonable expenses incurred in connection therewith);

(2) such Permitted Refinancing Indebtedness has a final maturity date later than the final maturity date of, and has a Weighted Average Life to Maturity equal to or greater than the Weighted Average Life to Maturity of, the Indebtedness being extended, refinanced, renewed, replaced, defeased or refunded; provided that if the original maturity date of such Indebtedness is after the Stated Maturity of the Senior Notes, then such Permitted Refinancing Indebtedness shall have a maturity at least 180 days after the Senior Notes;

(3) if the Indebtedness being extended, refinanced, renewed, replaced, defeased or refunded is subordinated in right of payment to the Senior Notes, such Permitted Refinancing Indebtedness has a final maturity date later than the final maturity date of, and is subordinated in right of payment to, the Senior Notes on terms at least as favorable to the Holders of Notes as those contained in the documentation governing the Indebtedness being extended, refinanced, renewed, replaced, defeased or refunded; and

(4) such Indebtedness is incurred either by the Company or by the Restricted Subsidiary who is the obligor on the Indebtedness being extended, refinanced, renewed, replaced, defeased or refunded.

    "Person" means any individual, corporation, partnership, joint venture, association, joint stock company, trust, unincorporated organization, government or any agency or political subdivision thereof or any other entity.

    "Qualified Proceeds" means any of the following or any combination of the following:

(1) any Cash Equivalents;

(2) any liabilities (as would be shown on the Company's or such Restricted Subsidiary's balance sheet if prepared in accordance with GAAP on the date of the corresponding Asset Sale), of the Company or any Restricted Subsidiary (other than contingent liabilities and liabilities that are by their terms subordinated to the Notes) that are assumed by the transferee of any such assets pursuant to a customary novation agreement that releases or indemnifies the Company or such Restricted Subsidiary from further liability;

(3) any securities, notes or other obligations received by the Company or any such Restricted Subsidiary from such transferee that are converted by the Company or such Restricted Subsidiary into cash within 90 days after such Asset Sale (to the extent of the cash received in that conversion);

(4) long-term assets that are used or useful in a Permitted Business; and

(5) all or substantially all of the assets of, or a majority of the Voting Stock of, any Permitted Business;

provided, however, that in the case of clauses (4) and (5) above, the Asset Sale transaction shall be with a non-Affiliate and the amount of long-term assets or Voting Stock received in the Asset Sale transaction shall not exceed 10% of the consideration received.

    "Receivables Program" means, with respect to any Person, an agreement or other arrangement or program providing for the advance of funds to such Person against the pledge, contribution, sale or other transfer of encumbrances of Receivables Program Assets of such Person or such Person and/or one or more of its Subsidiaries.

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

    "Receivables Program Assets" means all of the following property and interests in property, including any undivided interest in any pool of any such property or interests, whether now existing or existing in the future or hereafter arising or acquired:

 (1) accounts;

 (2) accounts receivable, general intangibles, instruments, contract rights, documents and chattel paper (including, without limitation, all rights to payment created by or arising from sales of goods, leases of goods, or the rendition of services, no matter how evidenced, whether or not earned by performance);

 (3) all unpaid seller's or lessor's rights (including, without limitation, rescission, replevin, reclamation and stoppage in transit) relating to any of the foregoing or arising therefrom;

 (4) all rights to any goods or merchandise represented by any of the foregoing (including, without limitation, returned or repossessed goods);

 (5) all reserves and credit balances with respect to any such accounts receivable or account debtors;

 (6) all letters of credit, security or Guarantees of any of the foregoing;

 (7) all insurance policies or reports relating to any of the foregoing;

 (8) all collection or deposit accounts relating to any of the foregoing;

 (9) all books and records relating to any of the foregoing;

(10) all instruments, contract rights, chattel paper, documents and general intangibles relating to any of the foregoing; and

(11) all proceeds of any of the foregoing.

    "Receivables Program Debt" means, with respect to any Person, the unreturned portion of the amount funded by the investors under a Receivables Program of such Person.

    "Restricted Investment" means an Investment other than a Permitted
Investment.

    "Restricted Subsidiary" of a Person means any Subsidiary of the referent Person that is not an Unrestricted Subsidiary.

    "Senior Debt" (will appear in the Senior Subordinated Notes Indenture only) means:

(1) the Senior Notes and all Obligations under the Senior Notes Indenture;

(2) all Indebtedness outstanding under Permitted Bank Debt and all Hedging Obligations with respect thereto;

(3) any other Indebtedness permitted to be incurred by the Company under the terms of the Indentures, unless the instrument under which such Indebtedness is incurred expressly provides that it is on a parity with or subordinated in right of payment to the Senior Subordinated Notes; and

(4) any Guarantee by the Company or any Guarantor of any Indebtedness of any Foreign Subsidiary incurred in compliance with the Indentures;

(5) all Obligations with respect to the items listed in the preceding clauses
    (1), (2), (3) and (4).

Notwithstanding anything to the contrary in the preceding, Senior Debt (other than any Obligations with respect to Permitted Bank Debt) will not include:

(1) any liability for federal, state, local or other taxes owed or owing by the Company;

(2) any Indebtedness of the Company to any of its Subsidiaries or other Affiliates;

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

(3) any trade payables;

(4) the Convertible Notes;

(5) Indebtedness evidenced by the Notes and the Subsidiary Guarantees;

(6) Indebtedness that is expressly subordinate or junior in right of payment to any other Indebtedness of the Company;

(7) any obligation that by operation of law is subordinate to any general unsecured obligations of the Company; or

(8) any Indebtedness that is incurred in violation of the Indentures.

    "Senior Exchange Notes" means the Company's 9 1/4% Senior Notes due 2006 issued pursuant to the Senior Notes Registration Rights Agreement.

    "Senior Notes" means the Company's 9 1/4% Senior Notes due 2006.

    "Senior Subordinated Exchange Notes" means the Company's 10 1/2% Senior Subordinated Notes due 2009 issued pursuant to the Senior Subordinated Notes Registration Rights Agreement.

    "Senior Subordinated Notes" means the Company's 10 1/2% Senior Subordinated Notes due 2009.

    "Senior Subordinated Subsidiary Guarantee" means a Guarantee endorsed on the Senior Subordinated Notes by a Guarantor.

    "Senior Subsidiary Guarantee" means a Guarantee endorsed on the Senior Notes by a Guarantor.

    "Significant Subsidiary" means any Subsidiary that would be a "significant subsidiary" as defined in Article 1, Rule 1-02 of Regulation S-X, promulgated pursuant to the Act, as such Regulation is in effect on the date hereof assuming that the Company were the "registrant" for purposes of such definition; provided that in no event shall a "Significant Subsidiary" include (i) any direct or indirect Subsidiary of the Company created for the primary purpose of facilitating one or more Receivables Programs or holding or purchasing inventory, (ii) any non-operating Subsidiary which does not have any liabilities to Persons other than the Company or its Subsidiaries or (iii) any Unrestricted Subsidiary.

    "Stated Maturity" means, with respect to any installment of interest or principal on any series of Indebtedness, the date on which such payment of interest or principal was scheduled to be paid in the original documentation governing such Indebtedness, and shall not include any contingent obligations to repay, redeem or repurchase any such interest or principal prior to the date originally scheduled for the payment thereof.

    "Strategic Investment" means any Investment in any Person (other than an Unrestricted Subsidiary) whose primary business is related, ancillary or complementary to a Permitted Business, and such Investment is determined in good faith by the Board of Directors (or senior officers of the Company to whom the Board of Directors has duly delegated the authority to make such a determination), whose determination shall be conclusive and evidenced by a resolution, to promote or significantly benefit the businesses of the Company and its Restricted Subsidiaries on the date of such Investment; provided that, with respect to any Strategic Investment or series of related Strategic Investments involving aggregate consideration in excess of $10.0 million, the Company shall deliver to the Trustee a resolution of the Board of Directors of the Company set forth in an Officer's Certificate certifying that such Investment qualifies as a Strategic Investment pursuant to this definition.

    "Subsidiary" means, with respect to any Person:

(1) any corporation, association or other business entity of which more than 50% of the total voting power of shares of Capital Stock entitled (without regard to the occurrence of any contingency) to vote in the

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

    election of directors, managers or trustees thereof is at the time owned or controlled, directly or indirectly, by such Person or one or more of the other Subsidiaries of that Person (or a combination thereof); and

(2) any partnership (a) the sole general partner or the managing general partner of which is such Person or a Subsidiary of such Person or (b) the only general partners of which are such Person or of one or more Subsidiaries of such Person (or any combination thereof).

    "Supply Agreement" means that certain Packaging & Test Services Agreement dated as of January 1, 1998, among the Company, AEI, CIL, ASI and AUSA, as the same may be extended or renewed from time to time without alteration of the material terms thereof.

    "Total Tangible Assets of the Foreign Subsidiaries" means, as of any date, the total assets of the Foreign Subsidiaries of the Company as of such date less the amount of the intangible assets of the Foreign Subsidiaries of the Company as of such date.

    "Transition Services Agreement" means that certain Transition Services Agreement to be entered into by and between the Company and ASI in connection with the Asset Purchase Agreement, as the same may be extended or renewed from time to time without alteration of the material terms thereof.

    "TSTC Joint Venture" means the joint venture created by the Shareholders' Agreement dated as of April 10, 1998, among Acer Incorporated, Taiwan Semiconductor Manufacturing Company Ltd., Chinfon Semiconductor & Technology Co., Ltd., Scientek International Investment Co. Ltd., ASI (as successor in interest to Anam Industrial Co. Ltd.), and the Company, including all amendments thereof through the date of the Indenture.

    "Unrestricted Subsidiary" means any Subsidiary of the Company that is designated by the Board of Directors as an Unrestricted Subsidiary pursuant to a Board Resolution, but only to the extent that such Subsidiary:

(1) has no Indebtedness other than Non-Recourse Debt;

(2) is a Person with respect to which neither the Company nor any of its Restricted Subsidiaries has any direct or indirect obligation (a) to subscribe for additional Equity Interests or (b) to maintain or preserve such Person's financial condition or to cause such Person to achieve any specified levels of operating results;

(3) has not Guaranteed or otherwise directly or indirectly provided credit support for any Indebtedness of the Company or any of its Restricted Subsidiaries; and

(4) has at least one director on its board of directors that is not a director or executive officer of the Company or any of its Restricted Subsidiaries and has at least one executive officer that is not a director or executive officer of the Company or any of its Restricted Subsidiaries.

    Any designation of a Subsidiary of the Company as an Unrestricted Subsidiary shall be evidenced to the Trustee by filing with the Trustee a certified copy of the Board Resolution giving effect to such designation and an Officers' Certificate certifying that such designation complied with the preceding conditions and was permitted by the covenant described above under the captions "Certain Covenants -- Restricted Payments." If, at any time, any Unrestricted Subsidiary would fail to meet the preceding requirements as an Unrestricted Subsidiary, it shall thereafter cease to be an Unrestricted Subsidiary for purposes of the Indentures and any Indebtedness of such Subsidiary shall be deemed to be incurred by a Restricted Subsidiary of the Company as of such date and, if such Indebtedness is not permitted to be incurred as of such date under the covenant described under the captions "Certain Covenants -- Incurrence of Indebtedness and Issuance of Preferred Stock," the Company shall be in default of such covenant. The Board of Directors of the Company may at any time designate any Unrestricted Subsidiary to be a Restricted Subsidiary; provided that such designation shall be deemed to be an incurrence of Indebtedness by a Restricted Subsidiary of the Company of any outstanding

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

Indebtedness of such Unrestricted Subsidiary and such designation shall only be permitted if (1) such Indebtedness is permitted under the covenant described under the captions "Certain Covenants -- Incurrence of Indebtedness and Issuance of Preferred Stock," calculated on a pro forma basis as if such designation had occurred at the beginning of the four-quarter reference period; and (2) no Default or Event of Default would be in existence following such designation.

    "Voting Stock" of any Person as of any date means the Capital Stock of such Person that is at the time entitled to vote in the election of the Board of Directors of such Person.

    "Weighted Average Life to Maturity" means, when applied to any Indebtedness at any date, the number of years obtained by dividing:

(1) the sum of the products obtained by multiplying (a) the amount of each then remaining installment, sinking fund, serial maturity or other required payments of principal, including payment at final maturity, in respect thereof, by (b) the number of years (calculated to the nearest one-twelfth) that will elapse between such date and the making of such payment; by

(2) the then outstanding principal amount of such Indebtedness.

    "Wholly Owned Restricted Subsidiary" of any Person means a Restricted Subsidiary of such Person all of the outstanding Capital Stock or other ownership interests of which (other than directors' qualifying shares or similar shares required by law to be held by third parties) shall at the time be owned by such Person and/or by one or more Wholly Owned Restricted Subsidiaries of such Person.

                       ADDITIONAL TERMS OF THE NEW NOTES

    The terms of the new Senior Notes will be identical in all material respects to those of the old Senior Notes, and the terms of the new Senior Subordinated Notes will be identical in all material respects to the old Senior Subordinated Notes, except that the new Notes:

    - will have been registered under the Securities Act and therefore will not be subject to certain restrictions on transfer applicable to the old Notes; and

    - will not be entitled to certain registration rights under the Registration Rights Agreement, including the provision for Liquidated Damages of up to 1.00% per annum on the old Notes. Holders of old Notes should review the information set forth under "Prospectus Summary -- Consequences of Failure to Exchange Old Notes," "-- Terms of Senior Notes" and "-- Terms of New Senior Subordinated Notes."

                          FEDERAL INCOME TAX CONSIDERATIONS

    The following discussion is a general summary of the material U.S. federal income tax considerations relating to the exchange offers and to the purchase, ownership and disposition of the new Notes. The discussion of the federal income tax consequences set forth below is based upon the Internal Revenue Code of 1986, as amended (the "Code"), and judicial decisions and administrative interpretations thereunder, as of the date hereof, and such authorities may be repealed, revoked or modified or interpreted differently so as to result in federal income tax consequences different from those discussed below. We cannot assure you that the Internal Revenue Service will not successfully challenge one or more of the tax consequences described herein, and we have not obtained, nor do we intend to obtain, a ruling from the IRS or an opinion of counsel with respect to the U.S. federal income tax consequences of acquiring or holding new notes.

    This discussion does not purport to deal with all aspects of U.S. federal income taxation that may be relevant to a particular holder in light of the holder's circumstances (for example, persons subject to the alternative minimum tax provisions of the Code). Also, it is not intended to be wholly applicable to all

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

categories of investors, such as foreign persons, dealers in securities, banks, insurance companies, tax-exempt organizations, and persons holding new Notes as part of a hedging or conversion transaction or straddle or persons deemed to sell new Notes under the constructive sale provisions of the Code, some of which may be subject to special rules. The discussion below is premised upon the assumption that the new Notes and old Notes are held (or would be held if acquired) as capital assets within the meaning of Section 1221 of the Code. The discussion also does not discuss any aspect of state, local or foreign law.

    EACH HOLDER OR PROSPECTIVE HOLDER OF NEW NOTES IS STRONGLY URGED TO CONSULT ITS OWN TAX ADVISOR WITH RESPECT TO ITS PARTICULAR TAX SITUATION INCLUDING THE TAX EFFECT OF ANY STATE, LOCAL, FOREIGN, OR OTHER TAX LAWS AND POSSIBLE CHANGES IN THE TAX LAWS.

EXCHANGE OF NOTES

    The exchange of old Notes for new Notes pursuant to the exchange offers should not be a taxable exchange for U.S. federal income tax purposes. Accordingly, a holder should have the same adjusted issue price, adjusted basis and holding period in the new Notes as it had in the old Notes immediately before the exchange.

                              PLAN OF DISTRIBUTION

    Each broker-dealer that holds any old Notes acquired for its own account as a result of market-making or other trading activities (a "Participating Broker-Dealer") may exchange old Notes for new Notes. Each Participating Broker-Dealer receiving new Notes for its own account in connection with the exchange offers must acknowledge that it will deliver a prospectus in connection with any resale of such new Notes. Participating Broker-Dealers may use this prospectus during the period referred to below in connection with resales of the new Notes received in exchange for old Notes if such old Notes were acquired by such Participating Broker-Dealers for their own accounts. We agreed that this prospectus may be used by a Participating Broker-Dealer in connection with resales of such new Notes for a period ending 180 days after the effective date of the registration statement (subject to extension under certain limited circumstances described herein) or, if earlier, when all such new Notes have been disposed of by such Participating Broker-Dealer. See "The Exchange
Offer -- Terms of the Exchange Offer."

    We will not receive any cash proceeds from the issuance of the new Notes offered by this prospectus. New notes received by Participating Broker-Dealers for their own accounts in connection with the exchange offers may be sold from time to time in one or more transactions in the over-the-counter market, in negotiated transactions, through the writing of options on the new Notes or a combination of such methods of resale, at market prices prevailing at the time of resale, at prices related to such prevailing market prices or at negotiated prices. Any resale of the new Notes may be made directly to purchasers or to or through brokers or dealers who may receive compensation in the form of commissions or concessions from any broker-dealer and/or the purchasers of any new Notes. Any Participating Broker-Dealer that resells new Notes that were received by it for its own account in the exchange offers and any broker or dealer that participates in a distribution of such new Notes may be deemed to be an "underwriter" within the meaning of the Securities Act. Any profit on any such resale of new Notes and any commissions or concessions received by any such persons may be deemed to be underwriting compensation under the Securities Act. The letter of transmittal states that by acknowledging that it will deliver and by delivering a prospectus, a Participating Broker-Dealer will not be deemed to admit that it is an "underwriter" within the meaning of the Securities Act.

                                 LEGAL MATTERS

    Our counsel, Wilson Sonsini Goodrich & Rosati, Palo Alto, California will issue a legal opinion regarding the legality of the new Notes and certain other matters. Our Korean counsel, Kim & Chang, has advised us regarding the matters set forth under the caption "Description of Notes -- Enforceability of Judgements", and our Philippines counsel, Ortega, Del Castillo, Bacorro, Odulio, Calma & Carbonell Law Offices, has advised us as to the matters set forth under the caption "Description of Notes -- Enforceability of Judgements".

                                    EXPERTS

    The consolidated financial statements of Amkor Technology, Inc. and its subsidiaries as of December 31, 1997 and 1998, and for each of the years in the three-year period ended December 31, 1998, included in our annual report on Form 10-K incorporated by reference in this prospectus and elsewhere in this registration statement have been audited by Arthur Andersen LLP, independent public accountants, as set forth in their report dated February 10, 1999 (except with respect to the Company's proposed investment in ASI pursuant to the financial restructuring of ASI discussed in Note 14, as to which the date is March 29, 1999) and is included herein in reliance upon the authority of said firm as experts in giving said report. In that report, that firm states that with respect to the investment in ASI its opinion is based on the report of other independent public accountants, namely Samil Accounting Corporation.


    The consolidated financial statements of ASI as of December 31, 1996 and 1997, and for each of the three years in the period ended December 31, 1997, prepared in accordance with generally accepted accounting principles in Korea, have been audited by Samil Accounting Corporation, independent accountants, except as they relate to Anam Engineering & Construction Co., Ltd. ("AEC"), audited by Chong Un & Company, independent accountants, and Anam USA Inc., audited by Sianna, Carr & O'Connor, LLP, independent accountants, and the investment in Amkor/Anam Pilipinas, Inc. audited by SyCip, Gorres, Velayo & Co., independent accountants. Such ASI financial statements are incorporated in this Prospectus by reference to our Annual Report on Form 10-K for the year ended December 31, 1998 in reliance on the report of such independent accountants given on the authority of such firms as experts in auditing and accounting. The report regarding AEC includes an explanatory paragraph with respect to the ability of AEC to continue as a going concern and the report regarding ASI includes an explanatory paragraph regarding changes in accounting principles, the impact of the Korean economic situation on ASI and the ability of ASI to continue as a going concern.



    The financial statements of the Kwangju Packaging Business (K4) of ASI as of December 31, 1997 and 1998, and for each of the three years in the period ended December 31, 1998, prepared in accordance with generally accepted accounting principles in the United States, incorporated in this Prospectus by reference to our Current Report on Form 8-K dated on April 21, 1999, have been so incorporated in reliance on the report of Samil Accounting Corporation, independent accountants, given on the authority of said firm in auditing and accounting.



    The consolidated financial statements of ASI as of December 31, 1997 and 1998, and for each of the three years in the period ended December 31, 1998, prepared in accordance with generally accepted accounting principles in the United States, have been audited by Samil Accounting Corporation, independent accountants, except as they relate to Anam Engineering & Construction Co., Ltd. ("AEC"), audited by Ahn Kwon & Co., independent accountants, and Anam USA Inc., audited by Sianna, Carr & O'Connor, LLP, independent accountants. Such ASI financial statements are incorporated in this Prospectus by reference to our Current Report on Form 8-K/A dated December 7, 1999 -- in reliance on the reports of such independent accountants given on the authority of said firms as experts in auditing and accounting. The report regarding ASI includes an explanatory paragraph with the respect to the Korean economic situation, the Workout Program and revenues from Amkor. The report regarding AEC includes and explanatory paragraph with respect to AEC's ability to continue as a going concern and its voluntary petition in bankruptcy. The report regarding Anam USA, Inc. includes an explanatory paragraph with respect to ASI's Workout Program.

--------------------------------------------------------------------------------

                               OFFER TO EXCHANGE
              ALL OUTSTANDING 9 1/4% SENIOR NOTES DUE MAY 1, 2006
                    FOR 9 1/4% SENIOR NOTES DUE MAY 1, 2006,
        WHICH HAVE BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AND
       ALL OUTSTANDING 10 1/2% SENIOR SUBORDINATED NOTES DUE MAY 1, 2009,
             FOR 10 1/2% SENIOR SUBORDINATED NOTES DUE MAY 1, 2009,
          WHICH HAVE BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933

                             AMKOR TECHNOLOGY, INC.

                                   PROSPECTUS


We have not authorized any dealer, salesperson or other person to give any information or represent anything not contained in this prospectus. You must not rely on any unauthorized information. This prospectus does not offer to sell or buy any Notes in any jurisdiction where it is unlawful. The information in this
prospectus is current as of December   , 1999.


--------------------------------------------------------------------------------

                                    PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 20.  INDEMNIFICATION OF DIRECTORS AND OFFICERS

    Section 145 of the Delaware General Corporation Law permits a corporation to include in its charter documents, and in agreements between the corporation and its directors and officers, provisions expanding the scope of indemnification beyond that specifically provided by the current law. The Company's Amended and Restated Certificate of Incorporation provides for the indemnification of directors to the fullest extent permissible under Delaware law. The Company's Bylaws provide for the indemnification of officers, directors and third parties acting on behalf of the Company if such person acted in good faith and in a manner reasonably believed to be in and not opposed to the best interest of the Company, and with respect to any criminal action or proceeding, the indemnified party had no reason to believe his conduct was unlawful. The Company has entered into indemnification agreements with its directors and executive officers, in addition to indemnification provided for in the Company's Bylaws, and intends to enter into indemnification agreements with any new directors and executive officers in the future.

ITEM 21.  EXHIBITS AND FINANCIAL STATEMENT SCHEDULES

    (a) Exhibits.


EXHIBIT
NUMBER                            DESCRIPTION
-------                           -----------
 4.1      Senior Notes Indenture dated as of May 6, 1999 between the
          Registrant and State Street Bank and Trust Company,
          including form of 9 1/4% Senior Note Due 2006.*
 4.2      Senior Subordinated Notes Indenture dated as of May 6, 1999 between the Registrant and State Street Bank and Trust
          Company, including form of 10 1/2% Senior Subordinated Note
          Due 2009.*
 4.3      Senior Notes Registration Rights Agreement dated as of May
          13, 1999 among the Registrant and the Initial Purchasers.*
 4.4      Senior Subordinated Notes Registration Right Agreement dated as of May 13, 1999 among the Registrant and the Initial
          Purchasers.*
 5.1      Opinion of Wilson Sonsini Goodrich & Rosati, Professional
          Corporation.**
23.1      Consent of Arthur Andersen LLP.
23.2      Consent of Samil Accounting Corporation.
23.3      Consent of SyCip Gorres Velayo & Co.
23.4      Consent of Siana Carr & O'Connor, LLP.
23.5      Consent of Wilson Sonsini Goodrich & Rosati (included in
          Exhibit 5.1).
23.6      Consent of Kim & Chang.**
23.7      Consent of Ortega, Del Castillo, Bacorro, Odulio, Colma &
          Carbonell.**
23.8      Consent of Ahn Kwon & Co.
24.1      Power of Attorney (Included on page II-6).
25.1      Statement of Eligibility of Trustee.**
99.1      Form of Letter of Transmittal with respect to Exchange
          Offer.**
99.2      Form of Notice of Guaranteed Delivery.**
99.3      Form of Exchange Agent Agreement.**


-------------------------
 * Incorporated by reference to the Company's Quarterly Report on Form 10-Q filed May 17, 1999 (File No. 000-29472).


** Incorporated by reference to the Company's Registration Statement on Form S-4 filed August 31, 1999 (File No. 333-86199).


    (b) Financial Statement Schedules

    Schedules not listed above have been omitted because the information to be set forth therein is not applicable or is shown in the financial statements or Notes thereto.

ITEM 22.  UNDERTAKING

    1. We hereby undertake that, for purposes of determining any liability under the Securities Act of 1933, each filing of our annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

    2. Insofar as indemnification for liabilities arising under the Securities Act may be permitted to our directors, officers and controlling persons pursuant to the foregoing provisions, or otherwise, we have been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than our payment of expenses incurred or paid by one of our directors, officers or controlling persons in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, we will, unless in the opinion of our counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by us is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

    3. We hereby undertake to respond to requests for information that is incorporated by reference into this prospectus pursuant to Items 4, 10(b), 11 or 13 of this Form, within one business day of receipt of such request, and to send the incorporated documents by first class mail or other equally prompt means. This includes information contained in documents filed subsequent to the effective date of this registration statement through the date of responding to the request.

    4. We hereby undertake to supply by means of a post-effective amendment all information concerning a transaction, and the company being acquired involved therein, that was not the subject of and included in this registration statement when it became effective.

                                   SIGNATURES


    Pursuant to the requirements of the Securities Act of 1933, we have duly caused this registration statement to be signed on our behalf by the undersigned, thereunto duly authorized, in the City of West Chester, State of Pennsylvania on December 7, 1999.


                                          AMKOR TECHNOLOGY, INC.

                                          By:       /s/ JAMES J. KIM
                                            ------------------------------------
                                                        James J. Kim
                                            Chairman and Chief Executive Officer
                                               (Principal Executive Officer)

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons on December 7, 1999 in the capacities indicated.



                   SIGNATURE                                           TITLE
                   ---------                                           -----
                       *                          Chief Executive Officer and Chairman
------------------------------------------------
                  James J. Kim

                       *                          President and Director
------------------------------------------------
                 John N. Boruch

               /s/ KENNETH JOYCE                  Chief Financial Officer (Principal Financial and
------------------------------------------------  Accounting Officer)
                 Kenneth Joyce

                       *                          Director
------------------------------------------------
              Winston J. Churchill

                       *                          Director
------------------------------------------------
                Thomas D. George

                       *                          Director
------------------------------------------------
              Gregory K. Hinckley

                       *                          Director
------------------------------------------------
                  John B. Neff

             *By: /s/ KENNETH JOYCE
------------------------------------------------
                 Kenneth Joyce
                Attorney-in-fact

                             AMKOR TECHNOLOGY, INC.

                       REGISTRATION STATEMENT ON FORM S-4

                               INDEX TO EXHIBITS


EXHIBIT
NUMBER                            DESCRIPTION
-------                           -----------
 4.1      Senior Notes Indenture dated as of May 6, 1999 between the
          Registrant and State Street Bank and Trust Company,
          including form of 9 1/4% Senior Note Due 2006.*
 4.2      Senior Subordinated Notes Indenture dated as of May 6, 1999 between the Registrant and State Street Bank and Trust
          Company, including form of 10 1/2% Senior Subordinated Note
          Due 2009.*
 4.3      Senior Notes Registration Rights Agreement dated as of May
          13, 1999 among the Registrant and the Initial Purchasers.*
 4.4      Senior Subordinated Notes Registration Right Agreement dated as of May 13, 1999 among the Registrant and the Initial
          Purchasers.*
 5.1      Opinion of Wilson Sonsini Goodrich & Rosati, Professional
          Corporation.**
23.1      Consent of Arthur Andersen LLP.
23.2      Consent of Samil Accounting Corporation.
23.3      Consent of SyCip Gorres Velayo & Co.
23.4      Consent of Siana Carr & O'Connor, LLP.
23.5      Consent of Wilson Sonsini Goodrich & Rosati (included in
          Exhibit 5.1).
23.6      Consent of Kim & Chang.**
23.7      Consent of Ortega, Del Castillo, Bacorro, Odulio, Colma &
          Carbonell.**
23.8      Consent of Ahn Kwon & Co.
24.1      Power of Attorney (Included on page II-6).
25.1      Statement of Eligibility of Trustee.**
99.1      Form of Letter of Transmittal with respect to Exchange
          Offer.**
99.2      Form of Notice of Guaranteed Delivery.**
99.3      Form of Exchange Agent Agreement.**


-------------------------
 * Incorporated by reference to the Company's Quarterly Report on Form 10-Q filed May 17, 1999 (File No. 000-29472).


** Incorporated by reference to the Company's Registration Statement on Form S-4 filed August 31, 1999 (File No. 333-86199).